Post-Qualification Amendment No. 6

File No. 024-12351

This Post-Qualification Amendment No. 6 amends the Offering Statement of aShareX Series LLC originally qualified on November 27, 2023, as previously amended and supplemented on February 16, 2024, March 14, April 11, 2024, May 12, 2025 and September 16, 2025, to add to the offering circular contained within the offering statement the offering of additional series of the Company and update certain information in the offering circular.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Qualification Amendment No. 6)

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

ASHAREX SERIES LLC
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

10990 Wilshire Blvd.

Suite 1150

Los Angeles, California 90024

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

J. Nicholson Thomas

General Counsel

aShareX Series LLC

10990 Wilshire Blvd., Suite 1150

Los Angeles, California 90024

(877) 358-8999

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Alison M. Pear, Esq.

Buchalter, A Professional Corporation

805 SW Broadway, Suite 1500

Portland, Oregon 97205

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement may be obtained.

ASHAREX SERIES LLC

(A Delaware Series Limited Liability Company)

Offering Circular

December 3, 2025

Subject to Completion

Best Efforts Offering of Class A Shares

Representing Class A Limited Liability Company Membership Interests

aShareX Series LLC, formerly known as aShareX Fine Art, LLC (“we” or the “Company”) is a Delaware series limited liability company formed on January 13, 2023, to facilitate fractionalized investments in fine art, collectibles and other alternative assets. Effective July 31, 2025, the Company changed its name from aShareX Fine Art, LLC to aShareX Series LLC to better reflect broader potential Series Assets.  This Offering Circular relates to the offer and sale on a best efforts basis of Class A membership interests (“Class A Shares”) of each series (each a “Series” and collectively, the “Series” as the context may require) of the Company as set forth in the Series Offering Table included as Appendix B. The Company intends to make subsequent offerings of Class A Shares in newly established Series of the Company to acquire additional fractionalized assets. See “Description of Shares” for additional information regarding the Class A Shares.

Each Series established by the Company will own museum quality, investment grade art or other artistic works (“Artwork”), collectibles such as classic cars, original movie props or sports memorabilia, or other alternative assets including music royalties or income streams from social media influencers or other notable individuals (and together with the Artwork, the “Series Asset”).  A Series Asset may be comprised of one or more individual assets.  Potential investors who are pre-registered and qualified with the Company on its affiliate’s website (the “Investor Platform”) will bid as an individual or a group to acquire the Series Asset through the Company’s proprietary, online platform (the “AShareX Platform”).  Series Assets in each Series are offered either via a traditional English auction (an “Auction”) or at a fixed price per share (a “Fixed Price Offering”), as identified in the Series Offering Table.   Each potential investor may submit a bid to acquire a fractional interest in the Series Asset or to acquire entire ownership. See “Description of Business – AShareX Platform ” for a more detailed explanation.

In an Auction, fractional bidders (each a “Fractional Bidder”) will submit bids consisting of the amount of Class A Shares they are willing to purchase and the price they are willing to pay for the Class A Shares.  If the Fractional Bidders as a group submit the Winning Bid (as defined below) in an Auction, they will be issued Class A Shares in the Series associated with the Series Asset in proportion to their fractional bids upon the closing of the Offering for such Series. Class A Shares represent, indirectly, a fractionalized ownership in the underlying Series Asset. The price of each Class A Share for an Auction will be equal to the amount of the price of the Series Asset represented by the aggregate of the Winning Bids (for Auctions, known as the “Hammer Price”), the standard fee paid to the Auction House (or the Asset Manager, when acting as auctioneer), known as the “Buyer’s Premium,” sales or similar taxes incurred on the purchase (although it is anticipated there will be none given the delivery and storage procedures the Company will implement), and the Sourcing Fee (collectively, the “Acquisition Cost”), divided by the number of Class A Shares issued by the Company for the Series.

In a Fixed Price Offering, the Company will set a specified price for each Class A Share. Fractional Bidders will submit their bids for a number of Class A Shares that, when multiplied by the specified per share price, will equal the fixed price established for the Series Asset (the “Fixed Price”).  Once this number of Class A Shares are subscribed for within a set bid time period (the “Bid Period”), the Series will purchase the Series Asset and each Fractional Bidder that submitted a Winning Bid (as defined below) will be issued Class A Shares in the Series associated with the Series Asset.  The Fixed Price will constitute the Acquisition Cost of the Series Asset and will include its Purchase Price, Sourcing Fee, and if applicable sales or transfer taxes. The Fixed Price and the per share price of each Class A Share will be set forth in the Series Offering Table.   No additional bids will be accepted once sufficient bids have been received equal to the Acquisition Cost.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee, consulting fee or filing fee payable by the Company to Dalmore. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

We do not currently intend to list the Class A Shares for trading on a national securities exchange. Secondary transactions in Class A Shares (the “Secondary Market”) will be facilitated through the Public Private Execution Network Alternative Trading System, or PPEX ATS (the “Trading Platform”). When trading through the Trading Platform, Investors will submit bid and ask quotes on the AShareX Platform to purchase or sell Class A Shares, with any transactions to be executed by the executing broker-dealer through the non-discretionary matching procedure established by the Trading Platform.

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The Company and each Series is managed by aShareX Holdings, LLC (the “Managing Member”), a Delaware limited liability company wholly owned by aShareX, Inc. (“aShareX”). The Managing Member, either directly or through its affiliate aShareX Management, LLC (“Asset Manager”), will provide each Series with routine operational, administrative, management, advisory, consulting and other services with respect to their respective operations and routine services related to the Series Asset, including as applicable, authentication and valuation services, storage, transportation and insurance. The Managing Member will also provide extraordinary services such as positioning the Series Asset for sale, obtaining appraisals, and, as applicable, conservation, restoration or other work appropriate to increase the value of the Series Asset. For more information about the services provided by the Managing Member and the Asset Manager, see “Management” below. The Asset Manager is also bonded in California to act as an auctioneer and may perform such function at select Auctions.  If the Asset Manager or any related party is to act as auctioneer at an Auction, its role will be clearly disclosed to the bidders and potential investors. The Asset Manager may contract with qualified and experienced third parties to perform its services.

The holders of the Class A Shares in a Series (the “Class A Members”), by a majority vote of those voting, control whether the associated Series Asset is to be sold prior to the seventh anniversary (Series 10 and Series 11) or fifth anniversary (Series 12) of its acquisition (referred to herein as the “Voting Years”, as applicable).  The Company may also solicit the vote of Class A Members prior to such time if a materially compelling offer presents itself.  During the eighth year (Series 10 and Series 11) or sixth year (Series 12) following the Series Asset’s acquisition date (referred to herein as the “Mandatory Sales Year”, as applicable), the Managing Member must sell the Series Asset using commercially reasonable efforts to achieve a favorable price and terms. Any sale must be for cash and the Managing Member intends to distribute the resulting net proceeds promptly following the sale.  The Managing Member may, in its discretion, form an investor group to bid on the Series Asset should it be sold through a public auction, provided the Managing Member and its affiliates will not participate in the bidding.  The Managing Member may allow a Series to vote on the disposition of one or more specific assets, representing less than the entirety of the Series Asset. None of aShareX, the Managing Member or the Asset Manager have offered prior investment programs which disclosed in the offering materials a date and time period for liquidating the investment program, except where such liquidation period is still at a future date.

In sum, the aShareX innovative approach and proprietary technology allows potential investors to participate in heretofore cost-prohibitive investments by (i) providing rarely available, fact based knowledge concerning the Series Asset, including as applicable, third party appraisals, (ii) enabling an Investor to participate directly in the purchase without expensive middlemen and with real-time, market based, competitive pricing, (iii) providing the Investor with a low-cost liquidity alternative to an investment that is otherwise illiquid, (iv) allowing the Investor to benefit from the experience, expertise and sourcing capabilities of the aShareX principals and its advisory board (the “Advisory Board”), (v) enabling the Investor group to cause the Series Asset to be sold in Voting Years, and (vi) assuring the Investor of an exit event no later than the Mandatory Sales Year.

In addition to the foregoing, an investment in the Series can offer attractive tax benefits. Subject to the more detailed discussion in “Material Federal Income Tax Considerations,” under current tax law, a sale of the Series Asset and a distribution of the resulting proceeds should not be subject to an entity level tax. Taxable gain recognized in such transaction by any Investor subject to U.S. tax who (i) owns, through its investment in the Company, less than 10% of the voting power or value of Cayman, (ii) has held its Class A Shares for more than 12 months, and (iii) has a timely filed IRS “QEF election” in effect for the year in which it acquired the Class A Shares, should be subject to tax at preferable long-term capital gain rates of a maximum 23.8% for individuals, trusts and estates if their Class A Shares are sold prior to year in which the all or a portion of Series Asset is sold.  If such Investors hold their Class A Shares through the year in which the all or a portion of Series Asset is sold, the tax rate will be increased to a maximum of 31.8%. Non-U.S. Investors and tax-exempt investors will generally not be subject to tax on the sale of the Series Asset or upon an earlier sale of their Class A Shares.  An investor subject to the tax laws of the United Kingdom should not be adversely affected by the manner in which the Series Asset is held and disposed.

No bids will be submitted or accepted until after the qualification of this Offering Statement by the SEC, and potential investors will not be permitted to participate in an Offering unless the Offering commences, within the two calendar days following the qualification of this Offering Statement by the SEC. To participate in an Offering, the investor must also have executed an Auction Agreement or an Investor Agreement relevant to the Offering it is participating in (available for review on the Investor Platform). By executing the Auction Agreement or the Investor Agreement, the investor confirms, among other matters, (i) its status as a “qualified purchaser” (as defined below), (ii) it has read and understands this Offering Statement and its exhibits, including the Company’s Limited Liability Company Agreement (the “Operating Agreement) and the rules for the Offering, and (iii) its commitment to fund its fractional share of the Acquisition Cost. Pursuant to the Auction Agreement or Investor Agreement, any bid submitted after qualification constitutes a binding offer to purchase an amount of Class A Shares as indicated in the bid, and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

We do not anticipate that a Series will own any assets other than interests in the segregated portfolio (a “SP”) established for such purpose by the Company’s wholly owned subsidiary, aShareX Series SPC, a Cayman Islands segregated portfolio company (“Cayman”), which in turn will own the underlying Series Asset associated with such Series. The Series will be the sole owner of such segregated portfolio. The Investors in a particular Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series established by the Company. The interests of all Series described above may collectively be referred to herein as the “Class A Shares” and the offerings of the Class A Shares may collectively be referred to herein as the “Offerings.” See “Description of Shares” for additional information regarding the Class A Shares.

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There will be a separate closing with respect to each Offering with respect to a Series (each, a “Closing”). The closing of an Offering will occur on the date determined by the Managing Member in its sole discretion, but it is expected to occur as soon as practicable after the conclusion of the Auction or the Managing Member receiving a sufficient number of subscriptions in a Fixed Price Offering (after qualification of the Offering Statement). Each Offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing, segregated escrow account with the escrow facilitator engaged by the Company (the “Escrow Facilitator”) and will not be commingled with the monies of the Escrow Facilitator or any other Series. If a Closing does not occur, the funds will be returned to the investors without interest. The Managing Member will pay for all costs associated with an unsuccessful Offering (other than costs personally incurred by the potential investors for legal, investment or tax advice and wire fees incurred by the investors in transmitting their funds).

Series Membership Interests Overview

Not Yet Qualified

	Price to public	Underwriting discount and commissions[1]	Proceeds to Issuer[1,2]
aShareX Series, Series 12
Per Interest	$10.00	$0.10	$9.90
Minimum Investment (per Investor)	$100.00	$1.00	$99.00
Total Minimum [3]	$227,000.00	$2,270.00	$224,730.00
Total Maximum (22,700 Class A Shares4)	$227,000.00	$2,270.00	$224,730.00

Series Membership Interests Overview

Active Offerings (Previously Qualified)

aShareX Fine Art Series 11
Per Interest	$0.585	$0.006	$0.579
Minimum Investment	$500.00	$5.00	$495.00
Total Maximum (250,000 Class A Shares5)	$146,280.00	$1,463.00	$144,817.00

(1)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee, consulting fee and filing fee payable by the Company to Dalmore. In addition, the Managing Member has previously paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing.  Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. The Managing Member also previously paid to Dalmore a one-time $20,000 consulting fee that was due after FINRA issued a No Objection Letter for our first offering associated with the Series and a $1,000 filing fee associated with each post-qualification amendment to the Company’s Offering Statement on Form 1-A. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. The fees and associated expenses of Dalmore will be paid by the Managing Member and will not be directly deducted from proceeds. The Class A Shares of each Series will be represented by unregistered certificates held in digital form by Vertalo, Inc., the Company’s transfer agent (the “Transfer Agent”). Each Investor’s Class A Shares will be recorded on the Investor Platform. See “Plan of Distribution” below for further details.

(2)

The Asset Manager served as auctioneer for the auction associated with the Artwork for aShareX Fine Art Series 11, and was compensated a commission equal to 15% of the Hammer Price. The Asset Manager would have received this fee regardless of whether the Artwork is purchased by aShareX Fine Art Series 11 or a 100% Bidder (as defined below). See “Management Compensation” below for further details.

(3)

A minimum aggregate amount of $227,000 must be reached for the Offering to close.  If the Closing does not occur for any reason, any funds deposited in the escrow account will be returned to the subscribers without interest. Investors will be required to reimburse the Company for costs incurred in receiving their funds, such as wire fees.

(4)	Class A Shares will be sold pursuant to a Fixed Price Offering.

(5)

The Company’s Offering Statement on Form 1-A with respect to the offer and sale of 250,000 Class A Shares was qualified on April 30, 2024 and pricing was established pursuant to an auction held on May 2, 2024.  This was an Auction.

An investment in the Class A Shares involves a high degree of risk. See “Risk Factors” on page 17 for a description of some of the risks that should be considered before investing in the shares.

Generally, no sale may be made to you in any Offering if you are not an “accredited investor” and the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED BY THE COMPANY ARE EXEMPT FROM REGISTRATION.

4

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR CLASS A SHARES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR CLASS A SHARES. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR CLASS A SHARES SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE COMPANY’S AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

Our principal office is located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024, and our phone number is (877) 358-8999. Our corporate website address is located at www.asharex.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

This Offering Circular is following the Offering Circular format described in Part II of Form 1-A.

The date of this Offering Circular is  December 3, 2025.

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6

We have not authorized anyone to provide any information other than that contained, or incorporated by reference, in this Offering Circular. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Class A Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Class A Shares.

For investors outside the United States: We have not taken any action that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

7

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third parties that we believe to be reliable. The discussions contained in this Offering Circular relating to the Series Asset and the Series Asset's market and industry are taken from third-party sources that the Company believes to be reliable and reasonable, and the Company believes that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the applicable industry/market and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the market for a particular Series Asset may be difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to any Series Asset market included in this Offering Circular. The art market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

aShareX, the sole member of the Managing Member, owns or has applied for rights to trademarks or trade names that we use or intend to use in connection with the operation of our business, including our names, logos and website names. In addition, aShareX owns or has the rights to patent applications, copyrights, trade secrets and other proprietary rights that protect the intellectual property used in our business, including the Investor Platform and AShareX Platform. We have the right to use such trademarks, trade names and other intellectual property rights under royalty free, non-exclusive licenses granted by aShareX. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Potential investors utilizing our AShareX Platform to bid on the Series Asset, and subscribing to the Class A Shares pursuant to this Offering, must be “Qualified Purchasers” as defined under Regulation A. “Qualified Purchasers,” for purposes of Regulation A, generally consist of Accredited Investors, as such term is defined under Rule 501(a) of Regulation D, and all other investors so long as their investment in the Class A Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Benefit Plan Investors in the aggregate may not purchase more than 24.9% of the Class A Shares in any Series, and may not purchase any Class A Shares in a Series sold in the Secondary Market. A “Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (c) any entity that is deemed to hold plan assets of any plan described in (a) or (b) by virtue of such plan’s investment in that entity.

As a Tier 2 offering pursuant to Regulation A, this Offering is exempt from state “Blue Sky” law review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Shares offered hereby are offered and sold only to Qualified Purchasers or at a time when the Class A Shares are listed on a national securities exchange. Accordingly, we reserve the right to reject any potential investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such potential investor is not a Qualified Purchaser or its subscription exceeds its investment limitations for purposes of Regulation A.

USE OF CERTAIN TERMS AND DEFINITIONS

Throughout this Offering Circular, we will use certain defined terms. While these terms will generally be defined in context, for convenience, these terms will also be contained in a “Glossary” attached as Appendix A.

SERIES OFFERING TABLE

Key information related to the Offering of Class A Shares for each Series, as well as information with respect to previous Offerings of Class A Shares, is set forth in Appendix B. Please also refer to “Series Asset” and “Use of Proceeds” for further details.

SUMMARY OF RISKS

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Class A Shares. You should read this entire Offering Circular carefully, especially the risks of investing in the Class A Shares discussed under “Risk Factors,” before making an investment decision, including the following:

•

Risks Related to Our Business Model. Our business model is relatively new and untested and we do not plan to generate any material amount of revenues. Our strategy is to own the Series Asset for an extended period of time and sell it at a profit, but no assurance can be given that we will be able to sell the Series Asset at a profit or the timing of any such sale.

•

Risks Associated with an Investment in a Company Owning Fine Art, Collectibles and Other Alternative Assets. The Series Asset can be highly illiquid and Investors must be prepared to hold their investment for an extended period of time. The Series Asset may decline in value or may not appreciate sufficiently to exceed their Acquisition Costs. There are a variety of other risks to investing, including, without limitation, the risk of claims that the Series Asset is not authentic, physical damage and market risks for any particular Series Asset.

•

Risks Relating to Our Relationship with the Asset Manager and Managing Member. Since we have minimal liquid assets, we are totally reliant on the Asset Manager and Managing Member to administer our business. If either were to cease operations for any reason it would be difficult for us to find a replacement administrator and we would likely be required to sell the Series Asset and dissolve the Company. In addition, since the Managing Member owns Class B shares, the Managing Member may have economic interests that diverge from your interests. The Managing Member may convert its Class B Shares into Class A Shares at any time in accordance with a formula set forth in the Operating Agreement, and may subsequently sell any Class A Shares without restrictions under our Operating Agreement. Any such secondary offering may make it more difficult for you to sell your Class A Shares and could adversely affect the price at which you can sell your Class A Shares on the secondary market.

•

Risks Related to Ownership of the Class A Shares and the Offering. Investors in this Offering will have limited voting rights and the Managing Member and its affiliates will have significant discretion to operate the business and sell the Series Asset. In addition, although the Company intends to facilitate secondary sales of Class A Shares on the PPEX ATS, the PPEX ATS will have significant limitations and the Class A Shares may be illiquid.

THE COMPANY

Formation and Overview

We were formed as a Delaware series limited liability company on January 13, 2023 to facilitate an investment in museum quality, blue chip, fine art, and other artistic works, collectibles and other alternative assets, by allowing Investors to potentially acquire a fractional interest in the Series Asset through use of our proprietary  AShareX Platform, which is described in greater detail under “Description of Business-AShareX Platform ” below.  Effective July 31, 2025, the Company changed its name from aShareX Fine Art, LLC to aShareX Series LLC to better reflect broader potential Series Assets.

If the Investors are the successful bidder as a group at an Auction, or a sufficient number of bids are received for a Fixed Price Offering (after qualification of the Offering Statement), the Series we establish will use the funds received from issuing its Class A Shares to such Investors to purchase the Series Asset. Title to the Series Asset will be held by a segregated portfolio (each an “SP” or “Segregated Portfolio”) established for such purpose by Cayman, the Company’s wholly owned subsidiary. Each Series’ sole asset will consist of its ownership of the SP, and the SP’s sole asset will be the Series Asset. Neither the Company nor Cayman are anticipated to use borrowings or leverage to purchase or hold the Series Asset or to incur any material indebtedness, except in extraordinary circumstances as described in greater detail under “Management-Asset Manager-Funding and Reimbursement of Expenses” below.

9

The Series Asset for each Series will be held for appreciation and will be sold in the Voting Years if approved by a majority vote of those Class A Shares of that Series entitled to vote on such matter (“Majority Vote”), or in the Mandatory Sales Year if not previously sold. No material revenues or profits are expected to be realized, and no distributions are anticipated to be made, prior to the sale. Promptly following the sale of the Series Asset, the Net Sales Proceeds (as defined below under “Distribution Policy”) from the sale shall be distributed to the Holders of the Class A and B Shares of the associated Series in proportion to their respective interests. The Class B Shares, if not previously converted to Class A Shares, will receive distributions equal to 10% of the amount by which the Series Asset appreciated over its Purchase Price (as described in greater detail under “Description of Business – Art Market – Auction Sales”), and the remaining distributions will be distributed pro rata to the Holders of the Class A Shares. All of the Class B Shares will be held by the Managing Member. Accordingly, if there is no appreciation in the value of the Series Asset from its Purchase Price, all of the distributions will be made to the Holders of the Class A Shares (the “Class A Members”). There can be no assurance that the Series Asset will appreciate in value or that there will be significant or any distributions to be made to the Class A Members. Distributions to the Members are discussed in greater detail under “Description of Shares” below.

Related Parties

aShareX Inc. (“aShareX”) is the parent of the Managing Member and Asset Manager, as described below. Its core business is to enable investors and collectors to bid on and own, through fractionalized interests, previously unattainable artwork, jewelry, vintage automobiles and other collectibles and alternative assets, thereby bringing a new market of buyers to such investment domains. aShareX is essentially comprised of two functional exchanges – the  AShareX Platform, a primary market to bid on interests which indirectly represent a fractionalized share of Series Assets, and the Trading Platform, a match-based secondary market for ongoing investor-controlled liquidity - both of which are licensed for use by the Company on a royalty-free basis. Pursuant to the terms of a License Agreement attached as an Exhibit to the Offering Statement of which this Offering Circular is an integral part, aShareX will license to the Company, each Series and SP a non-exclusive, royalty free, worldwide right to utilize the aShareX trademarks and intellectual property rights associated with use of the Investor Platform. None of aShareX, the Managing Member or the Asset Manager have offered prior investment programs which disclosed in the offering materials a date and time period for liquidating the investment program, except where such liquidation period is still at a future date.

aShareX Holdings, LLC (“Managing Member”) is a Delaware limited liability company and a wholly-owned subsidiary of aShareX. It is the Managing Member of the Company and each Series, and, in such capacity, it will control all activities of the Series and its SP. The Managing Member acts through its Board of Directors currently comprised of two individuals, Alan Snyder and Nick Thomas. See “Management” below for more details. They will also serve as the members of Cayman’s Board of Directors. The Managing Member, either directly or through the Asset Manager or a qualified and experienced third party, will (i) provide factual information concerning the Series Asset, including, as applicable, its history and provenance, (ii) obtain third party valuations of the Series Asset, if applicable, (iii) oversee the Auction or Fixed Price Offering process to facilitate the purchase of the Series Assets, (iv) provide strategic oversight to the Company to best position the Series Asset for appreciation and eventual sale, (v) negotiate and transact the sales terms for the Series Asset, and (vi) following such sale, attend to the distribution of the Net Sales Proceeds and liquidation of the Series and the SP. In the event Extraordinary Expenses are incurred (see discussion below under “Management-Asset Manager-Funding and Reimbursement of Expenses”), the Managing Member shall use commercially reasonable efforts to find financing to pay for such expenses or it may elect to fund the Extraordinary Expenses itself by way of a loan bearing interest at the prime rate of interest published by the Wall Street Journal (“Prime Rate”) at the time the loan is funded, plus two percentage points. The Managing Member will be issued 1,000 Class B Shares by each Series in exchange for its funding the fees and other expenses payable to Dalmore (or any successor broker subsequently appointed by the Managing Member, the “Broker”) for each successful Offering or the costs and expenses incurred in connection with any failed Offering.

aShareX Management, LLC (the “Asset Manager”) is a Delaware limited liability company and a wholly-owned subsidiary of aShareX. Asset Manager, either directly or through qualified and experienced third parties, will attend to all of the day-to-day administrative and asset management functions associated with holding and preserving the Series Asset, including, as applicable, storage, security, transportation and insurance and the day-to-day costs of operating each Series and SP. As applicable the Asset Manager may exhibit or display the Series Asset with museums, galleries, other public venues or private parties to enhance its value. The Asset Manager will be paid by the Investors in each Series a sourcing fee equal to six percent (6%) of the Purchase Price of the Series Asset (Series 10 and Series 11) or fifteen percent (15%) of the Purchase Price of the Series Asset (Series 12), acquired by such Series (the “Sourcing Fee”). The Sourcing Fee is higher in the Series 12 Offering since an auction fee—typically in excess of 20% of the Purchase Price—will not be charged.  The Asset Manager will then use the Sourcing Fee to pay for all Offering Expenses (other than the fees and other expenses payable to the Broker (“Broker Fees”) paid by the Managing Member) and Operating Expenses of the Series and SP for their day-to-day operations (including audit, accounting and tax preparation fees, SEC and state registration and filing fees, and as applicable, the costs of insuring, storing and transporting the Series Asset) prior to the date the Series Asset is sold. The services rendered by the Asset Manager and the Offering and Operating Expenses it is obligated to fund are discussed in greater detail under “Management – Asset Manager” below.

Alan Snyder is the founder and Chief Executive Officer (CEO) of aShareX. Alan is also the Managing General Partner of Shinnecock Partners, a family office investment boutique, and its investment funds, including ArtLending.com, which offers secured fine art lending for collectors and dealers. As part of ArtLending.com, Alan has forged relationships with the major auction houses, art dealers and fine art brokers around the world. Prior to forming aShareX, Alan was the founder, CEO, President and Chairman of Answer Financial Inc. and Insurance Answer Center, CEO of Aurora National Life Assurance, President/COO of First Executive Corporation, and Executive VP and Board Member at Dean Witter Financial (predecessor to Morgan Stanley), where, as part of a three-person team, he formulated the launch of Discover Card. He is also the former Chairman, President, and Board Member of the Western Los Angeles Boy Scout Council. Alan is a graduate of Georgetown University and Harvard Business School, where he was a Baker Scholar.

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Shinnecock entered the fine art lending space in 2015 as part of its specialty lending practice and its business is transacted through a California lender license.

Joel Parrish is the Chief Financial Officer (CFO) of aShareX.  He has worked with aShareX founder Alan Snyder for 35 years, across multiple companies.  Most notably, he has been responsible for financial and operational areas of Shinnecock Partners L.P., a private money manager, since 1998.  Joel and Alan have launched seven investment funds (including fine art lending), plus a number of private deals amounting to over $100 million.  He previously assisted with various aspects of aShareX’s formation and operations on a consultant basis.  Joel has a Bachelor’s degree from Columbia College.

Kevin Hughes is Chief Information Officer (CIO) of aShareX. Prior to joining aShareX, Kevin was the founder and Managing Partner for h7i, a boutique consultancy leading enterprise-level I.T. and digital programs to facilitate fast and effective change, where he successfully implemented various technology solutions and programs for institutions including the State of California, Southern California Edison, the Judicial Branch, and the UK Ministry of Defense, as well major brands such as Adobe, Viking, Disney, Honda, Toyota, Axa, and Nestle. Kevin also served as a Subject-Matter Expert consultant for the Obama White House. Throughout his career at his and other notable UK-based global IT and tech companies, Kevin won a plethora of awards including an Addy, Andy, Webby, WOTM, and FWA. Kevin has a CS degree from Open University in England.

Gabriel Miller is Chief Marketing Officer (CMO) of aShareX.  Gabe is a branding and marketing veteran with over 25 years of experience working across major industries and sectors.  He is the former President of Landor, the world’s largest branding agency.  Prior, he worked with IBM and sold them two companies – Resource and Ammirati.  He has served as President for three successful marketing agencies on both the East and West Coasts.  Gabriel has helped inspire groundbreaking design work for McDonald’s, Coca-Cola, Fox Sports, Toyota, Nestlé, Neutrogena, Jet Blue and Bacardi among many others.  He has received many recent industry awards: 12 at the Transform Awards North America in 2023, 18 in 2022, 4 in 2021, and 1 in 2019.  He was also awarded at the World Retail 2021, RDI 2021, German Design Awards 2023, The Drum 2022, Red Dot Design Awards 2022 and The One Show 2022.  Gabriel holds a degree from California State University, Northridge.

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Organizational Structure

The following diagram reflects the planned organizational structure and the material relationships between the Company, each aShareX entity and each affiliate of the Series that will exist following the Offering:

*All entities are Delaware limited liability companies, except aShareX, Inc. which is a Delaware corporation, and aShareX Series SPC which is a Cayman Islands segregated portfolio company.

Further Information

For additional information, our principal office is located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024, and our phone number is (877) 358-8999. Our corporate website address is at www.asharex.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

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THE OFFERING

Securities Offered

We will be offering Class A Shares in each Series on a “best efforts” basis. Investors in the Class A Shares will become members of the Series. In the event an issuance would result in an Investor holding a fractional number of Class A Shares, the number of Class A Shares to be received by such Holder will be rounded down to the nearest whole Class A Share, and the Investor’s purchase price for the Class A Shares will be appropriately adjusted.

Offering Price per Class A Share – Fixed Price Offering

The Offering Price per Class A Share for a Fixed Price Offering is included in the Series Offering Table. Each Offering will commence within two calendar days following qualification for the associated Series.   The Offering will be extended until the earlier of (i) the termination date set forth in the Series Offering Table, as may be extended by the Managing Member in its discretion, or (ii) the date aggregate bids are received for the fixed price set forth in the Series Offering Table, also referred to as the “Acquisition Cost.”

Offering Price per Class A Share –Auction

The exact price for Class A Shares of a Series is set in an Auction held by the Company and utilizing the Company’s proprietary, online bidding platform (the “AShareX Platform”). If Fractional Bidders are permitted to participate, the Auction will take place within two calendar days following qualification of the Offering for the associated Series. The price of each Class A Share will be equal to the amount of the price of the Series Asset represented by the Hammer Price, the standard fee paid to the Auction House (known as the “Buyer’s Premium”), sales or similar taxes incurred on the purchase (although it is anticipated there will be none given the delivery and storage procedures the Company will implement), and the Sourcing Fee (collectively, the “Acquisition Cost”), divided by the number of Class A Shares issued by the Company for the Series. The Auction process is described in greater detail under “Description of Business –  AShareX Platform” below. Until the offering price for Class A Shares for a Series has been set by an Auction, the Company will include an estimated price range for the Class A Shares of each Series in its Preliminary Offering Circular in the Series Offering Table.

Investor Platform

aShareX owns, and has licensed to the Company on a royalty free basis, a web browser-based platform located at https://www.asharex.com (the “Investor Platform”). Once an Investor establishes a user profile on the Investor Platform, he or she can browse and screen potential investments, and sign contractual documents online, such as the Auction Agreement or Investor Agreement and Subscription Agreement. Investors can also post bid or ask requests concerning the potential trade of their Class A Shares.

Use of Proceeds	The gross proceeds from each Offering will be used exclusively to fund the Acquisition Cost of the Series Asset, including the Sourcing Fee and any applicable Buyer’s Premium.

Series Asset

For a Fixed Price Offering, the Series Asset will be purchased directly from the owner or consignor of the Series Asset after the successful conclusion of the Fixed Price Offering.

For an Auction, the Series Asset to be held will be sold through an auction to be conducted by an Auction House or by the Managing Member itself through a Series Asset it has sourced and has available on consignment. If the Series Asset is purchased through a third-party Auction House, it will be pursuant to such Auction House’s standard terms and conditions for such purchase.  If the Series Asset is purchased through the Asset Manager, the Conditions of Sale (essentially the purchase terms) will be attached to the Offering Statement associated with that Series.  The specific Series Asset associated with each Series will be described in an Appendix of this Offering Circular as identified in the Series Offering Table.

We do not anticipate that any Series will own any assets other than interests in the Segregated Portfolio holding the underlying Series Asset associated with such Series. The Series will be the sole owner of such Segregated Portfolio.

Capitalization and Outstanding Securities

The Company’s Operating Agreement as it relates to each Series provides for two classes of equity: Class A Shares and Class B Shares. There will be no Class A Shares outstanding prior to the Offering for such Series.

The Managing Member is the sole member of the Company and will initially be the sole member of each Series, holding 1,000 Class B Shares that will be issued to it for paying the Broker Fee upon the Closing of an Offering and for any costs and expenses incurred in connection with any Offering that is not completed. Each Series has no other securities outstanding (or options to acquire same), nor will any other securities be issued other than Class A and B Shares.

The Class B Shares in each Series equate in value to 10% of the associated Series Asset’s appreciation in value over its Purchase Price. If there is no increase in the value of the Series Asset from its Purchase Price, the Class B Shares will have no value and the entire amount of Net Sales Proceeds distributable upon the sale of the Series Asset will be distributed solely to the Class A Members.

The Class B Shares in each Series are convertible into the Series’ Class A Shares prior to the sale of the Series Asset pursuant to a formula set forth in the Operating Agreement. The Class A Shares issued to the Managing Member in such conversion, assuming conversion of all of the Class B Shares, are intended to approximate 10% of the appreciation between the current market price of the Class A Shares at the time of conversion and their aggregate offering price.

Offering Amount

In an Auction, until the offering price for Class A Shares for a Series has been set, the Company will include an estimated Offering amount range for each Series in its Preliminary Offering Circular in the Series Offering Table. The final Offering amount will ultimately be determined at the auction for the Series Asset if the Fractional Bidders in the aggregate submit the Winning Bid.  The price per share of a Winning Bid will be described by Offering Supplement after the auction for the Series Asset.

In a Fixed Price Offering, the Company will set a Fixed Price which represents the amount of aggregated bids that must be reached for the Series Asset to be purchased and any Class A Shares of that Series to be sold, and the amount of Class A Shares that will be sold in the Offering.  These amounts will be set forth in the Series Offering Table.

Per Investor Minimum Investment Amount

The minimum investment per Investor in each Series is typically $5,000 and is established by the Managing Member with respect to a Series. The minimum investment amount for Series 10 and Series 11 is $5,000, and the minimum investment amount for Series 12 is $100. Some Investors may have a maximum investment limit imposed at the time of the Offering based on their net worth or liquidity. Benefit Plan Investors may not acquire in the aggregate more than 24.9% of the Class A Shares in any Series. Investors that are not “accredited investors” as such term is defined under Rule 501(a) of Regulation D (“Accredited Investors”) may not acquire Class A Shares in an Offering that would result in their investment in the Company exceeding 10% of the greater of the individual’s annual income or net worth, or in the case of an entity, 10% of its net income or net worth, in each case as certified by the Investor in its Auction Agreement or Investor Agreement and Subscription Agreement. An Investor who purchases more than 10% of the Class A Shares in an Offering (i) will be subject to certain disclosure requirements in the Company’s SEC filings, and (ii) and may be considered an “affiliate” for purposes of Rule 405 of the Securities Act and hence subject to certain limitations on its ability to trade its Class A Shares absent an available exemption.

Subscribing Online	Investors can review and execute their Auction Agreement or Investor Agreement and Subscription Agreement online by accessing the Investor Platform at https://www.asharex.com/.

Broker-Dealers

Dalmore will act as the broker-dealer in connection with this Offering and in executing trades of the Class A Shares on the Trading Platform. Dalmore is a registered, broker-dealer with the SEC and FINRA and in each state where the Offering will be made.

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Payment for Class A Shares

No money or other consideration is being solicited with respect to any Series until the qualification of this Offering Circular by the SEC with respect to such Series, and if sent in response, will not be accepted.  No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement with respect to a Series is qualified with the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind. Any bids submitted after qualification of this Offering Statement shall be deemed accepted by the Company, subject to the determination of the Winning Bids (as defined below), if applicable, and the Company’s right to reject a Subscription Agreement as outlined below. The Company in its sole discretion reserves the right to limit the times at which bids may be submitted or confirmed after qualification of this Offering Statement.

Investors can make payment for their Class A Shares in the form of ACH debit transfer by connecting their bank account via Plaid or wire transfer payment to a segregated non-interest bearing account held by the Escrow Facilitator. The Company will not accept payment by credit card and will only accept fiat currency. It will not, for example, accept any crypto currencies, including Bitcoin and Ethereum. On the Closing of the associated Offering, the funds in the escrow account will be released to acquire the Series Asset and the associated Class A Shares will be issued to the Investors. If the Closing does not occur for any reason, any funds deposited in the escrow account will be returned to the subscribers without interest. Investors will be required to reimburse the Company for costs incurred in receiving their funds, such as wire fees.

Worldwide

While the Class A Shares of each Series will be offered worldwide, including in the United Kingdom, the Company may elect not to sell the securities in particular jurisdictions for regulatory or other reasons. No sale of Class A Shares will be made anywhere in the world prior to the qualification of this Offering Circular by the SEC in the United States and FINRA’s issuance of a “No Objections Letter.” All Class A Shares will be offered at the same U.S. dollar price.

Voting Rights; Sale of the Series Asset

The Class A Shares issued by each Series have no voting rights other than to approve (i) amendments to the Operating Agreement that are materially adverse to their interests, (ii) the removal of the Managing Member and Asset Manager for “cause,” or (iii) the sale of the Series Asset in the Voting Years. See “Description of Shares” for more details. The Class A Members of each Series will be asked to vote on selling the Series Asset at any time in the Voting Years, and the Managing Member may solicit their approval in its discretion prior to such time if a materially compelling offer to purchase all or a portion of the Series Asset is tendered by a third party. During the Mandatory Sales Year, the Managing Member must sell the Series Asset using commercially reasonable efforts to achieve a favorable price and terms

Any Class A Member that beneficially owns 5% or more of the Class A Shares may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form Vote Limit Certificate filed as an Exhibit to this Offering Statement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A Shares beneficially owned by such member in excess of the voting limit applicable to such Class A Member shall no longer have any voting rights for so long as such shares are beneficially owned by such Class A Member or such Class A Member’s affiliates.

Risk Factors	Investing in the Class A Shares involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A Shares.

Expenses

The Managing Member and Asset Manager will pay all of the Offering Expenses associated with each Offering, including the Broker Fee, and the ongoing Operating Expenses of each Series and its SP. See “Management-Asset Manager-Funding and Reimbursement of Expenses” for further details.

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Closing or Termination

An initial Closing of each Offering for a particular Series will occur on the date determined by Dalmore and the Managing Member once the Investors execute their Subscription Agreements, certify they are “Qualified Purchasers” for purposes of Regulation A, and fund to the Escrow Facilitator a total amount equal to the Acquisition Cost of the Series Asset. “Qualified Purchasers” for these purposes mean Accredited Investors and all other investors so long as their investment in the Class A Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  The Closing shall occur as soon as possible following completion of the Auction or sufficient bids have been received in the Fixed Price Offering (after qualification of the Offering Statement) and if via the involvement of an Auction House, is intended to occur within the timeframe fixed by the Auction House to acquire the Series Asset.

The Managing Member reserves the right to terminate an Offering for any reason at any time prior to its Closing, including, for example, because (i) the Offering is not qualified within two days prior to the commencement of the Offering, (ii) the potential investors submitting Fractional Bids do not win the bid because a single party submitting a 100% Bid wins the Auction or Fixed Price Offering , (iii) an Auction fails in that the bids do not exceed the minimum purchase price set by the Seller, or a Fixed Price Offering fails in that the Fixed Price is not reached within the Bid Period, or (iv) one or more potential investors do not timely fund amounts equating to their bids, they are determined not to meet the qualification requirements, or their bids exceed the financial limitations imposed by the Company, and in each case the Managing Member is unable to remedy the funding deficiency through other means.

If any of the Class A Shares offered remain unsold, the seller of the Series Asset will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to aShareX, the Managing Member, the Asset Manager and their respective directors, officers, associates and direct and beneficial owners (collectively, the “aShareX Parties”), and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares in an Offering, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares offered in the Offering (including shares purchased by an aShareX Party due to downward rounding). There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Series Asset. See “Plan of Distribution” for further discussion.

If a Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the SEC, which period may be extended with respect to a particular series by an additional six months by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the Offering for a particular Series in its sole discretion. The Company anticipates that, for an Auction, the Managing Member will terminate the Offering shortly after the Auction if (a) the Fractional Bidders have not collectively submitted the Winning Bid for the Series Asset, or (b) the Fractional Bidders have collectively submitted the Winning Bid for the Series Asset but are unable to complete the purchase of the Series Asset within the time frame fixed by an Auction House or for any other reason. The Company anticipates that for a Fixed Price Offering, the Managing Member will terminate the Offering shortly after the Bid Period if the Fractional Bidders have not submitted aggregate bids that meet the Fixed Price or if the Fractional Bidders are unable to complete the purchase of the Series Asset within the time frame fixed by the Managing Member or for any other reason, and the Managing Member has not determined other means to sell sufficient Class A Shares to meet the Fixed Price. If the Offering is terminated for any reason, the funds submitted by each potential investor shall be promptly returned to such potential investor, without interest, less any wire fees not previously paid by the potential investor.

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Transfer Restrictions

The Class A Shares may only be transferred by operation of law, with the consent of the Managing Member or:

• To an immediate family member or an affiliate of the transferor,

• To a trust or other entity for estate or tax planning purposes if the transferor maintains control of the trust or entity,

• As a charitable gift,

• On the Trading Platform.

An otherwise permitted transfer, to be effective, must be reported to the Managing Member and the Company’s Transfer Agent, and the transferee must have registered on the AShareX Platform, passed “know your customer” (KYC) and anti-money laundering (AML) screening, and executed the documentation required of any transferee.

An Investor may pledge its Class A Shares as collateral for a loan, provided the lien is extinguished prior to the transfer of the shares, and the pledgor and lender agree that, if there is a foreclosure on the lien, the lender will notify the Managing Member and Transfer Agent of the transfer, register the lender (or other transferee) on the AShareX Platform and execute the documentation required of any transferee

Transfer Agent

Vertalo, Inc., an SEC-licensed transfer agent, has been engaged by the Company to act as “Transfer Agent” to register ownership of the Class A Shares for each Series and to record their transfer in the Company’s register for the Series.

Distributions

The Company does not expect that any Series will generate material revenues or profits until its associated Series Asset is sold. At such time, the Net Sales Proceeds will be distributed (i) to the Managing Member in payment of the Class B Shares to the extent of 10% of the Series Asset's appreciation in value over its Purchase Price, and (ii) the balance of the proceeds will be distributed to the Class A Members in proportion to their Class A Shares in the Series. If there is no appreciation in value of the Series Asset because the proceeds from the sale are less than or equal to the Purchase Price for the Series Asset, the Class B Shares will not receive any distributions and the Net Sales Proceeds will be paid solely to the Class A Members.

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DISTRIBUTION POLICY

We have not declared or paid distributions since our formation and do not anticipate paying distributions for any Series until the associated Series Asset is sold. At that point, we will apply the gross proceeds from the sale to pay (i) any loans made to the Company to fund Extraordinary Expenses, (ii) the costs incurred in connection with the sale, (iii) the costs of liquidating the Series and its SP, including any remaining payments due to a consigner upon liquidation, and (iv) the amount, if any, needed to fund a reserve for contingent liabilities (such net proceeds, the “Net Sales Proceeds”). The Net Sales Proceeds (together with any funds subsequently released from reserves) will be distributed to the Holders of the Class A and B Shares as their interests may appear. There can be no assurance as to the amount or timing of a liquidating distribution (although it is expected to occur by the applicable Mandatory Sale Year). There are no contractual restrictions on our ability to declare or pay distributions. The decision as to the amount and timing of the distributions will be at the discretion of the Managing Member and will depend on our then current financial condition and other relevant factors, but the intent is to distribute the proceeds as quickly as possible following the sale.

RISK FACTORS

The purchase of the Class A Shares offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to the legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company is Newly Formed and our Business Model is Untested.  The Company is a new company that was formed on January 13, 2023 and has a limited operating history.  We cannot make any assurance that our business model can be successful.  Our operations will be dedicated to (i) sourcing potential, pre-qualified investors, (ii) engaging them in the Offering process, through each Series, to bid as a group to purchase the Series Asset associated with a specific Series we establish, (iii) if the bid from the Series is successful, issuing the Class A Shares to the Investors, and (iv) maintaining and preserving the Series Asset to facilitate its ultimate sale.  We do not expect any Series to generate any material amount of revenues or cash flow until the Series Asset is sold and no profits will be realized by the Investors in such Series unless the Series Asset is sold for more than its Acquisition Cost plus any Extraordinary Expenses that may be incurred.  Few companies have issued securities that represent indirect ownership in alternative assets with the sole goal of realizing appreciation in its value, and none to our knowledge have engaged in such an investment through an on-line bidding process.  It is difficult to predict whether this business model will succeed or if there will ever be any profits realized from an investment in the Class A Shares.

We Do Not Expect to Generate any Material Amount of Revenues Until the Series Asset is Sold. We do not expect any Series to generate any material amount of revenues or cash flow until the associated Series Asset is sold. No profits can be realized by the Investors in such Series unless the Series Asset is sold for more than its Acquisition Cost plus any Extraordinary Expenses that may be incurred by the Series.

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Each Series Will Rely on the Asset Manager to Fund its Operations. We must rely on the Asset Manager to fund any Operating Expenses that exceed the Sourcing Fee and for the Managing Member or another aShareX affiliate to lend funds or find the financing necessary to pay any Extraordinary Expenses, which it has no obligation to do. Accordingly, we will be completely reliant on the Asset Manager and the Managing Member to fund or finance these items, and there is no assurance that they will maintain sufficient liquidity to fund these items.

We are Extremely Undiversified Since our Strategy is for each Series to Achieve Capital Appreciation from a Single Asset or Group of Related Assets. Each Series will be established to facilitate an investment in an  individual asset or group of similar assets, such as a single work of art or group of collectible vehicles. The Series will not invest in any other assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A Shares riskier than an investment in a diversified pool of assets or a business with more varied, revenue generating operations. The aggregate returns realized by Investors will correlate to the change in value of the Series Asset, which may not correlate to changes in the relevant overall market or any segment thereof, or in the investment community at large.

An Investment in an Offering Constitutes only an Investment in a Particular Series and not in the Company, Another Series or the Underlying Series Asset. A purchase of Class A Shares in a Series does not constitute an investment in either the Company, another Series or the underlying Series Asset directly. Because the Class A Shares of a Series do not constitute an investment in the Company as a whole, or any other Series, Holders of Class A Shares in a particular Series of interests will not receive any economic benefit from, or be subject to the liabilities of, the assets of the Company or any other Series. In addition, the economic interest of a Holder of Class A Shares in a Series will not be identical to owning a direct, undivided interest in the underlying Series Asset due to the layer of entity ownership.

The Series Asset may be Sold at a Loss or at a Price that Results in a Distribution that is below the Purchase Price of the Class A Shares, or no Distribution at all. Any sale of the Series Asset by a Series could be affected at an inopportune time, at a loss or at a price that would result in a distribution of cash less than the amount paid by Investors to purchase their Class A Shares in the associated Series. A Series may be intended to hold its Series Asset for an extended period of time, although the Series will be required to sell the Series Asset by the applicable Mandatory Sale Year if there has not been a prior sale. Any sale at such times may be less than optimal due to market conditions. Although the value of the Series Asset may decline in the future, we have no current intention or economic incentive to cause a Series to sell the Series Asset at a loss, but will be required to do so if a sale is required. We may also be required to sell the Series Asset prior to the Mandatory Sale Year applicable to the Series without any vote by the Class A Shares if necessary to pay for Extraordinary Expenses that cannot be funded through loans under reasonable terms or to repay any such loans that mature and cannot be refinanced. In the future, we may recommend that the Class A Members of a Series approve a sale of the Series Asset prior to Mandatory Sale Year if we consider market conditions opportune, but there is no assurance that such approval will be obtained, or that the Series Asset will not decline in value thereafter. Circumstances may arise that may compel a Series to sell the Series Asset at an inopportune time and potentially at a loss, such as if it faces litigation, regulatory challenges or Extraordinary Expenses that cannot be financed or funded. There can be no assurance that the Class A Shares or the associated Series Asset can be sold at a price that results in proceeds in excess of the amount paid by an Investor for its Class A Shares, or any proceeds at all

The Timing and Potential Price of a Sale of the Series Asset is Impossible to Predict, so Investors Need to be Prepared to Own the Class A Shares for an Uncertain or Even Indefinite Period of Time. Each Series intends to hold the Series Asset for an indefinite period, though it is the Company’s intention that a sale will occur no later than the Mandatory Sale Year for the Series, and it will be sold sooner under the conditions set forth in the immediately preceding paragraph. Accordingly, a risk of investing in the Class A Shares is the unpredictability of the date the Series Asset will be sold and the amount of funds generated by such sale. Investors should be prepared for the possibility they will not receive a cash distribution for many years and hence they should be prepared to hold their Class A Shares for an indefinite period of time. There can be no assurance that the Class A Shares can be resold or that the Series Asset can be sold within any specific timeframe, or at all.

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Our Business Model Involves the Issuance of Class B Shares and Possibly Class A Shares that may have a Dilutive Effect on the Holders of the Class A Shares. Each Series will issue Class B Shares to the Managing Member that equate to 10% of the amount by which the Series Asset appreciates in value over its Purchase Price. In addition, the Class B Shares can be converted into Class A Shares based on a formula which is intended to represent 10% of the appreciation in the per share price of the Series’ Class A Shares from their Offering Price at the Closing. Moreover, if the Managing Member or a commercial lender makes a loan to a Series to pay for Extraordinary Expenses, the Managing Member may subsequently repay such loan from proceeds derived through the issuance of additional Class A Shares in the Series. Such transactions may have a dilutive effect on the Series’ Class A Shares depending on the value appreciation in the Class A Shares or the Series Asset, as applicable, or the amount of Extraordinary Expenses being funded, and may effectively reduce the tangible book value per Class A Share over time.

Your Potential Investment Returns May be Lower than the Actual Appreciation in Value of the Series Asset Due to Applicable Commissions and Expenses. The amount funded by Investors to purchase the Series Asset associated with a Series will include, sales taxes and the Sourcing Fee, and, for Auctions that involve a third-party Auction House, a standard Buyer’s Premium paid to the Auction House (as to which the Asset Manager may receive a portion). In addition, the Series may incur   commissions, fees and expenses in marketing and selling the Series Asset, and the consignor or other third parties may be entitled to royalties or other consideration payable at the time of liquidation. Transaction costs incurred as part of the sale of the Series Asset will differ depending on whether we choose or are able to sell the Series Asset privately or through a public auction. In a public auction, the principal transaction costs are a Seller’s Commission and the fact that a buyer may discount the price due to its obligation to pay a Buyer’s Premium. A Seller typically receives the Hammer Price less the Seller’s Commission, if any. The economic terms negotiated between the Seller and the Auction House can vary widely depending on a number of factors, including the value and importance of the specific item, whether the item is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a Seller are less favorable if the auctioned item is subject to a pre-auction guaranty. If we sell the Series Asset in a private transaction, there may be sales commissions payable to third parties who arrange for the sale or, if no seller’s agent is engaged in connection with such sale, the Asset Manager may charge a sales commission in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Series Asset, they will not be entirely eliminated. In addition, the Managing Member, as the Holder of the Series’ Class B Shares, will be entitled to its 10% of the amount by which the associated Series Asset appreciates in value over its Purchase Price. Accordingly, your investment returns upon a sale of the Series Asset may be significantly lower than the actual rate of appreciation in the Series Asset’s value.

Potential Breach of the Security Measures of the Investor Platform, AShareX Platform or Trading Platform could have a Material Adverse Effect on the Company and the Value of your Investment. The highly automated nature of the Investor Platform, AShareX Platform and Trading Platform (collectively, the “Company Platforms”) through which Investors acquire or transfer Class A Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Company Platforms process certain confidential information about Investors. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Company Platforms, the Company, the Managing Member or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access to the Company Platforms could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our intellectual property and trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Company Platforms’ software are exposed and exploited, the relationships between the Company and the Investors could be severely damaged, and the Company and other aShareX Parties could incur significant liability or have their attention significantly diverted from utilization of the Series Asset, which could have a material negative impact on the value of the Class A Shares or the potential for distributions to be made on the interests. Any costs incurred in any such matter would be considered Extraordinary Expenses of the associated Series.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third parties hosting the Company Platforms and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors or service providers within the industry to lose confidence in the effectiveness of the secure nature of the Company Platforms. Any security breach, whether actual or perceived, would harm our reputation and that of the Company Platforms, and we could lose investors and service providers. This would impair our ability to achieve our objectives.

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The Company Platforms are Highly Technical and may be at Risk of Malfunctioning. The Company Platforms are complex systems with highly complex components and software, and our business is dependent upon the hosts’ or service providers’ ability to prevent system interruptions to operation. The software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Company Platforms. The Company Platforms rely on third-party datacenters for operation. If such datacenters fail, users of the platforms may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Company Platforms to Investors, cause a negative experience for Investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of the platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.

Our Success Depends in Large Part Upon aShareX and the Ability of its Principals to Execute Our Business Plan. The successful operation of the Company (and therefore, the success of each Series) is in part dependent on the ability of the Managing Member and Asset Manager to source, acquire and manage the underlying Series Asset. Both of these entities will need to rely on the expertise and experience of their parent, aShareX, and its directors, officers and principals.

There can be no assurance that these individuals will continue to be associated with aShareX and hence the Managing Member and Asset Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the management of each Series and its underlying assets.

 Risks Associated with an Investment in the Series Asset

There is no Assurance of Appreciation of the Series Asset or Sufficient Cash Distributions Resulting from the Ultimate Sale of the Series Asset. There is no assurance that the Series Asset will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Series Asset will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Series Asset, nor is there any assurance that sufficient cash will be generated from the sale of the Series Asset to compensate Investors for their investment. Even if the Series Asset does appreciate in value, the rate of appreciation may be insufficient to cover our selling costs or other Extraordinary Expenses.

Our Third-Party Valuation of the Fair Value of the Series Asset may not be Reflective of its Value at any Point in Time and Hence the Value of the Class A Shares or its Realizable Value upon Eventual Sale.  We will engage experienced, third-party appraisers to value the Series Asset currently and in conjunction with filing our annual financial statements with the SEC.  For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Series Asset. In addition, because the timing of the Series Asset’s sale is unknown, the value of the associated Class A Shares may be significantly different than the proportionate indirect ownership of the Series Asset that they represent.  In addition, the Managing Member will consider a variety of factors in making any determination as to the Series Asset’s price and terms of a sale and therefore its appraised value may not be indicative of the price at which the Managing Member determines to sell the Series Asset.

We may not be able to Find a Buyer for the Series Asset at a Reasonable Price. Series Assets will be highly illiquid assets and a percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Series Asset, we cannot guarantee that there will be a buyer at any reasonable price. Additionally, if the Series Asset does go to an auction sale and is not sold, such failure could damage the reputation of the Series Asset in the marketplace and make it even more difficult to sell in the future.

Risks Associated with an Investment in Series Assets that are Collectible Cars

The risks associated with a Series Asset that is a Collectible Car are outlined in the Exhibit describing the Series Asset and are hereby incorporated by reference.

Risks Associated with an Investment in Series Assets that are Artwork

The risks associated with a Series Asset that is Artwork are outlined in the Risk Factors starting on page 17 in the Offering Circular filed pursuant to Rule 253(g)(1) on May 3, 2024 relating to Series 11, which holds Artwork as a Series Asset.  The risks associated with a Series Asset that is Artwork for future Series will be outlined in the Exhibit describing that Series Asset.

Risks Related to our Reliance on aShareX

We are Totally Reliant on the Asset Manager and Managing Member to Maintain and Sell the Series Asset and Manage our Costs.  Neither the Company nor any Series is intended to have employees or to generate cash flow prior to the sale of its Series Asset. Accordingly, we are totally reliant on the performance and funding of the Asset Manager to effectively operate each Series.  We plan to rely on the Asset Manager to perform or administer all necessary services to maintain the Series Asset, including, as applicable, obtaining insurance, security, transportation and storage.  The Asset Manager is also responsible for all routine and ordinary expenses required to maintain each Company Group Member, including professional services, regulatory filings, SEC reporting, tax filings and other matters.  The Asset Manager has not yet developed a track record of successful performance of these activities.  If the Asset Manager were to default on its obligations under the Asset Management Agreement, it would be extremely difficult for an affected Series to replace the Asset Manager or internally manage these functions given the Series lack of cash flow and lack of employees.  Accordingly, in the event of a material default by the Asset Manager under the Asset Management Agreement, the affected Series might be forced to sell its Series Asset. We cannot provide assurance that the timing and or terms of any such sale would be favorable.

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With the funding of the Sourcing Fee, the Asset Manager, either directly or through its affiliation with aShareX, should have sufficient sources of liquidity to pay all of the Offering Expenses and Operating Expenses, as described in greater detail under “Management-Asset Manager-Funding and Reimbursement of Expenses”, and perform its obligations under the Asset Management Agreement for the foreseeable future. Pursuant to and in accordance with the Asset Management Agreement, the Asset Manager is required to pay such expenses until the Series Asset is sold. The Asset Manager will have this same funding obligation for each Series. There can be no assurance that the Sourcing Fee paid by each Series is sufficient for the Asset Manager to cover all Offering Expenses and Operating Expenses for which it is responsible, or that if it is insufficient, the Asset Manager will maintain sufficient reserves and liquidity to fund any ongoing expenses.

In addition, while it is not expected that significant Extraordinary Expenses will be incurred given the passive nature of each Series’ activities, it is possible that they may arise due to, for example, litigation, indemnification or regulatory issues. Each Series will be dependent on the Managing Member to lend funds to, or arrange commercial financing for, the Series to pay for such expenses. However, there can be no assurance that the Managing Member will be able to do so. If the Managing Member’s sources of liquidity are insufficient to satisfy a Series’ Extraordinary Expenses, we and the Series may receive qualified audit reports that would likely have a material adverse effect on the value of the Series’ Class A Shares and it may be required to sell the Series Asset at an inopportune time.

The Managing Member and Asset Manager will have Complete Authority to Administer the Business of each Series Consistent with the Operating Agreement, Other than Certain Amendments Thereto and to the Asset Management Agreement. The Managing Member and Asset Manager will have sole control over all matters affecting the Company, Cayman, each Series and each SP (collectively, the “Company Group Members”), including the insurance, storage and the terms of sale of the Series Asset, and initiating and defending litigation. Nonetheless, the Managing Member and Asset Manager shall not have the authority to do any of the following without first obtaining the required vote of the Class A Members as a group:

•

Amend, waive or fail to comply with any material provision of the Operating Agreement that disproportionately and adversely affects the Class A Members of all Series (requires approval by a Company Majority Vote, as described below under “Description of Shares- Summary of Operating Agreement and Series Designation - Voting Rights”),

•

Amend, waive or fail to comply with any material provision of the Operating Agreement that disproportionately and adversely affects the Class A Members of a specific Series (requires approval by a Majority Vote);

•

With respect to a particular Series, amend the Asset Management Agreement in a manner that is materially adverse to the Class A Members of such Series, or amend the Series Designation to acquire additional material assets other than the Series Asset, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, promotion and sale of the Series Asset, other than the loans related to Extraordinary Expenses (requires approval by a Majority Vote); or

•	Issue additional Class A Shares of a Series other than as necessary to pay, or repay loans for, Extraordinary Expenses (requires approval by a Majority Vote).

Additionally, the Series Asset associated with a Series will be sold during the Mandatory Sale Year applicable to the Series, or if earlier, upon a Majority Vote of the Class A Members during the Voting Years, or the Managing Member if necessary to repay a loan for an Extraordinary Expense. In all events, the Managing Member shall use commercially reasonable efforts to obtain a favorable price and terms for the sale, but it will otherwise be in its sole discretion (provided that the sale must be solely for cash).

If the Series Asset is sold, the Asset Manager will be entitled to reimbursement for costs and expenses associated with the sale and any such transaction may be subject to the payment of a Seller’s Commission if done through a public auction, or other payments owed to the artist or other third parties at the time of sale. In addition, the Managing Member may elect to form a new investor group, which may include Class A Members not desiring to sell the Series Asset, to bid on the purchase of the Series Asset if done though an auction. There is no guaranty that any sale of the Series Asset will be successful, or if successful, that the net proceeds realized by Class A Members from such transaction will be reflective of the estimated fair market value of the Class A Shares at such time.

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The Class A Members have Limited Ability to Influence the Managing Member or Asset Manager. The Managing Member and Asset Manager essentially have complete control of the Company Group Members. This concentration of control may delay, deter or prevent acts that would be favored by the Class A Members. For example, the Managing Member is not required to sell the Series Asset prior to the Mandatory Sale Year. In addition, the interests of the Managing Member and Asset Manager may not always coincide with the interests of the Class A Members, and such interests may be altered by a change of control in aShareX and hence the Managing Member and Asset Manager. As a result, the market price of the Class A Shares may decline or not be reflective of the underlying value of the Series Asset.

Class A Members can only remove the Managing Member or Asset Manager for either entity’s fraud or intentional misconduct, as finally judicially determined, and then only if the removal is approved by a Super Majority Vote, as described under “Description of Shares - Summary of Operating Agreement and Series Designation – The Managing Member”.  If the Managing Member or Asset Manager commits fraud or intentional misconduct with respect to a particular Series, it may not unilaterally remove the Managing Member and Asset Manager with procuring the votes of the Class A Members of the other Series to meet the Super Majority Vote requirement.  Moreover, even if such vote is obtained, the Class A Members of all Series must select replacement entities to assume the roles, duties and expense burdens of the Managing Member and Asset Manager, and neither of them is required to refund or return any portion of the Sourcing Fee or Class B Shares previously received.  This may preclude the engagement of replacement entities which would result in the Company and each Series having to dissolve and sell all of the Series Assets at an inopportune time.  This, in turn, may make it impractical to remove the Managing Member and Asset Manager even for cause.

As a Non-Listed Company Conducting an Exempt Offering Pursuant to Regulation A, We are not Subject to a Number of Corporate Governance Requirements, Including the Requirements for a Board of Directors or Independent Board Committees. We do not intend to list the Class A Shares on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. Matters may arise where the interests of the Class A Members and those of the Asset Manager, the Managing Member or other aShareX affiliates are not aligned or are in conflict. This would include, for example, a situation where the Managing Member does not wish to sell the Artwork prior to the Voting Years, preferring instead to benefit from subsequent value appreciation, but a majority of the Class A Members of the associated Series favor such disposition desiring to obtain near term liquidity. We do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, Class A Members may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Failure of the Company or the Series to Comply with Applicable Regulations may have a Negative Impact on Investors. The Class A Shares are being offered for sale without the engagement of an underwriter. The Company has retained Dalmore, a registered broker-dealer, to provide certain services in connection with each Offering, including reviewing investor information to assure compliance with “know your customer” and “anti-money laundering” regulations and to confirm investor eligibility to participate in the Offering. Dalmore has also been engaged as the executing broker for facilitating trades in the secondary market through utilization of the Trading Platform operated by North Capital. If a regulatory authority determines that the Company, which is not a registered broker-dealer, or North Capital, as the operator of the Trading Platform, have engaged in impermissible brokerage activities with respect to the initial sale of the Class A Shares or their subsequent resale in the secondary market, there is a risk that Class A Shares offered and sold might be subject to a right of rescission, the funding of which would be an Extraordinary Expense that might be too large to finance, thus resulting in a premature sale of the Series Asset.

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The Operating Agreement Designates the Federal District Courts of the United States of America as the Exclusive Forum for Disputes between us and the Class A Members Involving Claims under the Securities Act, which, if Enforced by the Courts, will Restrict the Class A Members’ Ability to Choose the Judicial Forum for Securities Act Disputes. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Operating Agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Operating Agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us. If a court were to find the exclusive-forum provision in the Operating Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Risks Relating to Potential Conflicts of Interest

Investors May Face Risks Associated with Conflicts of Interest. The Managing Member has substantially complete discretion to determine the terms upon which the Series Asset will be sold, and it may decline to sell the Series Asset of a particular Series prior to the Voting Years, notwithstanding the desire of the Class A Members of the Series to effect such transaction to capture near term gains. The Managing Member may have economic incentives or disincentives to sell the Series Asset that are misaligned with the interests of Class A Members. Moreover, the Asset Manager is liable to fund Offering and Operating Expenses in excess of the Sourcing Fee, and, accordingly, the Asset Manager is incentivized to minimize expenses for items such as insurance and storage of the Series Asset even though additional expenditures might provide greater protection to preserve the Series Asset or mitigate against loss. The Managing Member has complete discretion whether to loan funds to a Series to pay for Extraordinary Expenses and may act in its self-interest in doing so. Finally, the Managing Member may encourage the Class A Members of a Series to approve a sale of the Series Artwork prematurely in order to capture near-term gains, 10% of which inure to the benefit of the Class B Shares, and eliminate further Operating Expenses for which the Asset Manager is responsible. Accordingly, while the interests of the Asset Manager and Managing Member are aligned with those of the Class A Members in using commercially reasonable efforts to maximize the Series Asset’s appreciation and capture the most favorable sales terms, there nevertheless exist conflicts of interest as to the timing of the sale and no assurance can be given that any such conflicts will be resolved in a manner favoring the Class A Members.

Although the Managing Member will Own Class B Shares Representing 10% of a Series Asset’s Value Appreciation, the Managing Member may sell its Shares or there may be a Change of Control of aShareX. The Managing Member will own 1,000 Class B Shares in each Series representing a 10% interest in the amount by which the Series Asset appreciates over its Purchase Price. The Managing Member has no restrictions on the sale or disposition of its Class B Shares, or the Class A Shares received upon their conversion, other than restrictions imposed by applicable securities laws. Accordingly, the alignment that will exist upon the Closing of the Offering between the Managing Member and the Class A Members may not exist in the future. If the Managing Member sold a significant portion of its Class B Shares, or if there was a change in control of aShareX, the interests of the Managing Member and Asset Manager may differ significantly from those of the Class A Members.

The Managing Member, Asset Manager and other aShareX Parties will have other Business Interests and Obligations to other Entities, including Interests and Obligations Relating to the Series Asset. aShareX expects to engage in other business activities, including other activities relating to the industries relevant to the Series Asset. aShareX may buy and sell other works of art, collectibles or other alternative assets and establish other entities to engage in similar activities. None of aShareX, the Managing Member, the Asset Manager or any other aShareX Party will be required to manage the Company or any Series as their sole and exclusive function. They may have other business interests and will engage in other activities in addition to those relating to the Company and the Series. We are dependent on these persons to successfully operate our day-to-day operations, their other business interests and activities could divert time and attention from operating our business.

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Asset Manager may Receive Fees from a Buyer of the Series Asset if it sells the Series Asset without Engaging an Intermediary. Asset Manager may determine to sell the Series Asset without engaging a third-party intermediary, or, as auctioneer, it could conduct an auction to sell the Series Asset. In such event, aShareX could charge the Series and/or the buyer a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

Asset Manager may receive a portion of the Commission an Auction House or Third-Party Intermediary receives from a Buyer of the Series Asset. Asset Manager may determine to sell the Series Asset by engaging an auction house or a third-party intermediary.  In such event, the auction house or third-party intermediary could charge the buyer a reasonable fee.  From time to time, the auction house or third-party intermediary may agree to share that fee with Asset Manager or the Managing Member.  An auction house or third-party intermediaries willingness to share a portion of their sales fee, or the amount of the sales fee they are willing to share, may influence the Asset Manager’s choice of auction house or third-party, despite which auction house or third-party may achieve the highest price on behalf of the Series.

The Operating Agreement and Asset Management Agreement Contain Provisions that Exculpate the Managing Member, the Asset Manager and each other aShareX Party from Liabilities with respect to their Acts or Omissions unless they are Determined to Constitute Fraud or Intentional Misconduct and this Reduces or Eliminates the Remedies Available to Investors for the Negligence or Gross Negligence of such Persons. The Operating Agreement and Asset Management Agreement limit the liability of aShareX, the Managing Member, the Asset Manager and their affiliates. None of the foregoing persons shall be liable to the Company or any Series or any Class A Members for any action taken or omitted to be taken by such persons, including if determined to be negligent or grossly negligent, unless such act or omission is judicially determined to constitute fraud or intentional misconduct. Any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Operating Agreement or Asset Management Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. The foregoing limitations on liability reduce the remedies available to the Class A Members for actions taken which may negatively affect the Company and the Series.

The Managing Member or its Affiliates may Buy the Series Asset from the Series When Sold, if the Series Asset is sold at Public Auction. The sale of the Series Asset may be effected through a public auction or private sale, and if through a public auction, the Managing Member may form an investor group, including Series Members who wish to retain indirect ownership in the Series Asset, to bid as a group to acquire the Series Asset using the  AShareX Platform.   While the Managing Member will have a conflict because it controls the Series, as seller, and may control the buyer of the Series Asset, the fact that the Series Asset is sold in a public auction should ensure that the price at which the Series Asset is sold is fair market value.  The Managing Member will not buy the Series Asset in a private sale unless such sale to the Managing Member is approved by the Class A Shares.

 Risks Relating to Ownership of the Class A Shares and the Offering

There is No Active Public Market for the Class A Shares and an Active Trading Market may not ever Develop or, even if Developed, may not be Available to all Class A Members, may not be Sustained or may Cease to Exist following this Offering, which would Adversely Impact the Market for our Class A Shares and make it Difficult, or even Impossible, to Sell your Class A Shares. There is no active market for the Class A Shares. We do not plan to list the Class A Shares for trading on a national securities exchange, but we may facilitate secondary sales of Class A Shares of a particular Series on the Trading Platform pursuant to information posted on the Investor Platform at www.aShareX.com. No assurance can be given that the Trading Platform will provide an effective means of selling your Class A Shares or that the price at which any Class A Shares are sold through the Trading Platform will be reflective of the fair value of the Class A Shares or the Series Asset. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of the Company and the limited number of users participating on the Trading Platform, the Trading Platform may not provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the Trading Platform should not be construed as being representative of the fair value of the Company’s Class A Shares or of the Series Asset. There are trading limitations imposed on those Class A Members who are aShareX Parties or who own 20% or more of the Class A Shares in a Series. Investors should be prepared to hold their Class A Shares for an indefinite period of time, as there can be no assurance that the Class A Shares will ever be saleable through the Secondary Market or an alternative platform.

You may not be able to Sell your Class A Shares at or above the Offering Price or at All. The initial Offering Price for Class A Shares may be above the value of the Series Asset acquired through an Auction, due to the fact that it includes the payment of the Buyer’s Premium (Auction only), sales taxes and the Sourcing Fee. In addition, the Managing Member owns 1,000 Class B Shares in each Series representing a 10% interest in the amount by which the Series Asset appreciates over its Purchase Price, which has a dilutive effect on the Class A Shares of the Series. You may not be able to sell your Class A Shares at or above the initial Offering Price, or ever. Investors should be prepared to hold their Class A Shares for an indefinite period, as there can be no assurance that the Class A Shares can ever be tradable or sold.

We will be Required to Publicly Report on an Ongoing Basis under the Reporting Rules set forth in Regulation A for Tier 2 Issuers that are less Rigorous than those Imposed under the Exchange Act Rules for Publicly Traded Companies and therefore the Investors Could Receive Less Information than they Might Expect to Receive from Exchange Traded Public Companies. We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Securities Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our Investors could receive less information than they might expect to receive from exchange traded public companies.

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Holders of the Class A Shares may Face Significant Restrictions on the Resale of the Class A Shares Due to State “Blue Sky” Laws or Rules Restricting Participation by Foreign Citizens. Each state has its own securities laws, often called “Blue Sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker, if any, must be registered in that state. A determination regarding registration will be made by Dalmore, as the executing broker to the extent the Class A Shares are sold through use of the Trading Platform. There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, their Class A Shares. In addition, the Trading Platform may limit the ability of non-U.S. citizens or residents to transact trades due primarily to complications associated with obtaining reasonable assurances as to the identity of such persons and compliance with anti-money laundering, tax and securities laws that may be applicable to such transactions. Accordingly, you should consider the resale market for the Class A Shares to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification, or at all.

There is a Risk an Offering will not Close. There are numerous possible scenarios pursuant to which an Offering may be terminated notwithstanding Investors tendering a successful bid to acquire the associated Series Asset, including, for an Auction, if the Closing of the Offering does not occur within the timeframe set by the Auction House for the acquisition of the Series Asset or, for a Fixed Price Offering, if Investors do not subscribe for all the offered shares during the offering period. This may occur as a result of one or more potential investors not timely funding the amounts equating to their bids, a potential investor’s inability to qualify as a Qualified Purchaser or because its investment exceeds the financial limitations imposed by the Company, and the Company cannot remedy the funding deficiency within the necessary timeframe. If any of the Class A Shares offered remain unsold, the seller of the Series Asset will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to the aShareX Parties, and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares through the Offering process, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares sold in the Offering (including shares purchased by aShareX due to downward rounding). There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Series Asset.

Sales of Class A Shares by the Managing Member could make it more Difficult for You to Sell your Class A Shares and Could Adversely Affect the Price of the Class A Shares on the Secondary Market. The Managing Member will own 1,000 Class B Shares in each Series, representing a 10% interest in the amount by which the Series Asset appreciates in value over its Purchase Price. Such shares are convertible into Class A Shares at any time in accordance with a formula set forth in the Operating Agreement, which assuming full conversion, is intended to approximate, based on their current market price, 10% of the appreciation in the aggregate market price of the Class A Shares from their aggregate Offering Price. Furthermore, the Managing Member or another aShareX affiliate may purchase up to 20% of the Class A Shares if necessary to close the Offering due to successful bidders failing to purchase their allocated shares. The Managing Member may also be issued Class A Shares in a Series to repay loans made in connection with Extraordinary Expenses. The Managing Member will have no restrictions on the disposition of its Class A Shares, other than the volume and reporting limitations imposed by Rule 144. Any sale of Class A Shares by the Managing Member or another aShareX affiliate may make it more difficult to sell your Class A Shares and could adversely affect the price at which you can resell your Class A Shares.

A Concentration in Ownership of the Class A Shares may Reduce Liquidity or Adversely Affect the Price of the Class A Shares on the Secondary Market or any other Trading Venue on which the Class A Shares may be Traded. Except in the case of (i) Benefit Plan Investors who may not acquire more than 24.9% of the Class A Shares in any Series, or (ii) non-Accredited Investors who are subject to an investment limit based on income and net worth, we do not impose a limit on the amount of Class A Shares that can be purchased by one person in a Series. A concentration of ownership in one or a small group of Class A Members in a Series may diminish liquidity in the secondary market, particularly if any such persons are deemed to be an “affiliate” of the Series as defined in Rule 405 of the Securities Act, which would make it more difficult for such person to sell its Class A Shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that Class A Members may seek to liquidate their positions in a short time frame. This could significantly increase the supply of Class A Shares in a Series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A Shares downward.

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If a Series faces Litigation related to an Offering, the Managing Member may be Required to Sell all or a portion of the Series Asset and the Proceeds of any such Sale may be Insufficient to provide Proceeds to the Investors Equal to the Amount Paid for their Class A Shares in the Series. A Series may become subject to litigation or other government action requiring the Series to pay expenses not currently contemplated. These claims could include, but are not limited to:

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Claims that this Offering Circular contains any untrue statements of material fact or omits to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading.

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Claims that an Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or our failure to appropriately register the Class A Shares or find an exemption under the securities laws of each state in which we offer the Class A Shares, which could result in each affected Investor being given the right to rescind its purchase of Class A Shares and to be repaid its purchase price.

•	Claims for indemnification made by the Managing Member, the Asset Manager or other aShareX Parties pursuant to our Operating Agreement or otherwise.

Any of these claims could be very costly to defend against, and result in significant liability to the Series. While the Asset Manager is responsible for all Operating Expenses, such expenses do not include litigation, indemnification, sales, use or similar taxes not paid upon the original acquisition of the Series Asset, or other Extraordinary Expenses. If such a claim were successful, or the Series were otherwise unable to finance the defense of such claims, the Managing Member may be required to sell the Series Asset and there can be no assurance that the proceeds of any such sale would result in sufficient proceeds to cover the costs associated with the defense of such claims or the claim itself, leaving little or no funds to distribute to remaining Investors.

Because we do not have an Audit Committee, Holders of the Class A Shares will have to rely on the Managing Member’s Board of Directors to perform these Functions. We do not have an audit committee and the Managing Member’s Board of Directors will perform the duties normally performed by such committee. Since conflicts of interest may arise between the Managing Member or Asset Manager, on the one hand, and the Class A Members of a Series, on the other hand, there can be no assurance that the Board of Directors will at all times act in a manner that resolves the conflict in favor of such Class A Members. See “Risks Related to Conflicts of Interest” above for more detail.

Provisions of the Operating Agreement may Delay or Prevent the Sale of Series Asset or the Acquisition of a Series, which may not be in the Best Interests of Class A Members. Provisions in the Operating Agreement may be deemed to have anti-takeover effects, which include, among others, the Managing Member having sole and exclusive control of a Series’ operations and the inability of the Series’ Class A Members to require a sale of the associated Series Asset prior to the Voting Years. These provisions are likely to delay, defer or prevent a person seeking to acquire the Series Asset, including by purchasing the Class A Shares of the Series.

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The Tax Treatment of an Investment in the Company is Uncertain and Subject to Change. We currently expect to be taxed as a partnership, which means we do not expect to pay entity-level federal income taxes at the Company or Series levels.  Also, Cayman should not be subject to any Cayman Island or U.S. taxation on its gains from the disposition of the Series Asset. Further, if Class A Shares are sold prior to year the Series Asset is sold, any gain recognized by holders who are individuals, trusts and estates subject to U.S. tax should be taxed at a 23.8% preferential federal long-term capital gain rate, provided such Class A Member (i) does not own, through the Company, 10% or more of the voting power or value of Cayman,  (ii) has a “QEF election” in effect with the IRS for the taxable year the Class A Shares are acquired, and (iii) has held its Class A Shares for more than one year. Gain recognized by such Investors if they hold their Class A Shares through the date the Series Asset are sold is likely to be subject to a maximum federal income tax of 31.8%. The foregoing positions are not free from doubt and are subject to complex provisions of the Code. Changes in the Code, the Income Tax Regulations promulgated thereunder or the IRS’ interpretation of same may cause such treatment to change, and any such change could result in a Series or the Company being subject to tax as a corporation or the gain from the sale of the Series Asset or sale of Class A Shares being subject to tax at ordinary income rates or at higher capital gains rates. Investors are urged to consult their advisors with respect to the tax consequences of an investment in a Series in light of their particular circumstances.

Tax Risk to Investors Seeking to Invest using their Individual Retirement Accounts, including Traditional and Self-Directed IRAs and 401(k)s. Section 408(m) of the Internal Revenue Code treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A Shares, although not directly an investment in the Series Asset, is tantamount to the acquisition of the Series Asset and therefore should be treated as a taxable distribution. We will take the position that a deemed distribution only applies if Benefit Plan Investors in the aggregate acquire more than 24.9% of the Class A share in a Series. While we limit Benefit Plan Investors from investing in excess of this limit, the information we have on who is a Benefit Plan Investor may be wrong or the procedures we have for limiting their investment may be faulty, resulting in the investment limitation being exceeded. This, in turn, might result in an IRA or Section 401(k) Plan being deemed to have distributed their Class A Shares in the affected Series to their beneficial owner. We urge those Investors seeking to use their individual retirement accounts to invest in Class A Shares to consult with a competent tax professional prior to making an investment decision.

Investors are Bound by the Provisions contained in the Auction Agreement, Investor Agreement and Subscription Agreement, which Provide for Mandatory Arbitration and a Waiver of Rights to a Jury Trial, which Limits your Ability to bring Class Action Lawsuits, Seek Remedies on a Class Basis or have a Jury Decide the Factual Merits of Your Claim. By purchasing shares in an Offering, Investors agree to be bound by the arbitration provisions contained in the Auction Agreement, Investor Agreement and Subscription Agreement, which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Auction Agreement, Investor Agreement and Subscription Agreement, the Class A Shares, the Company Platforms and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the Auction Agreement, Investor Agreement and Subscription Agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Dalmore, as the executing broker, transacting secondary market trades through the Trading Platform. If you have a dispute with the executing broker, you will have the right, but not the obligation to settle that dispute through the arbitration rules of FINRA Dispute Resolution, Inc., including through voluntary mediation or arbitration. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our Subscription Agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in the State of Delaware in accordance with Delaware law. The Auction Agreement, Investor Agreement and Subscription Agreement allow for either the Company, a Series or an Investor to elect to enter into binding arbitration in the event of any covered claim in which the Company, the Series and the Investor are adverse parties. While not mandatory, in the event that the Company or a Series were to invoke the arbitration clause, the rights of the adverse Investors to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual Investors who wish to pursue claims against the Company or a Series, except in the case of claims made under the federal securities laws.

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The Outbreak of a Pandemic may Cause an Overall Decline in the Economy as a Whole and May Materially Harm the Company. If the outbreak of the coronavirus reoccurs, or should another pandemic occur, the effects of widespread infectious disease and epidemic may cause an overall decline in the economy as a whole. The actual effects of the spread of coronavirus or any other pandemic are difficult to assess at this time as they will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus or other pandemic is likely to cause an overall decline in the global economy as a whole and therefore may materially harm the Company.

If our Series Limited Liability Structure is Not Respected, then a Series and Indirectly its Investors May be Exposed to the Liabilities of the Company and the other Series. The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying Series Asset. Each series is not a separate legal entity. Under the Delaware Act, if certain conditions (as set forth in Section 18-215(b) of the Delaware Act) are met, the liabilities of the different series are segregated and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, the assets of one Series may be exposed to the liabilities of the Company or another Series. Furthermore, while we intend to maintain separate and distinct records for each Series and otherwise meet the requirements of Section 18-215(b) of the Delaware Act, it is possible a court could conclude that the methods used did not satisfy such requirements, and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Class A Shares or the amount of distributions to be made by the Series. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the Company or another Series where their assets are insufficient to meet their liabilities.

If our Segregated Portfolio Structure is Not Respected, then a Segregated Portfolio, and Indirectly its Investors, May be Exposed to the Liabilities of the Company and the other Series. Each Series will hold all of the interests of a Segregated Portfolio established for such purpose by Cayman, the Company’s wholly owned subsidiary.  The concept of a segregated portfolio company is that the portfolio company, which remains a single legal entity, may create segregated portfolios such that the assets and liabilities of each portfolio are legally separate from the assets and liabilities of any other portfolio and from the portfolio company's general assets and liabilities, similar to the concept of the series limited liability company discussed above.  Similar to the series limited liability company, while this structure is recognized by the courts of the Cayman Islands, there is no guarantee that if challenged in the course of a U.S. state or other foreign jurisdiction, such courts will uphold a similar interpretation of Cayman law.  If our SP structure is not respected, the assets of one SP may be exposed to the liabilities of the Company or another SP.

DILUTION

The Managing Member will be issued 1,000 Class B Shares in each Series upon its formation in consideration of it paying the Broker Fees upon the Closing of an Offering or the expenses incurred in connection with any Offering that is not completed. We cannot identify the exact value of the consideration to be paid by the Managing Member in connection with the issuance of the Class B Shares, so we cannot quantify their dilutive effect at this time. However, as to each Series, the Class B Shares are anticipated to have a dilutive effect equating to 10% of the Series Asset’s appreciation in value over its Purchase Price. This dilution will occur either by virtue of the distribution rights associated with the Class B Shares, or through their conversion into Class A Shares. If the Managing Member chooses to convert its Class B Shares into Class A Shares, the Class A Shares issued to the Managing Member, assuming full conversion, are intended to approximate, based on their current market price, 10% of the appreciation between the aggregate market price of the Class A Shares and their aggregate Offering Price upon the Closing of the Offering.

The Managing Member, in its discretion and subject to applicable securities laws, may issue additional Class A Shares to extinguish loans incurred by the Series for Extraordinary Expenses. The Class A Shares will be issued at their market price initially to the existing Class A Members of the Series in proportion to their Series’ share percentages and, if oversubscribed, next to those willing to subscribe for their allotted shares in proportion thereto (or in such other manner as the Managing Member deems equitable). All proceeds from such issuance, net of associated costs, will be applied to reduce or pay off the loan. Given this, the dilutive effect of such issuance is uncertain since the proceeds will be used solely to reduce indebtedness and the Class A Shares are expected to be issued at their then market price.

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PLAN OF DISTRIBUTION

Overview

The Company has not engaged any underwriters to sell the Class A Shares and each Offering will be conducted on a best-efforts basis by the Managing Member. After qualification of the Offering Statement of which this Offering Circular is an integral part by the SEC, the Managing Member will proceed to complete the initial Offering. The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. Dalmore received a “No Objection Letter” from FINRA in connection with the offering of the Company’s initial Series. Compensation payable to Dalmore in exchange for its Services are discussed in greater detail below under “Broker-Dealer Agreement”. The Managing Member will arrange for all interested, pre-qualified investors to register on the Investor Platform and participate through the Series to purchase the Series Asset by submitting bids through use of the AShareX Platform. Each interested investor must execute an Auction Agreement or Investor Agreement (available for review on the Investor Platform) pursuant to which the investor (a) confirms its understanding of this Offering Circular (including the exhibits attached hereto, such as the Operating Agreement, the Series Designation, and the form of Subscription Agreement) and the Company’s Bidding Rules, as applicable (also available on the Investor Platform), (ii) makes certain representations and warranties, including as to its Qualified Purchaser status, and (iii) subject to qualification of the Offering, affirms that it is legally bound to pay its fractional share of the Acquisition Cost, and to execute a Subscription Agreement to purchase the Class A Shares equal to its fractional share of the Acquisition Cost. The Company may also impose certain limitations on the amount an Investor may invest based on, for example, the Investor’s status as a Benefit Plan Investor or non-Accredited Investor, or its liquidity and net worth. If the potential investors’ bid is successful, the Managing Member will proceed to close the Offering by informing the successful bidders by email and through the Investor Platform of their Class A Share allocations and required funding. Please see “Description of Business – AShareX Platform ” below.

If an investor fails to (i) execute a Subscription Agreement subscribing for the number of Class A Shares equating to its bid, (ii) fund to the Escrow Facilitator an amount equal to the purchase price for the Class A Shares, or (iii) qualify to purchase the Class A Shares because, for example, its Winning Bid Amount exceeds the investor’s investment limitations, the Managing Member may exercise any and all available legal remedies on behalf of the Company, including initiating a collection proceeding to recover payment, plus interest and collection costs, as provided in the Investor Agreement, and it may also suspend or bar the investor from utilizing the AShareX Platform to participate in future Offerings.

Notwithstanding the foregoing, an investor’s Subscription Agreement can be rejected by the Managing Member for any reason in its sole discretion, including the investor (a) failing to be a Qualified Purchaser or to pass KYC and AML screening (see discussion below), or (b) subscribing for an amount exceeding its investment limit (although the Managing Member may, in its discretion, agree to a subscription that is within such investment limitations). The minimum investment amount per Investor per Series is $5,000, unless a higher or lesser amount is approved by the Managing Member and the Managing Member can waive this requirement in its sole discretion. The minimum investment amount for Series 10 and Series 11 is $5,000 and the minimum investment amount for Series 12 is $100.  Benefit Plan Investors may not, in the aggregate, purchase more than 24.9% of the Class A Shares offered by any Series, and if they attempt to submit a bid at an Offering which, if accepting such subscription would cause this investment limitation to be exceeded, such subscription will be rejected.

Upon acceptance of an Investor’s Subscription Agreement, the Investor will be asked to fund the price for their Class A Shares directly to the Escrow Facilitator. The Investor can pay for their Class A Shares in the form of an ACH debit by connecting its bank account via Plaid or wire transfer of immediately available funds. The Company will not accept Bitcoin, Ethereum or similar currencies as payment for shares. Fees incurred by the Company in receiving investor funds, such as incoming wire charges will be charged to the funding Investor and must be paid by check made payable to the Escrow Facilitator after being informed of the charge.

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The amounts funded by the Investors will be held by the Escrow Facilitator in a segregated, non-interest bearing account (but not segregated by Investor), and will not be commingled with the Escrow Facilitator’s other funds or assets. The funds in the escrow account will not be released to the Company until there is confirmation that (i) the Series has successfully bid for the Series Asset, and (ii) the funds necessary to pay its Acquisition Cost are in the escrow account and funded by purchasers meeting the qualification requirements whose Subscription Agreements have been accepted by the Managing Member and Dalmore. Once these tests have been met, the funds will be immediately transferred to the operating account of the Company and used to purchase the Series Asset on behalf of Cayman and to fund the Sourcing Fee to the Asset Manager. The Transfer Agent will then record the electronic issuance of the Class A Shares to the Investors in the amounts allocated to them by the Managing Member in accordance with their bids. If the Offering is terminated for any reason, the funds held by the Escrow Facilitator on account of each potential investor shall be returned to such potential investor, without interest, less any wire fees not previously paid by the potential investor.

Qualification of Investors

All potential investors will be required to undergo Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) screening. The U.S. Financial Crimes Enforcement Network requires both customers and financial institutions to comply with KYC and AML standards to prevent illegal activity, specifically money laundering, and to achieve regulatory compliance. Financial institutions must understand the type and purpose of the customer relationship and develop a customer risk profile, used as a baseline for detecting suspicious customer activities. Financial institutions must also maintain current and accurate customer information and continue to monitor accounts for suspicious and illegal activities. When detected, they are required to promptly report their findings. As such, you will be asked to forward factual information for KYC and AML screening to Dalmore as part of your account formation process on the Investor Platform, and as part of your execution of the Auction Agreement or Investor Agreement and Subscription Agreement. Each Investor must also comply with all the laws of the securities industry relative to their investment in Class A Shares. Any potential investor not passing KYC and AML screening by Dalmore (as determined by Dalmore in its sole discretion), or not meeting the Qualified Purchaser requirements, will be ineligible to participate in an Offering.

Distribution Methods

We intend for the sale of the Class A Shares to occur principally through the Investor Platform and the Investor’s execution of the Auction Agreement or Investor Agreement and Subscription Agreement, the forms of which are available on the Investor Platform.

The Offering is being conducted as a Tier 2 Offering under Regulation A of the Securities Act, and therefore only offered and sold to “Qualified Purchasers,” which for Regulation A purposes mean Accredited Investors and all other investors so long as their investment in the Class A Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering, this Offering will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

Investors will be given access to a preliminary Offering Circular, as may be amended from time to time, in advance of the Offering, through the Investor Platform so that potential investors will be able to assess whether they would like to participate in the Offering, and the bids they would like to submit, as well as submitting any pre-bids (if applicable for that particular Offering) or documentation required by the Company in order to participate in the Offering process. The final Offering Circular with respect to each Series will be made available on the Investor Platform as soon as possible after it is qualified with the SEC.

Potential investors will only be permitted to participate in an Auction or Fixed Price Offering for a particular Series Asset if the Auction or Fixed Price Offering commences within two calendar days following qualification of the Offering of the Series associated with such Series Asset. However, the date of the Auction or commencement of the Fixed Price Offering may be scheduled prior to our qualification of the Offering for the applicable Series, and if the Offering is not qualified in the requisite time period, the Auction or commencement date for the Fixed Price Offering may be rescheduled or take place without the participation of Fractional Bidders in the discretion of the Managing Member. If the Auction takes place , or the asset subject to a Fixed Price Offering is sold without the participation of the potential investors or Fractional Bidders, this Offering Circular may be withdrawn, or the Offering may be terminated.

The initial Closing of the Offering for each Series will be held on the date determined by the Managing Member in its sole discretion. The initial Closing of the Offering will occur as soon as practicable after the Auction   or receipt of sufficient bids for the particular Series. The Class A Shares will be issued in book-entry form without certificates and will be transferred into a custodial account created for each Investor by Vertalo, Inc., as the Transfer Agent, upon the closing of this Offering.

The Managing Member and Asset Manager (and not the Company or the Investors) will pay all of the Offering Expenses incurred in this Offering, including the brokerage fees of Dalmore, the Escrow Facilitator and Transfer Agent, and fees associated with the filing of periodic reports with the SEC and future “Blue Sky” filings with state securities departments, but excluding fees incurred by Investor for Investor’s legal counsel or other advisors.) Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Class A Shares are being offered and sold only to Qualified Purchasers—namely Accredited Investors, and all other investors so long as their investment in the Class A Shares of any Series does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Purchasers must also pass KYC and AML screening. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a Qualified Purchaser.

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 For purposes of the foregoing, an “Accredited Investor,” in the case of a natural person, is a person who has:

1. An individual net worth, or joint net worth with the person’s spouse, which exceeds $1,000,000 at the time of the purchase, excluding the value of his or her home furnishings, automobiles and primary residence and the mortgage on that primary residence; or

2. Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. Please refer to Rule 501 of Regulation D for more details.

The Managing Member and Dalmore will determine whether investors seeking to participate in the Offering are “Qualified Purchasers” within the meaning of Regulation A in reliance on the information and representations provided by such investors regarding their Accredited Investor status and financial situation.  Before making any representation that your investment does not exceed applicable financial thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.  Benefit Plan Investors may be ineligible to purchase Class A Shares to the extent their purchase may result in Benefit Plan Investors owning 25% or more of the Class A Shares out of concern that such investment may result in the Series’ assets being considered “plan assets,” although this limitation may be waived in the sole discretion of the Managing Member.

Investors who purchase more than 10% of the Class A Shares will be subject to certain disclosure requirements in the Company’s SEC filings. In addition, Investors subject to U.S. taxation and purchasing, through their investment in the Company, 10% or more of the voting power or equity value of Cayman, will be treated as owning an interest in a “controlled foreign corporation,” and, as a result, they will be subject to certain tax filing requirements, in addition to being taxed at ordinary income rates (rather than at preferential long-term capital gain rates) on the gain they recognize upon the sale of the Series Asset and the distribution of the resulting proceeds.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with participating in an Offering and purchasing Class A Shares, including obtaining required governmental or other third-party consents and observing any other required legal or other formalities.

Participating in an Offering and making an investment in the Class A Shares may involve significant risks. Only persons who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should participate in the Offering and invest in the Class A Shares. See “Risk Factors.”

Broker-Dealer Agreement

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Managing Member, on behalf of the Company, has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Managing Member has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. The Managing Member also paid a one-time $20,000 consulting fee that was paid when FINRA issued a No Objection Letter for our first offering associated with a Series and a $1,000 filing fee associated with each post-qualification amendment to the Company’s Offering Statement on Form 1-A.

Dalmore has agreed to provide the following services as a broker-of-record:

1. Accept Investor data from the Company and notify the Company to gather additional information or clarification regarding any Investor;

2. Review and process Investor information, including the  Auction Agreement or Investor Agreement and Subscription Agreement, KYC and AML screening and other compliance background checks, and provide a recommendation to the Managing Member as to whether to accept the Investor and whether investment limitations should be imposed based on the Investor’s investment or financial status;

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3. Coordinate with the Escrow Facilitator to help establish escrow services for Investor documentation;

4. Serve as a registered agent for the Class A Shares where required for state “Blue Sky” law requirements;

5. Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g., as needed for AML and background checks); and

6. Apply for the FINRA “No Objections Letter” and comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

A copy of the Broker-Dealer Agreement is attached as Exhibit 6.3 to the Offering Statement of which this Offering Circular forms a part.  The fees of Dalmore in connection with the Offering will be paid by the Managing Member.

Affiliated Issuers

We acknowledge that the $75 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have adopted this structure to avoid such limit. As previously described, and, as previously noted, an investment in each Series of the Company represents an investment in that particular Series and thus indirectly in the underlying Series Asset and does not represent an investment in the Company, any other Series or the Managing Member generally. See “Risk Factors.” Therefore, we believe the risks or benefits of investing in the different offerings are materially different, and the Series should not be treated as affiliated issuers for purposes of the $75 million annual limit.

Return of Funds if a Closing Does Not Occur

If an Offering is terminated or cannot be completed for any reason, any monies funded by such investors pursuant to their Subscription Agreements will be returned without interest to the Investors. The Managing Member will pay for all costs associated with an unsuccessful Offering (other than costs personally incurred by potential investors for legal, investment or tax advice and wire fees incurred in transmitting their funds).

Escrow Facilitator

North Capital, Dalmore and  the Company have entered into an Escrow Agreement for Securities Offering, dated February 8, 2023, pursuant to which North Capital has agreed to serve as the Company’s Escrow Facilitator to hold Investor funds until such time as (i) the Offering is closed at which time the Investor funds will be used to purchase the Series Asset, or as applicable, transferred to the associated  Auction House to purchase the Series Asset, or (ii) the Offering is terminated at which time the potential investor funds will be returned to them, without interest, and less wire fees incurred on the funds transfer.  A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.  The fees associated with the Escrow Facilitator will be paid by the Asset Manager.

Transfer Agent

The Company and Vertalo, Inc. (the “Transfer Agent”), have entered into the Vertalo Subscription Agreement, dated January 20, 2023, wherein the Transfer Agent has been engaged to provide standard transfer agent services for the Company, including (i) maintaining a record of ownership of the Class A Shares of each Series, including contact information of all registered holders;  (ii) maintaining a record of the transfer, issuance and cancellation of any and all Class A Shares of each Series; and (iii) coordinating with Dalmore and North Capital to ensure that all  trades or other permitted transfers of Class A Shares for each Series are promptly reported to the Company and recorded in the Investor Platform and the register for such securities.  The fees associated with the Transfer Agent will be paid by the Asset Manager.

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AShareX Platform

aShareX has licensed to the Company and its registered users, on a non-exclusive, royalty free, worldwide basis, the right to utilize the Investor Platform. The Company uses the Investor Platform to gather basic information about potential bidders and Investors, including information relevant to determining if a bidder is a “Qualified Purchaser” or whether to impose any appropriate investment limits on a bidder or investor. Once an Investor establishes a user profile on the Investor Platform, it can browse and screen potential investments and sign contractual documents online, such as subscription agreements. Investors can also post bid or ask requests concerning the potential trade of their Class A Shares, as discussed in greater detail below under “Description of Business – Liquidity Platform”.

Limitation on Other Information

We have not authorized anyone to provide you with information other than as set forth in our Offering Circular. Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of Class A Shares. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof. From time to time, we may provide an Offering Circular supplement or amendment that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment, which will be distributed via the Investor Platform to potential investors in a substantially similar manner as the previous Offering Circular. The Offering Statement we filed with the SEC, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement and amendment, together with additional information contained in our semi-annual and annual reports and other reports and information statements that we will file periodically with the SEC after qualification. The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov. The contents of the Investor Platform (other than the Offering Statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

To the extent potential investors are permitted to participate in an Offering, potential investors who meet the requisite qualification requirements may participate in the applicable Offering and, if applicable, subscribe to purchase Class A Shares. In participating and subscribing you must:

1. Register through our Investor Platform at https://www.asharex.com.

2. Carefully read this Offering Circular, and any current amendment or supplement, as well as any documents described in this Offering Circular or attached hereto, and consult with your tax, legal and financial advisors to determine whether an investment in any the Class A Shares of a Series is suitable for you. No Class A Shares of a Series will be sold, nor may any offers to buy be accepted before the Offering Statement filed with the SEC with respect to the Series has been qualified.

3. Review the applicable Auction Agreement or Investor Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Investor Platform and if the responses remain accurate and correct, sign the completed applicable Auction Agreement or Investor Agreement using electronic signature. The relevant Auction Agreement or Investor Agreement sets forth the terms for your participation in the Offering, including with respect to submitting bids.

4. Once this Offering Circular has been qualified by the SEC, we will provide notice (by email and through the Investor Platform through which you are a registered user) to each person that completed an Auction Agreement or Investor Agreement that Fractional Bidders will be permitted to participate in the Offering, that the Offering Circular has been qualified and the Offering Circular, as qualified, has been made available on the Investor Platform. After qualification of an Auction type Offering, potential investors will also be invited to submit bids in advance of the Auction. Pursuant to the Auction Agreement and Investor Agreement , as applicable, any bid submitted after qualification, including during the Auction, will be deemed accepted by the Company, subject to the determination of the Winning Bids, and the Company’s right to reject your Subscription Agreement as outlined below, and will constitute a binding offer to purchase an amount of Class A Shares as indicated in the bid, which offer shall remain open until the offer is accepted or rejected by the Company. In other words, if you have submitted a bid to the Company through the Investor Platform after the applicable Offering has been qualified, your bid pursuant to  an Auction Agreement or Investor Agreement becomes irrevocable and may not be withdrawn or cancelled. Pursuant to the terms of the applicable Auction Agreement or Investor Agreement, if after qualification of the Offering you submit a Winning Bid, you are legally bound to execute the Subscription Agreement to purchase the Class A Shares for your fractional share of the Acquisition Cost, and to fund the purchase price to the Escrow Facilitator pending Closing. No potential investor or Fractional Bidder will be permitted to participate in an Offering unless or until the Offering Statement filed with the SEC with respect to that particular Series has been qualified within two calendar days prior to the Offering.

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5. If you submit a Winning Bid in an Offering, you will be informed of that fact by email and, through the Investor Platform, of (i) the amount of your Winning Bid, if applicable, and the instructions for funding your fractional share of the Acquisition Cost to the Escrow Facilitator, and (ii) the number of Class A Shares allotted to you in connection with your Winning Bid. You will also be asked to review the Subscription Agreement populated on the Investor Platform, confirm that the representations, warranties and covenants made therein are correct, and, if correct, execute the Subscription Agreement by electronic signature. The amount funded to the Escrow Facilitator will be held in a non-interest-bearing escrow account. The Escrow Facilitator will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, until such further time until the Offering is closed, and you are issued the Class A Shares for which you subscribed.

6. The Managing Member and Dalmore will review your Subscription Agreement and you may be asked to provide additional information. The Managing Member or Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

7. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction except for wire fees incurred by the Company in accepting your funding.

8. If all or a part of your subscription is approved, then the number of Class A Shares for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Class A Shares, the subscription monies held by the Escrow Facilitator in escrow on your behalf will be transferred to the operating account of the Company or associated Series as consideration for such issuance.

By executing the relevant Auction Agreement or Investor Agreement you confirm certain representations and warranties, including as to your Qualified Purchaser status, and agree to be bound by its terms, including, if the Offering successfully closes, the obligation to fund to the Escrow Facilitator the amount of your bid. By signing the Subscription Agreement, you reconfirm the representations and warranties made in your Auction Agreement or Investor Agreement , and you agree to subscribe to the Class A Shares and to be bound by the terms of the Operating Agreement should your subscription be accepted. The Managing Member and Dalmore will rely on the information you provide in the Auction Agreement or Investor Agreement and Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order to verify your status as a Qualified Purchaser. If any information about your Qualified Purchaser status changes prior to you being issued Class A Shares, please notify the Managing Member or Dalmore immediately.

The Company may, for a particular Offering, institute a process whereby potential investors can submit indications of interest as non-binding “pre-bids” for Offerings in which they are interested in participating prior to qualification of the applicable Offering Statement, but no such pre-bids would become binding or otherwise constitute any commitment by the potential investor unless and until such pre-bid is affirmatively confirmed after the qualification of the given Offering Statement.

For further information on the subscription process, please contact the Managing Member using the contact details set out in the “Where to Find Additional Information” section.

USE OF PROCEEDS

The entire gross proceeds from each Offering will be used solely to pay the Acquisition Cost of the associated Series Asset.  “Acquisition Cost” is comprised of the Purchase Price for the Series Asset, taxes and the Sourcing Fee payable to the Asset Manager in connection with the acquisition of the Series Asset. The Sourcing Fee will equal 6% of the Series Asset’s Purchase Price (Series 10 and Series 11) or 15% of the Series Asset’s Purchase Price (Series 12).  The Purchase Price for the Series Asset in an Auction will include a Hammer Price payable to an Auction House, if applicable. The Managing Member and Asset Manager will pay for all Offering Expenses, including the fees and expenses associated with qualification of the Offering with the SEC, the fees and other expenses payable to Dalmore for the purchase of Class A Shares, the fees and expenses of North Capital, the Escrow Facilitator and Transfer Agent, and the costs of forming each Series and SP.

See the “Series Offering Table” included in Appendix B for the Series Asset associated with each Series.  Each component of the Acquisition Cost for a Series will be set forth in Appendix C.

DESCRIPTION OF BUSINESS

The discussions contained in this Offering Circular, including the descriptions of the Series Asset, in Appendix D and the Art Industry and Collectible Car Industry, are taken from third-party sources that the Company believes to be reliable, and the Company further believes that the factual information from such sources is fair and accurate in all material respects.

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aShareX Business Proposition

Barriers to accessing alternative asset investments are high, and quality access has been limited. Those who do have access to top quality alternative asset investments are frequently challenged by a lack of transparency, sizeable operational overhead and high minimums and fees from established gatekeepers. The resulting costs for investing in these alternative assets are therefore high and transaction volumes relatively low, with few options for ongoing liquidity, resulting in indeterminate holding periods. As a result, the opportunity to build and maintain wealth via alternative asset investments remains relatively inaccessible for the majority of individuals. Fine art is one such example of an alternative asset class that encapsulates these challenges.

aShareX (Asset Share Exchange) offers a solution to this problem as it applies to the art market, vintage automobiles, and other collectibles and alternative assets. aShareX is a marketplace that connects buyers and sellers of such assets. aShareX enables buyers to purchase, through limited liability companies, fractional securitized ownership interests in alternative assets, giving investors and collectors the opportunity to own previously unattainable assets. aShareX is comprised of two functional exchanges – a primary market for Auctions and Fixed Price Offerings, and a matching-based ATS secondary market for ongoing investor-controlled liquidity.

Auctions. aShareX Auctions are designed to closely mimic traditional English auctions. In English auctions, also known as open-outcry ascending-price auctions, the price is successively raised until only one bidder remains, and that bidder purchases the auctioned item at a price equal to the final bid. As part of its process, aShareX provides buyers with detailed and useful documentation so that self-directed participants are empowered to make optimal purchase decisions for themselves without third-party intermediaries or advisors interposed to avoid any duplicative costs and potential conflicts. For Auctions, aShareX further enables the participation of fractional and 100% bidders, the placements of “Limit Bids” online (i.e., bids placed in a higher Price Bucket than the current Price Bucket, which is intended to be included in all Price Buckets up to the Price Bucket of the Limit Bid) or by phone, with auction participants being able to bid for the desired number of shares in the subject Series Asset at a specified price per share of their choosing.

Fixed Price Offerings.  In a Fixed Price Offering, the Company will set a specified price for each Class A Share. Fractional Bidders will submit their bids for a number of Class A Shares at the set price.  If aggregate bids for the Class A Shares meet the Fixed Price, Fractional Bidders (on a first come, first-served basis) will be issued Class A Shares in the Series associated with the Series Asset and the proceeds from the Fixed Price Offering will be used to purchase the Series Asset. As in an Auction, Class A Shares represent, indirectly, a fractionalized ownership in the underlying Series Asset.

Fractionalization. By enabling the fractionalization of alternative assets into affordably priced securitized ownership interests represented by the Class A Shares in a Series, aShareX provides accessibility to a broader market than was previously available, given the relatively high historical purchase prices of such assets. For example, prospective art buyers who have in the past been priced out of the art market can now participate in auctions of previously unattainable artwork. Therefore, aShareX facilitates visible, market-based pricing, as – arguably for the first time for Fractional Bidders – more interested parties can participate in offerings of these assets. Of note, individuals, entities or consortia of individuals who desire ownership of the alternative asset in its entirety (“100% Bidders”), and as applicable, subsequent physical control of the alternative asset, may also participate in Offerings. Assets won by 100% Bidders will not be fractionalized into Class A Shares, the Offering for that Series will be terminated, and the 100% Bidders will therefore own the Asset outright. In such instance, the Offering of Class A Shares will be terminated, and the Managing Member will pay all associated expenses incurred in respect thereto.

Exit Opportunities. Upon the successful completion of an Offering and the issuance by the associated Series of its Class A Shares to the Investors, the Series is expected to hold the Series Asset until sold in the Mandatory Sale Year for the applicable Series or earlier if a prior sale has been approved. A sale may occur in years prior to the Mandatory Sale Year if a compelling offer is made and such proposal is approved by the Managing Member and a Majority Vote of the Series. To facilitate a sale, the Managing Member will use commercially reasonable means to procure favorable pricing and terms for the subject Series Asset, including by arranging for its disposition by way of a public auction or private sale, as the Managing Member may determine. Any sale must be for cash, and the Managing Member will endeavor to distribute the Net Sales Proceeds to the Series Class A Members as quickly as possible as part of the liquidation of the Series and its SP.

aShareX also intends to offer a secondary market for subsequent trading of fractionalized interests in the Series Asset, providing potential ongoing, low-cost, liquidity for owners of the fractional interests.

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Value Proposition. In sum, the aShareX innovative approach and proprietary technology allow self-directed investors to participate in alternative assets purchases by (i) providing useful and detailed, fact based knowledge concerning the Series Asset, including third party appraisals, as applicable, (ii) enabling the investors to participate directly in the purchase without expensive middlemen and with real-time, market based, competitive pricing, (iii) potentially providing the investors with a low-cost liquidity alternative to an investment that is otherwise illiquid, (iv) allowing the investors to benefit from the experience, expertise and sourcing capabilities of the aShareX principals, (v) enabling the Investor group to require the Series Asset to be sold in the Voting Years, and (vi) assuring the Investors of an exit event no later than the Mandatory Sales Year following the acquisition.

Taxation. In addition to the foregoing, an investment in each Series of the Company can offer attractive tax benefits. Subject to the more detailed discussion in “Material U.S. Tax Considerations,” under current tax law, a sale of the Series Asset and a distribution of the resulting proceeds should not be subject to an entity level tax. Taxable gain recognized upon such transaction (or upon an earlier sale of Class A Shares) by Investors subject to U.S. tax who own, through their investment in the Company, less than 10% of the voting power or value of Cayman  and who have timely filed "QEF election” in effect with the IRS, should be subject to tax at preferable long-term capital gain rates of 23.8% for individuals, trusts and estates if the Class A Shares are sold prior to the year in which the Series Asset is  sold, or at a rate of 31.8% if the shares are retained through the year of sale. Non-U.S. Investors and tax-exempt Investors will generally not be subject to tax on the gain realized upon the sale of their Class A Shares or upon the eventual sale of the Series Asset and liquidation of the associated Series.

Distribution of Digital Image of Series Asset. As a special incentive for certain Offerings, depending on applicable copyright limitations, each Investor participating in a successful Offering will receive, without cost, a high resolution, digital image of the associated Series Asset, suitable for framing and display for non-commercial purposes in the Investor’s home or other personal space.

Auctions and Fixed Price Offerings

Overview. The AShareX Platform licensed to the Company operates consistently with the principles outlined above. It enables prospective investors (referred to herein as “Fractional Bidders”) to aggregate their bids in real-time and consolidate them for entry into the Offering for the Series Asset. These Fractional Bidders compete amongst themselves for allocations of shares in the Series Asset if they are successful, which ultimately become Class A Shares if the Closing of the Offering occurs. They also compete with “100% Bidders” who desire ownership of the Series Asset in its entirety. As a result, the true market demand for the Series Asset can be determined.

Spending Limit; Pre-Bidding and Limit Bids. Prior to the Offering, the Company will assign to each bidder a spending limit, which is the maximum amount that he or she can spend in the Offering, taking into account, as applicable, the Buyer’s Premium, taxes and Sourcing Fee. The spending limit is set based on the financial restrictions imposed on non-Accredited Investors and the liquidity and net worth of the investor based on the financial information provided to Dalmore and the Company. Non-Accredited Investors must self-attest that they will not bid an amount exceeding 10% of the greater of their net worth or annual household income per the investment limitations set by Regulation A, Tier 2. Benefit Plan Investors as a group may not submit bids that exceed 24.9% of the available Shares for the Series Asset. The AShareX Platform is designed to reject bids if spending or investment limitations are exceeded. Subject to the spending limitations imposed by the Company, both Fractional Bidders and 100% Bidders can place pre- Offering Limit Bids in an Auction or pre-Offering Bids in a Fixed Price Offering.

aShareX Offering Participation. aShareX, the Managing Member, the Asset Manager and the other aShareX Parties may not participate in the Offering given the non-public information they may possess concerning pre-bidding (including Limit Bids, if applicable) and bidding as the Offering progresses. This is true even when we organize and conduct an Auction without use of an Auction House; in such capacity, we will be functioning as an auctioneer with respect to Series Asset we hold on consignment for the Seller, and apart from the right to receive a standard Buyer’s Premium or possibly a Seller’s Commission, we will not otherwise have an economic interest in the Series Asset or the proceeds thereof. Notwithstanding the foregoing, if necessary to complete an Offering that would not otherwise be consummated, the aShareX Parties may purchase up to 20% of the Class A Shares in the Offering but only after offering them first the Investors participating in the Offering.

Concluding an Auction. An Auction ends when the current Price Bucket amount has not reached full participation either by a 100% Bidder or Fractional Bidders. The auctioneer controls the length of time that a Price Bucket may be open and can end the Auction when they believe that providing additional time will lead to no additional bids. The winning price, or Hammer Price, is the highest Price Bucket that was filled.

Concluding a Fixed Price Offering . A Fixed Price Offering ends when Investors have submitted offers  (after qualification of the Offering Statements) for all available Class A Shares in the Offering at an Acquisition Cost equal to the Fixed Price.

Post Offering Process. The post- offering process is determined by whether a 100% Bidder or Fractional Bidders win(s). If a 100% Bidder wins the Offering, it will pay for and possess the Series Asset, its ownership will not be fractionalized into Class A Shares and the Offering will terminate.  Conversely, if Fractional Bidders win the Offering, the AShareX Platform automatically determines which Fractional Bids won and how many Class A Shares will be allocated to each Fractional Bidder.  All Fractional Bidders pay the same price per Class A Share.

Auction Bidding Process

The AShareX Platform is designed to mirror the traditional auction process as closely as possible.  The Auction will be conducted so as to accept a singular bid akin to traditional English auctions.  The aShareX system increments the price as each Price Bucket is filled by either a “Valid Bid” (as defined below) by Fractional Bidders, or a bid by a 100% Bidder.  Bidding continues until a Price Bucket cannot be filled to 100%, at which point the Auction for the potential investors ends.  The process is designed to be fair, simple and rely on the participants’ existing understanding of how traditional auctions are conducted.

As defined above, Fractional Bidders create a Valid Bid when they have aggregated sufficient Fractional Bids such that the summation of their Shares at the current Price Bucket equals the total number of Shares offered. A partially filled Price Bucket is not a Valid Bid and will be given no standing if a 100% Bid is received prior to the Fractional Bidders filling the current Price Bucket. Once 100% of the Shares are bid for, no additional bids at that price will be accepted. Only the first Valid Bid or 100% Bid at a given price will be accepted.

Upon completion of the Auction, the successful bidders will pay, in addition to the Hammer Price (namely the final bid price), a Buyer’s Premium (a commission charged by either the Auction House or the Asset Manager), applicable taxes and the Sourcing Fee. The Fractional Bidders will have complete visibility of these cost items in making incremental bids of the Hammer Price.

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Sample AShareX Platform Dashboard - Auction*

Key:

1.	A picture of the artwork being auctioned with a valuation range provided by the Auction House
2.	A visual display of the bidder’s individual bid at the Current Bid Level
3.	The history all bids placed in the Auction
4.	A live video feed of the auctioneer
5.	A graph of the demand from Fractional Bidders at the Now Asking price
6.	A message bar informing the Bidder of all necessary information
7.	Input field for Fractional Bid Amount
8.	Fractional Bid Types
9.	Summary Bid Information and Bid Summit Button

*Dashboard is subject to change at the Company’s discretion.

Fixed Price Offering Bidding Process

Fixed Price Offerings will be conducted via the AShareX Platform.   Investors can specify the dollar amount of shares they wish to purchase on a non-binding basis during a defined pre-bid phase prior to the Offering.   The length of the pre-bid phase will vary by Offering, and may not be applicable to every Offering.There will be no pre-bidding allowed for the Series 12 offering.  Once the Fixed Price Offering has commenced (after the Offering Statement has been qualified with the SEC), investors will be asked to affirmatively confirm such pre-bids prior to such pre-bids become binding.  Such pre-bids can be modified or cancelled up until such confirmation, but once an Investor has confirmed the pre-bid after the qualification of the Offering Statement, it cannot be cancelled or reduced.  During the Fixed Price Offering, Investors who have not submitted a pre-bid can submit an initial, binding offer to purchase a specific dollar amount of shares.  Once an offer to purchase shares has been submitted, either during the pre-bid process or during an Fixed Price Offering , Investors can click the “Increase Placed Offer” button to increase their offer for shares (up to their spending limit or the dollar amount of remaining shares, whichever is lower).

While a Fixed Price Offering is active, the bidding screen on the AShareX Platform will display a progress bar indicating the total amount of shares for which purchase offers have been submitted, with a color-coded portion of the bar representing the share purchase offer from the Investor viewing.  The screen will also display the dollar amount the Investor has committed to purchase (assuming the Fixed Price Offering is successful), the total dollar amount of shares that all investors have committed to purchase, and the remaining dollar amount of shares available to purchase. If the progress bar reaches 100% during the time period specified for the Fixed Price Offering the Investors as a group (or one 100% Bidder, as applicable) will have committed to purchase all available shares and the Offering will successfully close.

Following a successful close as described above, the AShareX Platform will display a screen announcing that the Fixed Price Offering has closed, the dollar amount, associated number of shares and share price that the Investor has committed to purchase, along with instructions for remitting payment for the purchased shares.  The amount owed by each successful investor includes all expenses and fees, including the Sourcing Fee.

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Bidding Period

Investors will not be able to submit binding bids with respect to any Offering until after qualification of this Offering Statement by the SEC. Potential investors will only be permitted to participate in an Offering if the Offering takes place within two calendar days following qualification of the Offering of the Series associated with such Offering. However, the date of the  Auction or the start of the Fixed Price Offering may be scheduled prior to our qualification of the Offering for the applicable Series, and if the Offering is not qualified in the requisite time period, the Offering may be rescheduled or take place without the participation of Fractional Bidders in the discretion of the Managing Member.  If the Offering takes place without the participation of the potential investors or Fractional Bidders, this Offering Circular may be withdrawn, or the Offering may be terminated.

The Company may, for a particular Offering, institute a process whereby potential investors can submit indications of interest as non-binding “pre-bids” for Offerings in which they are interested in participating prior to qualification of the applicable Offering Statement, but no such pre-bids would become binding or otherwise constitute any commitment by the potential investor unless and until such pre-bid was affirmatively confirmed after the qualification of the given Offering Statement.

Closing and Unsuccessful Offering.

After the allocation of Shares to the winning Fractional Bidders, the Managing Member will proceed to initial close the Offering by soliciting the execution of Subscription Agreements and the funding of the Offering Price for the Class A Shares to be issued to Investors, and attending to the issuance of the Class A Shares to such Investors upon the Closing of the Offering. The initial closing of an Offering will occur on the date determined by the Managing Member in its sole discretion, but for an Auction, it is expected to take place as soon as practicable after the conclusion of the Auction, and for a Fixed Price Offering, it is expected to take place as soon as practicable after the Fixed Price or Acquisition Cost is achieved through Winning Bids submitted on a first come, first served basis.

If any of the Class A Shares offered remain unsold, the seller of the Series Asset will be asked to either reduce the Purchase Price or accept Class A Shares (assuming the seller is a Qualified Purchaser) for the deficient amount. To the extent there remains a deficient amount, the unsubscribed Class A Shares will be offered (i) first, to the Investors already participating in the Offering, (ii) second, to the aShareX Parties, and (iii) finally, to any other Qualified Purchaser (including an aShareX Party) with preference given to registered Investor Platform users. Notwithstanding the foregoing, none of the aShareX Parties may purchase Class A Shares in an Offering, and if offered shares pursuant to the procedure outlined in the immediately preceding sentence, they may not purchase more than 20% of the Class A Shares sold in the Offering. There can be no guarantee that any of these alternatives will successfully remedy the deficiency, and the Series may not be able to purchase the Series Asset. If the Offering does not close, amounts funded by the potential investors to the Escrow Facilitator will be returned to them without deduction (other than for wire fees incurred by the Company in receiving the funds).

Liquidity Platform

Secondary Brokerage Agreement.  On February 7, 2023, the Company and Dalmore entered into an Agreement (the “Secondary Brokerage Agreement”), pursuant to which Dalmore, as the executing broker (in such capacity, the “Executing Broker”), will perform certain services in support of, and be responsible for executing, the secondary trading of Class A Shares.  As compensation, the Executing Broker will receive 2% of the gross proceeds paid in each secondary sales transaction in which it is the executing broker dealer (1.0% from the buyer and 1.0% from the seller).    The facilitation of resale transactions is accomplished periodically (as described below) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS, a broker-dealer registered with the SEC and as a member of FINRA and SIPC.

Overview of Trading Platform. We do not currently intend to list the Class A Shares for trading on a national securities exchange and no public market currently exists for our shares. The Company intends to engage North Capital to facilitate the secondary transfer of Class A Shares on the Trading Platform (referred to also as the “PPEX ATS”). The PPEX ATS was established in the fourth quarter of 2021 as a venue for secondary trading of security interests and provides Investors an efficient means to buy and sell Class A Shares, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement. When trading through the Trading Platform, Investors will submit bid and ask quotes on the Investor Platform to purchase or sell Class A Shares, with any transactions to be executed by the executing broker-dealer through the non-discretionary matching procedure established by the Trading Platform. Neither aShareX nor its affiliates facilitate, execute or transmit transfers of Class A Shares through the Trading Platform. Trades of Class A Shares matched on the PPEX ATS are intended to comply with “Blue Sky” laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions. The Class A Shares of each Series will be identified by a unique CUSIP number.

Frequency of Facilitation. Investors can submit bid and ask quotes on the AShareX Platform during normal business hours at least once a month (and more frequently if demand requires) and the Executing Broker will submit them for potential matching. Orders are matched by the PPEX ATS and executed through the Executing Broker in accordance with the rules established by the PPEX ATS. Before a bid can be matched, the proposed purchaser must deposit funds sufficient to effect the trade (including its share of the Executing Broker’s commission) with Dwolla, which operates as a form of brokerage account. After the orders are matched, the Executing Broker will provide instructions regarding the transfer of Class A Shares between Investor accounts to the Managing Member and Transfer Agent who will clear and close the transfers during normal business hours. When a trade is executed, the appropriate information is given to the affected parties through the Investor Platform. For executed trades, the Managing Member will instruct (a) the Transfer Agent to transfer the Class A Shares to the buyer, and (ii) Dwolla, the third-party holder of the proceeds, to transfer the funds to the seller. The Executing Broker does not itself settle trades.

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User Interface and Role of the Platform. For the purposes of facilitating secondary transactions in the Class A Shares, the Investor Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker. All activity related to the execution of trades is to be originated by the selling or purchasing Investors and communicated directly through the Investor Platform to the Executing Broker. None of the aShareX Parties or any of the Company Group Members acts as a broker-dealer or routes orders to the Executing Broker or the Transfer Agent, and none of them, nor the Executing Broker and North Capital, provides direction or makes recommendations as to the transaction. In addition, none of aShareX or its affiliates, the Company Group Members, or North Capital, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s Class A Shares or the cash used in payment, and all transfers of cash and securities are performed by Dwolla and the Transfer Agent, respectively.

Agreements Relating to the PPEX ATS. The Company intends to engage North Capital to review the Company’s governing documents, offering materials and regulatory filings to assure that the PPEX ATS may serve as an available venue for potential resale transactions. The fees for the PPEX ATS will be paid by the Asset Manager.

Software and License Agreement. On January 19, 2023, the Managing Member entered into a Software and Services License Agreement with North Capital Investment Technology, Inc. (“NCIT”), the parent company of North Capital, pursuant to which the Company is licensed to use certain technology to facilitate the operation of the AShareX Platform with the PPEX ATS as described above. The Asset Manager will pay for the monthly license fee to NCIT.

Asset Manager Compensation. In consideration of (i) the Asset Manager’s operation and maintenance of the AShareX Platform as a user interface to display information to the Class A Members and allow them to post ask and bid requests, (ii) its payment of the fees for Dwolla, the Transfer Agent, North Capital and NCIT for their services under the agreements discussed above, and (iii) its coordination with the various parties to facilitate the trades, the Asset Manager will receive a fee equal to 3% of the original Offering Price of the Class A share subject to the trade, payable 1.5% by each of the buyer and seller to the trade.   This is in addition to the other compensation received by the Asset Manager from the Company as compensation for its other services to the Company, as described in greater detail below under “Asset Manager-Compensation”.

Protection of the Series Asset

Title to the Series Asset purchased by a Series will be held by an SP established by Cayman for the benefit of the Series. The Series will be the sole owner of the SP and the SP will be the owner of the Series Asset, which will be insured and stored in the United States. The Asset Manager will attend to all of the day-to-day operations of the Series and its SP in, as applicable, preserving, insuring, storing, maintaining, displaying and holding the Series Asset for value appreciation.

Series 10 and Series 11

The Asset Manager intends to store the Artwork held in Series 10 and Series 11 in a manner that prioritizes its ongoing security, in a professional, temperature-controlled facility and in accordance with standards commonly expected when managing fine artwork of equivalent value, and always as recommended by the Managing Member in consultation with the Advisory Board. The facility will be monitored by staff, under constant video surveillance, and inspected on a periodic basis in accordance with a pre-agreed schedule. From time to time, the Artwork may be displayed or exhibited by loan to a museum, gallery or private party, and in such cases, the Asset Manager will ensure that the Artwork is handled, transported and exhibited with the appropriate care and insurance coverage to minimize loss. The Asset Manager will use commercially reasonable measures in attending to such tasks. If the Artwork is displayed or exhibited, it will be done so only if the counterparty pays for all expenses associated with the display (including transportation, security, display costs and insurance). The Asset Manager may also receive a reasonable fee from such counterparty for arranging for, negotiating the terms of, and overseeing such transaction.

Series 12

Storage. The asset manager has arranged storage for this collectible car in a discrete facility in the UK with no posted signage, and which is not visible in Google search. The facility is temperature controlled and has a 24-hour manned presence, with guard dogs. There is no public access, and visitors are accompanied at all times on site. Facility is fully monitored by closed-circuit television cameras (CCTV), inside and out. There are two independent alarm systems, one which notifies the police and one which notifies an alarm company (which will send a security response and also notify the police).

Maintenance. This collectible car will be maintained on a bespoke maintenance and service schedule suited to the individual vehicle. This includes:

-	Scheduled servicing of vehicle according to main dealer or specialist best practice
-	Periodic movement of vehicle to avoid flat spots on tires
-	Six weekly full start processes
-	Maintenance runs, if required
-	Fuel stabilization additives to preserve fuel lines and ensure no breakdown of ethanol

Insurance. This collectible car is insured against material damage and road risks for its replacement value, which value is updated via quarterly appraisal. In addition, the policy also covers, with varying coverage amounts and terms, employers’ liability, public and products liability, and a fidelity guarantee. As noted in “Risk Factors Related to the Collectible Car Market” (Appendix D), insurance does not fully cover all possible or conceivable risks, and may include limitations or full exemptions on certain coverage categories and types of events/hazards.

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Revenues and Expenses

It is not expected that the Series or SP will generate any significant revenues or expenses prior to the sale of the Series Asset. Except for the fees to the Broker paid by the Managing Member, all Offering and Operating Expenses will be paid by the Asset Manager from the proceeds of the Sourcing Fee and then from its own resources. If Extraordinary Expenses are incurred by a Series or SP, the Managing Member may elect to fund such expenses through loans made to the Series or SP, as applicable, charging interest at the then Prime Rate plus two percentage points. The Managing Member may also engage a commercial lender to fund the loan at market rates. All loans for Extraordinary Expenses shall be repaid upon the sale of the Series Asset or from the proceeds generated by the issuance of additional Class A Shares.

Sale of the Series Asset

The Series Asset held by each Series shall be sold no later than its Mandatory Sale Year, but may be sold sooner if approved by a Majority Vote of the Class A Members of the Series to be held during the Voting Years, or earlier if compelling offer is received by the Managing Member and it is submitted to a Majority Vote.  The Managing Member will make every effort to distribute the Net Sales Proceeds in the year it is sold as part of a liquidating distribution of the Series and its SP. The Managing Member shall use commercially reasonable efforts to effect the sale of the Series Asset at favorable prices and terms, but otherwise in its sole discretion (provided that any such sale shall only be for cash). The sale may be effected through a public auction or private sale, and if through a public auction, the Managing Member may form an investor group, including Class A members who wish to retain indirect ownership in the Series Asset, to bid as a group using the  AShareX Platform. None of aShareX, the Managing Member or the Asset Manager have offered prior investment programs which disclosed in the offering materials a date and time period for liquidating the investment program, except where such liquidation period is still at a future date.

Upon sale of the Series Asset, payments from proceeds may be owed to third parties. These payments, to the extent known at the time of this Offering, will be described in Appendix B.

The Collectible Car Market

Introduction.  The collectible car market blends the thrill of automotive history with a potentially lucrative investment opportunity.  Unlike traditional assets, collectible cars offer tangible beauty, nostalgic value and emotional satisfactions – qualities that attract enthusiasts and investors alike.

Credence Research projects the market to grow from $39.7 billion in 2024 to $77.8 billion by 2032.  Some key drivers of this expansion are growing interest in automobile heritage, increasing perception of classic cars as valuable alternative investments, and the rise of online platforms that have broadened the market’s reach. Furthermore, as governments push toward electric vehicles (EVs) and limit internal combustion engine (ICE) sales, classic ICE cars may become more cherished—and potentially more valuable.

Collectibility.  What Makes a Car Collectible?

1.

Rarity. Scarcity is one of the strongest value drivers. Limited production runs, special editions, or cars with unique specifications (one-off prototypes or special editions) tend to appreciate more significantly.

2.

Historical Significance. Cars that played a pivotal role in automotive history, racing heritage, or cultural moments (e.g., prominently featured in notable movies or TV shows, or even videogames, or owned by a public figure) often carry higher values.

3.	Condition. Investors and collectors place a premium on cars with low mileage and in excellent condition – especially those with original parts, paint and interiors.
4.	Brand Prestige. Brands with strong heritage, such as Ferrari, Aston Martin and Porsche, tend to perform better in the collector market.
5.

Desirability and Aesthetics. This is more difficult to define, but some cars are simply iconic. The Jaguar E-Type, Lamborghini Miura and Ferrari 250 GTO are valued as much for their design as their rarity or performance.

6.

Market Trends. Certain eras or types of cars gain popularity over time. For example, the Toyota Supra and Nissan Skyline GT-R have recently become more collectible due to a rise in millennial and Gen-Z collectors. Another factor driving trends in the United States is the “25-Year Rule,” a federal regulation that allows vehicles that are 25 years or older to be imported into the U.S. without needing to comply with modern safety and emissions standards. This rule also provides an exemption from the new 25% import tariff on vehicles, meaning classic cars can be imported at the standard 2.5% duty rate. It is important to note that this is a federal rule, and individual U.S. states may have their own laws and restrictions.

Collectible Car Categories.  The collectible car market includes several distinct categories that appeal to different type of investors.  Each carries its own investment potential, risk profile and cultural significance.  Here is a breakdown of the most common categories:

1.

Pre-War Classics (Pre-1945). These are vehicles built before World War II, often hand-crafted and extremely rare today. They are typically owned by experienced collectors and often command strong prices, but are expensive to maintain and harder to sell due to niche market.

2.

Post-War European Sports Cars (1945 – 1970s). European marquee names like Ferrari, Mercedes-Benz, Jaguar, Porsche, Alfa Romeo and Aston Martin define this golden era of design and engineering. Highly sought after with strong appreciation history, these cars are usually supported by robust global interest. However, they are expensive to acquire and restore and there is market saturation in some segments.

3.

American Muscle Cars (1960s – early 1970s). Defined by powerful engines and aggressive styling, this category is represented by cars such as the Chevy Camaro, Ford Mustang (especially Shelby), Dodge Charger and Pontiac GTO. A nostalgia-driven market has created a strong U.S. investor base, but more limited global appeal.

4.

Vintage and Classic Exotics (1970s – 1990s). This category includes Lamborghini, Ferrari and Porsche models that were rare even when new (Lamborghini Countach, Ferrari Testarossa, Porsche 911 Turbo, etc.) These cars are often featured in pop culture and attract high interest from younger collectors, but are very expensive to acquire and maintain.

5.

Modern Classics (1980s – 2000s). Strong millennial demand has created rapid appreciation in recent years for models such as the Toyota Supra, Acura NSX, Nissan Skyline GT-R and Audi Quattro. Many are still drivable and reliable, but low-mileage examples are hard to find.

6.

Supercars (1990s – Present). Limited production, high performance vehicles that are often instantly collectible: Ferrari Enzo, McLaren F1, Bugatti Veyron. Limited supply creates high appreciation potential with worldwide interest. Entry costs are very high, and specialized, expensive maintenance may be required.

7.

Race Cars and Homologation Specials. Vehicles built for motorsport or derived from race programs to meet regulations (homologation), such as the BMW M3 Sport Evolution, the Porsche 911 Carrera RS and the Ford GT. These are highly collectible but somewhat niche appeal and may not be street-legal.

8.

Celebrity-Owned/Pop Culture Cars. These cars can be of any make, model or production year, and are made famous by their association with movies, TV or celebrities. Two of the most notable examples of pop culture cars are the DeLorean DMC-12 from Back to the Future and James Bond’s Aston Martin DB5. A car previously owned by a notable public figure can command a high premium, depending on the individual, vehicle association (e.g., stored in a celebrity’s garage versus public association with the celebrity’s image), and cultural trends.

9.

Concept Cars and Prototypes. These cars are one-off or preproduction models shown at auto shows or developed for testing. Such vehicles are extremely rare and usually quite valuable, but with niche appeal and difficult to register or insure.

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History of Car Collecting and Investment.

1950s – 1970s: Car collecting began in earnest post-World War II, primarily among enthusiasts and not investors.  Antique cars from the 1910s to 1930s, such as the Ford Model T or the Duesenberg Model J, were early favorites.  This era saw little institutional interest – values were driven by passion, not profit.

1980s: The 1980s saw the first speculative bubble in collectible cars.  Fueled by rising wealth and tax-friendly investment climates, cars like the Mercedes 300SL and Ferrari 250 GTO skyrocketed in price.  However, this led to overvaluation, and the market crashed in the early 1990s, causing many investors to exit the space.

2000s: By the early 2000s, the collectible car market recovered, supported by more informed buyers, professional auctions, and increased transparency.  Collecting became more global, and values began to rise steadily.

2010s – 2020s: During the 2010s, the market matured.  Classic muscle cars, European sports cars, and even modern classics began gaining traction.  Digital records, valuations and provenance tracking improved, increasing investor confidence.  Interestingly, the COVID-19 pandemic led to a spike in prices, as many sought alternative investments and hobbies.  Since then, the market has adjusted somewhat, with some segments cooling off while others – like 1980s – 1990s performance cars – continue to rise.

Pros of Investing in Collectible Cars.

1.

Strong historical returns. While returns can be volatile, top-tier collectible cars have delivered impressive long-term returns. According to the Knight Frank Luxury Investment Index (2024), classic cars outperformed other luxury assets like art and wine over the past ten years, with a cumulative 185% gain. The Hagerty Blue Chip Index of high-end classic cars outpaced the S&P 500 for 17 years, until the stock index edged slightly ahead in late 2024.

2.	Tangible and enjoyable asset. Unlike stocks or bonds, you can drive a collectible car, store it, or enter it in events. Cars, as tangible assets, also have intrinsic value and can’t fall to zero.
3.	Portfolio diversification. Classic cars, particularly blue-chip models, are generally uncorrelated with traditional financial markets.
4.	Global appeal and liquidity. Top-tier collectible cars can be sold globally; demand for classic Porsches, Ferraris and Aston Martins spans continents.

Cons of Investing in Collectible Cars (and our Mitigating Factors).

1.

High entry costs. Investment-grade collectible cars often start at six figures. While there are appreciating models for under $50,000, the most stable and proven performers come with a hefty price tag.

	a.	Prohibitive entry costs are eliminated through fractional ownership for as little as $2,500 (or less, if reduced by the Managing Member).
2.	Storage and maintenance. Cars require security, climate-controlled storage and regular maintenance. Neglect can cause deterioration, leading to value loss and possible costly restorations.
a.

For our Series 12 Ferrari 328 GTS offering, we have entered into a very cost-effective storage and maintenance agreement at a discreet location (no signage, doesn’t appear on Google search), providing strict 24-hour security with CCTV coverage (inside/outside), and two independent alarm systems. Facility is temperature controlled and continually monitored, cars are fully insured (including road risk, if they need to be transported). Cars are serviced on the manufacturer-recommended schedule, moved periodically to avoid flat spots on tires, and fuel stabilization additives are used to preserve fuel lines.

3.

Market volatility. The market can be unpredictable, and collectible car values have at times exhibited high volatility. Speculative bubbles, generational shifts in taste, economic downturns and changing laws, regulations and tax codes can all impact values.

a.

While it is not possible to eliminate volatility (for any investable asset), Series 12 has an investment horizon of up to five years, allowing us to capitalize on short-term price surges or wait out temporary price fluctuations. Car selection (as described below), can also reduce the chances of downside volatility – for example, a hot tech stock may perform exceedingly well, even if the overall equity market is in decline.

4.	Limited liquidity. The global market is active, but selling a car can take time – especially at the right price. Auctions can result in no sale or only bids below the reserve price.
	a.	For Series 12, we have selected a prime, low mileage example of a very sought-after model; demand is expected to be high, particularly in the U.S.

Summary.  With appropriate due diligence, market awareness and long-term thinking, investing in collectible cars can be financially rewarding.  Top performing models have delivered impressive historical returns, and can add a unique and non-correlated dimension to one’s investment portfolio.  Fractional investment reduces high entry barriers and can potentially mitigate some investment risks.

The Art Market

History. The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art.  We estimate that the total value of art and collectables held by private collectors was just over approximately $2.1 trillion in 2023, based on data included in the most recent Deloitte Art and Finance Report.  Over the past decade, total annual art sales have ranged from $50.1 billion to $68.2 billion and have grown at a 5.1% compound annual growth rate from 1995 through 2020.  The art market is viewed as having a low correlation to the S&P 500 (estimates of -0.03 to 0.19) and to interest rates.  More fundamentally, it has returned 8% per annum since 1972, and 5.5% per annum since 2002.  Surprisingly, the art market only constitutes an average of 2% of an investor’s portfolio.

While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners.  Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term.  Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal.  Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

•	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community

•	Supply of artwork, particularly at the high-end of the market, is relatively fixed or otherwise scarce

•	Art is an internationally marketable good that can be transacted in any locale or currency

•	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow

Current Trends. The art market has recently faced a notable downturn, reflecting broader economic uncertainties and shifting consumer behaviors.  Recent data indicates a decline in both auction sales and gallery revenues, with many segments of the market experiencing reduced demand and lower transaction volumes.   This decline has been attributed to several factors, including geopolitical tensions, fluctuating financial markets, and changing consumer priorities amid economic pressures.

Art market sales dropped by 12% in 2024 to $57.5 billion, marking the second consecutive year of decline, largely due to a weakened high-end segment, according to the Art Basel & UBS Art Market Report 2025.  Despite the drop in value, the number of transactions increased by 3% to $40.5 million, driven by growth in lower-priced segments.  According to Artprice’s 2024 Global Art Market Report, sales under $1,000 have tripled in 10 years, and accounted for more than half of the works sold at auction in 2024.  Additionally, total art market transactions have reached an all-time high, owing to the growing activity at this more affordable and accessible low end.

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While public auction sales decreased, private sales by auction houses rose by 14% as sellers look to assert greater control over the terms and prices at which they part with their artwork amid broader turmoil.

According to Art Basel/UBS report, dealer sales declined by 6% to $34.1 billion, mainly due to a drop in high-end transactions.  Activity remained steady but shifted toward lower price points, mirroring market activity observed at the major auction houses. In more detail, the overall trend is that high-end dealers suffered most; only 23% of sub-$250,000 dealers saw declines vs. 64% of $10 Million+ dealers. Dealers with less than $250,000 turnover actually saw a 17% increase in sales growth, and those in the $1 Million - $5 Million segment of turnover saw a more modest, but positive, growth of 10%.

As the market contracts and supply towards the top end of the market becomes thinner, value concentrates in proven blue-chip artwork with consistent historical performance.  For example, as highlighted in Artprice’s report, Picasso’s Statuary (1925) doubled in value from its first sale in 1999 for $11.8 million to $24.8 million when it was resold in 2024.

As a participant in the art investment space, we may be negatively impacted by this downturn.  Potential investors may be less likely to participate in our auction format, thereby driving down the potential prices at which any one of our Series will purchase one or more Artworks, and as a result, consignors may be less willing to sell their works in the auction format we provide to investors.  This creates challenges in identifying consignor and artists to partner with for the purpose of engaging in our auction process.  This also may impact the value of the Artworks currently held by Series 10 and Series 11; however, the lower end of the market has remained relatively strong.  Further, the Artwork held by Series 10 is not anticipated to be sold until 2029 at the earliest, with the Artwork held by Series 11 anticipating to be held until at least 2030. We are optimistic that the current downturn will subside prior to starting a sales process for either Series.

Art Market Economic Environment. Recent trends in inflation and rising interest rates may impact our business and operations.  In June 2022, the inflation rate in the U.S. reached a 40-year high, though the inflation rate has been trending lower since that peak, and is now below the historical average.  From early-2022 to mid-2023, partially as a response to inflation in the United States and global economies, the Federal Reserve began tightening a years-long series of economic stimulus measures that had included historically low interest rates.  As those measures were reversed, the Federal Reserve Open Markets Committee increased benchmark interest rates from near zero to more than five percent in less than two years.  These changes have created volatile financial markets and significant economic pressures on consumers.

These conditions, and the related changes in consumer priorities, impact our ability to attract investors and increase our operating costs.  The effects of high interest rates or potential inflation on investor budgets could result in the reduction of potential investors’ spending and investing habits, or an increased likelihood that investors will direct available funds to investments that perform well in high interest rate environments.  At the same time, sustained inflation across the markets in which we operate could negatively affect any attempts to mitigate the increases to our costs, making it more expensive for us to continue operations.

Tariffs and Trade Policy. In 2025, the United States implemented tariffs on imports from various countries as a “reciprocal” measure to address trade imbalances.  In some instances, this has resulted in retaliatory measures from affected countries. Artwork has generally been exempt from tariffs in the past, but the current situation is murkier from a legal standpoint as the new import duties were enacted under the authority of the Emergency Economic Powers Act of 1977.  Additionally, other countries retaliatory policies could increase costs for artworks shipped from the United States to foreign buyers.  From a broader standpoint and an alternative view, tariffs may produce inflation, and hard assets such as artwork typically perform well in inflationary environments.  Since the initial tariffs were announced, rates for various countries, or specific commodities, have been alternatively suspended, increased, or decreased.  Due to the existing uncertainty and fluctuating state of affairs, it is not possible at this time to determine the impact that these trade policies may have on our future business, if any.

Impact of the Pandemic. In 2020, the art market experienced a significant transformation in the wake of COVID-19, a global pandemic that impacted economies across the world. After the disruption to the traditional schedule of in-person art fairs and public auctions, the art market demonstrated resilience in the global demand for auction-grade fine art. Art market participants responded by re-shuffling sales calendars, re-imagining marquee auction sales formats, extending sales outposts beyond traditional big city locations and aggressively promoting online sales.

These efforts combined to mute the overall market impact of COVID-19 in 2020 and led to a strong rebound in activity in the second half of 2020. Following a 49% fall in sales volume in the first half of 2020 (including postponed spring sales that took place in early July), the second half rebounded strongly with total sales of $4.5 billion, a 56% increase from the first half of 2020 and a 4.5% increase from the same pre-COVID period of 2019. The first half of 2021 continued this rebound, with $5.9 billion in public auction sales (as measured by ArtTactic). The growth in online sales during the pandemic has continued, with online auction sales at $670.6 million through June 30, 2021, up from $394.7 million and $69.0 million for the comparable periods in 2020 and 2019, respectively.

While global auction sales by Christie’s, Sotheby’s and Phillips totaled $5.9 billion in the first half of 2021, a 105% increase from the comparable period in 2020, the Impressionist, Modern, Post-War and Contemporary segments of the auction market comprised nearly 65% of public auction sales for the period.

In 2020, the Post-War and Contemporary segment of the art market also continued to gain market share, accounting for 55% of the value of public auction sales, up from 53% in 2019. Based on The Art Market Report 2021, published jointly by Art Basel and UBS, global art sales totaled $50.1 billion in 2020. While global art sales were down 22% in 2020 as compared to 2019, the year-over-year decline was less severe than in 2009, when, largely as a result of the financial crisis, sales fell by 36% compared to 2008, and global art sales in 2020 remained well above the 2009 level of $39.5 billion.

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The impact of the COVID-19 pandemic continues to reverberate through the art world.  The acceleration of digital platforms has not fully compensated for the losses incurred through declines in traditional, in-person sales methods, leading to a continued struggle for galleries and auction houses to adapt.  The combination of these elements has led to a broader reassessment of investment in art, with both collectors and investors exhibiting increased caution.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.  One macro observation that may work in our favor is the “Great Wealth Transfer” from Baby Boomers to Gen X and Millennials; these younger groups, which comprise the majority of our expected bidders, are estimated to receive over $80 trillion via inheritance through 2048 (per research and consulting firm Cerulli Associates).

Observations on the Historical Progression of Art Prices. Detailed historical data requires time to be collected, analyzed and published, but we present the following snapshot of more current data.  These general observations are based on a repeat-sales index of historical art market prices computed on a value-weighted basis and focused on the Post-War & Contemporary Art category; we believe these characteristics present the investment case for art as a potential risk diversifier:

•

The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 13.6% from the year ended December 31, 1995 to June 30, 2021, versus 9.5% for the S&P 500 Index (includes dividends reinvested) for the same period.

•	Low correlation factor of (0.10) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to June 30, 2021.

•	Resilience of art market transaction volume through periods of financial stress (e.g., 2001 - 2002, 2008 - 2009, 2020).

Art Appraisals, Valuation, and Auction Estimates.  The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology. Complicating the matter is that there is tremendous variability in the market value of individual artworks by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors. Auction houses generally estimate the sale price of an artwork prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

Private and Gallery Sales. The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, which are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

 Auction Sales. The auction market is made of a global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as providing other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential, ascending bids in a format referred to by economists as an English auction. Bidders determine the price of the art in an auction sale, though the consignor typically sets a reserve floor price, or “reserve”, below which it would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors, supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, it can withdraw the consignment. Auction houses frequently set estimates at lower levels to either entice bidders to participate or potential consignors to offer their work at auction. Thus, estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that generally ranges between 14% and 28% of the hammer price.  In certain Auctions, the Asset Manager may act as the auctioneer and be entitled to the Buyer’s Premium. For purposes of this Offering Circular, the aggregate amount of the Hammer Price and the Buyer’s Premium are considered the “Purchase Price” for the Artwork. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

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The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artwork fails to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e., the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium (inclusive of any additional “overhead premium,” if applicable) for the New York salesroom of each of the major auction houses as of the date of this Offering Circular are as follows (percentages and USD amounts relate to the hammer price):

Sotheby’s1	Christie’s	Phillips

27% up to $1 million	26% up to $1 million	27% up to $1 million
22% over $1 million, up to $8 million	21% over $1 million, up to $6 million	21% over $1 million, up to $6 million
15% above $8 million	15% above $6 million	14.5% above $6 million

1Fees do not include overhead premium of 1% of Hammer Price.

Art Market Regulation. Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by United States Customs and Border Protection. Further, we will be subject to the requirements of the federal Convention on Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) COP which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and aShareX may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Historical Art Price Indices. The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses index factors in differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Funding Sources. The successful operation of the Company (and therefore, the success of the Interests) is dependent on its Managing Member, aShareX Holdings, LLC, and its Asset Manager, aShareX Management, LLC.  The Managing Member and Asset Manager provide each Series with routine operational, administrative, management, advisory, consulting and other services with respect to their respective operations and routine services related to the Artwork, including authentication and valuation services, storage, transportation and insurance.  The Asset Manager is paid a sourcing fee equal to six percent (6%) (Series 10 and Series 11) or fifteen percent (15%) (Series 12) of the purchase price of the Series Asset acquired by each Series, which the Asset Manager then uses to pay for Offering Expenses and Operating Expenses prior to the date the Series Asset is sold. If the sourcing fee is insufficient to cover such Offering Expenses and Operating Expenses, the Managing Member or Asset Manager may need to seek additional funding sources, as discussed in greater detail below, which may or may not be available.  The lack of funding available to the Managing Member or Asset Manager may negatively impact our ability to operate in a variety of ways including the ability of the Managing Member or Asset Manager to:

•	continue to source high quality alternative assets at reasonable prices to securitize through our platform;
•	market the offerings in individual Series of the Company and attract investors to our platform to acquire the Class A Shares issued by Series of the Company;
•	find and retain operating partners to support the regulatory and technology infrastructure necessary to operate our platform;
•	continue to develop our platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and
•	find operating partners to manage the collection of underlying Series Asset at a decreasing marginal cost per asset.

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Employees

None of the Company Group Members, are expected to have employees inasmuch as their day-to-day operations will be administered by the Asset Manager.

Legal Proceedings

There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.  It is possible that the Company Group Members will find themselves involved in litigation, in which case it will be wholly reliant on the Managing Member to address and resolve the litigation.  If the Managing Member settles a case or receives an adverse judgment, it must then either lend funds or arrange for financing from a commercial lender to satisfy the obligation and any such loan will be considered a loan for Extraordinary Expenses.

Property

The Asset Manager currently leases space in a purpose-built, secure, temperature-controlled storage facility for the purposes of storing Series 10 and Series 11 Artwork in a highly controlled environment, other than when it is being utilized for marketing or similar purposes.  The Asset Manager has also arranged for storage of the Series 12 vehicle in a temperature-controlled facility with a 24-hour manned presence, full CCTV monitoring and redundant security systems.

The Managing Member and Asset Manager are located at 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate an investment in the Series Asset by conducting Offerings of our Class A Shares pursuant to a Tier II offering under Regulation A+, acquiring the Series Asset and maintaining it for future sale. We and the Series Asset are managed by the Managing Member and the Asset Manager, respectively.  Effective July 31, 2025, the Company changed its name from aShareX Fine Art, LLC to aShareX Series LLC to better reflect broader potential Series Assets.

During all relevant times following the closing of an Offering, title to the Series Asset has and will continue to be held by a segregated portfolio of aShareX Series SPC, a Cayman Islands segregated portfolio company (“Cayman”).  A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios (each a “SP”). The Company owns 100% of the share capital of Cayman, and each SP is treated as a subsidiary of the associated Series for financial reporting purposes. As of June 30, 2025, aShareX SP 10 held title to a lithograph of Angel (2014) by Ed Ruscha (the “Series 10 Artwork”) as its only material asset and had $0 in liabilities and aShareX SP 11 held title to artworks in the Contemporary Artist Series 1, which consisted of eight artworks by six different artists  (Jennifer & Kevin McCoy, Imo Nse Imeh, Maria Gaspar, Wilfred Ukpong, Servane Mary, and Emerald Rose Whipple) (the “Series 11 Artwork”) as its only material asset and had $0 in liabilities. Neither the Company nor Cayman are anticipated to use borrowings or leverage to purchase or hold the Series Asset or to incur any material indebtedness, except in extraordinary circumstances.  The Managing Member and Asset Manager will have sole control over all matters affecting the Company, Cayman, each Series and each SP including, as applicable, the insurance, storage and the terms of sale of the Series Asset, and initiating and defending litigation.

The Company has entered into an Asset Management Agreement with the Asset Manager, whereby the Asset Manager will pay for all Offering Expenses (other than the Broker Fees paid by the Managing Member) and Operating Expenses of the Series and each SP for their day-to-day operations (including audit, accounting and tax preparation fees, SEC and state registration and filing fees, the costs of insuring, storing and transporting the Series Asset) prior to the date the Series Asset is sold.  In exchange for the service, the Asset Manager will be paid by the Investors in each Series a sourcing fee equal to six percent (6%) (Series 10 and Series 11) or fifteen percent (15%) (Series 12) of the Purchase Price of the Series Asset acquired by such Series.  The Asset Manager may determine to sell the Series Asset without engaging a third-party intermediary, or, as auctioneer, it could conduct an auction to sell the Series Asset. In such event, the Asset Manager could charge the buyer or Series a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

Other than activities related to the Offerings and the acquisition and maintenance of the Series Asset, we have not conducted any other business activities or operations.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Series Asset. We are totally reliant on the Asset Manager to maintain the Series Asset and administer our business.

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Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with United States Generally Accepted Accounting Principles (GAAP) will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-Offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Acquisition Costs – Series Asset

Upon acquisition, the Series Asset will be recorded on the Series’ books at its original cost basis—essentially its acquisition cost, including any deposits for the Series Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Series Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes. Artwork is determined to have an indefinite life and thus its cost basis is not amortizable or depreciable, whereas other collectibles and alternative assets may have an amortizable life depending on their function.  The Company will review the Series Asset for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”).  These requirements will obligate the Company to perform an impairment analysis semi-annually and whenever events indicate that the carrying amount of the Series Asset might not be fully recoverable. If it is determined that an impairment loss must be recorded it will be calculated based on the difference between the then carrying amount of the Series Asset and its estimated fair value. Any such impairment analysis may depend in substantial part on a third-party valuation of the Series Asset commissioned by the Managing Member.

There is no guarantee that the Series Asset held by a particular Series are free of any claims regarding title and authenticity (e.g., claims regarding being counterfeit or previously stolen), or that such claims will not arise. The Company will not have complete records, including as applicable, ownership history or restoration and repair records for all Series Assets. In the event of a title or authenticity claim, the applicable Series and the Company may not have recourse against the Series Asset seller or the benefit of insurance, and the value of the given Series Asset may be diminished.

In November 2023, Series 10 acquired Series 10 Artwork for $9,600. In June 2024, Series 11 acquired Series 11 Artwork for $138,000.  The Company determined that no impairment was necessary for the Series 10 Artwork or Series 11 Artwork as of December 31, 2024.   The Company determined that no impairment for either Series was necessary as of both June 30, 2025 and December 31, 2024.

Contingencies

We and each Series may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

We had no contingent liabilities as of both June 30, 2025 and December 31, 2024.

Income Taxes

Each Series Asset will be owned by a segregated portfolio of a Cayman Islands company which will be treated as a C corporation for U.S. federal income tax purposes.  The profit or loss generated by the Cayman company (either directly or through its segregated portfolios) should not be subject to tax in the U.S. or Cayman Islands, and should only result in taxable income when the Series Asset is sold and the proceeds distributed to the Series which acquired the Series Asset. The Company is a limited liability company and each Series is essentially viewed as a disregarded entity for U.S. tax purposes.  Accordingly, under the Internal Revenue Code, all taxable income or loss of the Company and each Series flows through to, and is recognized by, their respective members. Therefore, no provision for income tax has been recorded in the consolidated and consolidating financial statements at the Company level. The income and expense from each Series is allocated to its members in proportion to their percentage interests in the Series.

We had no federal and state income tax assets, liabilities or expenses as of and for the semiannual period ended June 30, 2025 nor as of and for the year ended December 31, 2024, except for the $800 California Franchise Tax.

Operating Results

Changes in operating results are impacted significantly by any increase in the number of Series Assets that the Company, through the Asset Manager, manages. During the fourth quarter of 2023, the Company, through Series 10, engaged in acquiring the Series 10 Artwork with funding provided by an offering for Class A Shares of Series 10, which offering was closed effective September 18, 2024. Additionally, in the second quarter of 2024, the Company, through Series 11, engaged in acquiring the Series 11 Artwork with funding provided by an offering of Class A Shares of Series 11.  The Company is currently in the process of attending to the mechanical steps necessary to complete this Offering and record the issuance of the Class A Shares of Series 11.

Revenues

Revenues are generated at the Series level. We do not earn a material amount of revenue and do not expect to until the Series Asset is sold.  The holders of the Class A Shares in a Series (the “Class A Members”), by a majority vote of those voting, control whether the associated Series Asset is to be sold in the Voting Years. The Class A Members will be asked to vote on selling the Series Asset in the Voting Years, and the Company may solicit their approval prior to such time if a materially compelling offer presents itself. During the Mandatory Sale Year, the Managing Member must sell the Series Asset using commercially reasonable efforts to achieve a favorable price and terms.  See “Revenues and Expenses” and “Sale of the Series Asset” under the heading “Description of Business” below.

Operating Expenses

The Operating Expenses incurred by a Series, though reflected in our financial statements, will be paid by the Asset Manager and will not be reimbursed by the Series or the members of any Series.  During the period of January 13, 2023 (inception) to December 31, 2024, Series 10 incurred $66,991 in Operating Expenses, primarily related to legal and professional fees, that will be paid by the Asset Manager.  During the period of February 9, 2024 (inception) to December 31, 2024, Series 11 incurred $57,135 in Operating Expenses, primarily related to advertising, legal and professional fees, that will be paid by the Asset Manager.    Through June 30, 2025, Series 10 incurred $2,238 in Operating Expenses, primarily related to legal and professional fees, that will be paid by the Asset Manager and Series 11 incurred $22,278 in Operating Expenses primarily attributed to legal and professional fees, that will be paid by the Asset Manager.

Liquidity and Capital Resources of the Asset Manager

We do not anticipate that we will maintain any material liquid assets and, accordingly, we rely upon the Asset Manager to pay for the maintenance and administration of our business in accordance with the Asset Management Agreement.

We and the Asset Manager believe that the Asset Manager’s cash and other sources of liquidity, together with equity contributions from aShareX, and earnings generated primarily from the Sourcing Fee, and its share of the Buyer’s Premium (when applicable), will be sufficient for the Asset Manager to perform its obligations under the Asset Management Agreement for the foreseeable future. The Asset Manager is currently financed through equity contributions from aShareX. aShareX is currently funded through loan financings and equity contributions of approximately $7.29   million from private investors.

After the purchase of the Series Asset associated with a Series, we do not believe we will need to raise any additional funds through the issuance and sale of additional Class A Shares of that Series. However, should the need arise in the future, our Operating Agreement also permits the issuance of Class A Shares to repay loans funded to pay Extraordinary Expenses.

We have no material commitments for capital expenditures.

Trend Information

Trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Asset Manager are described in greater detail below under the heading “Description of Business – The Art Market” and “-The Collectible Car Market”.

Recent Developments

There are no material events requiring disclosure or adjustment to the consolidated or consolidating financial statements.

Plan of Operations

We were formed as a Delaware series limited liability company to facilitate fractionalized investment in alternative assets. To that end, we establish each Series to acquire a Series Asset purchased by Investors through the AShareX Platform. Other than activities related to the Offering and the acquisition and maintenance of the Series Asset, we have not conducted, and do not plan to conduct, any other business activities or operations. We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Series Asset, as described under “Revenues” above. We are primarily reliant on the Asset Manager to maintain the Series Asset and administer our business.

The Company has experienced recurring net losses and negative operating cash flows since inception and neither the Company nor any of the Series has generated revenues or profits since inception.  The Asset Manager relies on proceeds from the offerings and equity contributions from its parent company, aShareX, Inc., to fund its operations. It is unlikely that aShareX, Inc. has sufficient assets to support the Asset Manager for the twelve months following the date of this filing. In light of this, on April 30, 2024, the Asset Manager received a Commitment of Funding from the CEO of aShareX, Inc. to fund up $120,000 to the Asset Manager if required through April 30, 2027. If the Company launches fewer than expected offerings, aShareX, Inc. does not continue to fund the operations of the Asset Manager or the Commitment of Funding is not honored, there is substantial doubt of the Asset Manager’s ability to continue as a going concern for the twelve months following the date of this filing. If the Asset Manager cannot continue as a going concern, it is uncertain how the Company would continue to maintain the Series Assets and administer our business.

The Company hopes to launch additional offerings in the next 12 months. We believe that the proceeds from the offerings, along with the assets of the Asset Manager, will satisfy our cash requirements to implement the foregoing plan of operations.

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MANAGEMENT

Managing Member

The Managing Member, by virtue of its ownership of the Class B Shares in a Series and its rights under the Operating Agreement, controls the operations of the Company Group Members, and it directs the Asset Manager in the performance of its day-to-day management duties of those entities. The Managing Member is guided in these matters by its Board of Directors and Advisory Board.

Executive Officers and Members of the Board of Directors

As of the date of this Offering Circular, the following individuals are Executive Officers of aShareX and, where noted, also serve on the Managing Member’s Board of Directors and Cayman’s Board of Directors):

Name	Age	Position	Term of Office
Alan Snyder	79	Board Member, CEO	Inception

Joel Parrish	59	CFO	January 2025

J. Nicholson Thomas	73	Board Member, General Counsel	Inception

Kevin Hughes	65	Chief Information Officer	Inception

Gabriel Miller	52	Chief Marketing Officer	February 2025

As discussed above, each of our officers is employed by aShareX, not the Company. aShareX does not provide services exclusively to the Company, and each of our officers and directors may have business interests outside of aShareX, as described in greater detail under “Risk Factors - Risks Relating to Potential Conflicts of Interest”. Given the limited nature of our operations, the amount of time required from our officers will vary significantly, and we believe each provides appropriate time to the Company alongside their other responsibilities.

There are no family relationships between any director, executive officer or any significant employee.

The Executive Officers and Key Employees of aShareX (who effectively serve similar functions for the Asset Manager and Managing Member) are as follows:

Alan Snyder is the founder and Chief Executive Officer (CEO) of aShareX. Alan is also the Managing General Partner of Shinnecock Partners, a family office investment boutique, and its investment funds, including ArtLending.com, which offers secured fine art lending for collectors and dealers. As part of ArtLending.com, Alan has forged relationships with the major auction houses, art dealers and fine art brokers around the world. Prior to forming aShareX, Alan was the founder, CEO, President and Chairman of Answer Financial Inc. and Insurance Answer Center, CEO of Aurora National Life Assurance, President/COO of First Executive Corporation, and Executive VP and Board Member at Dean Witter Financial (predecessor to Morgan Stanley), where, as part of a three-person team, he formulated the launch of Discover Card. He is also the former Chairman, President, and Board Member of the Western Los Angeles Boy Scout Council. Alan is a graduate of Georgetown University and Harvard Business School, where he was a Baker Scholar.

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Shinnecock entered the fine art lending space in 2015 as part of its specialty lending practice and its business is transacted through a California lender license. The artwork and borrowers receive a detailed due diligence and underwriting, including valuations and examination of authenticity and provenance.  Most loans are for a duration of one year and thus are a form of inventory finance for major dealers and gallerists.  The artwork is subject to UCC filings, stored in vetted art warehouses under the lender’s control, and insured.  The art is all museum quality, for example, Picasso, Sargent, Rothko, Botero, Condo, Fontana and Titian.  Mr. Snyder and his executive team intend to apply these same principles to the acquisition and holding of Artwork by the Company.

Joel Parrish is the Chief Financial Officer (CFO) of aShareX.  He has worked with aShareX founder Alan Snyder for over 35 years, across multiple companies.  Most notably, he has been responsible for financial and operational areas of Shinnecock Partners L.P., a private money manager, since 1998.  Joel and Alan have launched seven investment funds (including fine art lending), plus a number of private deals amounting to over $100 million.  He previously assisted with various aspects of aShareX’s formation and operations on a consultant basis.  Joel has a Bachelor’s degree from Columbia College.

Kevin Hughes is Chief Information Officer (CIO) of aShareX. Prior to joining aShareX, Kevin was the founder and Managing Partner for h7i, a boutique consultancy leading enterprise-level I.T. and digital programs to facilitate fast and effective change, where he successfully implemented various technology solutions and programs for institutions including the State of California, Southern California Edison, the Judicial Branch, and the UK Ministry of Defense, as well major brands such as Adobe, Viking, Disney, Honda, Toyota, Axa, and Nestle. Kevin also served as a Subject-Matter Expert consultant for the Obama White House. Throughout his career at his and other notable UK-based global IT and tech companies, Kevin won a plethora of awards including an Addy, Andy, Webby, WOTM, and FWA. Kevin has a CS degree from Open University in England.

Gabriel Miller is Chief Marketing Officer (CMO) of aShareX.  Gabe is a branding and marketing veteran with over 25 years of experience working across major industries and sectors.  He is the former President of Landor, the world’s largest branding agency.  Prior, he worked with IBM and sold them two companies – Resource and Ammirati.  He has served as President for three successful marketing agencies on both the East and West Coasts.  Gabriel has helped inspire groundbreaking design work for McDonald’s, Coca-Cola, Fox Sports, Toyota, Nestlé, Neutrogena, Jet Blue and Bacardi among many others.  He has received many recent industry awards: 12 at the Transform Awards North America in 2023, 18 in 2022, 4 in 2021, and 1 in 2019.  He was also awarded at the World Retail 2021, RDI 2021, German Design Awards 2023, The Drum 2022, Red Dot Design Awards 2022 and The One Show 2022.  Gabriel holds a degree from California State University, Northridge.

J. Nicholson (“Nick”) Thomas is General Counsel of aShareX.  Nick retired as a Partner from Gibson, Dunn and Crutcher LLP in 2012 where he spent over 35 years primarily focusing on corporate and tax matters.  Prior to that he achieved his CPA certificate by working in the international tax department at KPMG Peat Marwick.  After retiring from Gibson, Dunn, Nick has served as outside general counsel to a number of his former clients. Nick graduated from the University of Arizona with dual degrees in finance and accounting and from the University of Arizona College of Law.

Advisory Board

aShareX has assembled an Advisory Board to consult with the Managing Member on best practices in storing, preserving, insuring and maintaining artwork, such as the Artwork, and advising on matters associated with its eventual sale, including pricing and terms. The members of the aShareX Advisory Board include:

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Steve Scharkss is a business and technical advisor to aShareX. Steve was a Vice President and Partner at IBM. Before that, he spent eight years as a Consulting Partner for Deloitte. A leader in providing innovative solutions to business and technology, his specialization is in providing top line and bottom-line improvements via enterprise and digital transformation for business and technology with global companies. He has 30+ years of consulting experience at four major firms where he covered a broad spectrum of industries and business processes with the top three being media & entertainment, manufacturing, and distribution. Steve has a BS in Accounting and Management from Lehigh University and a Finance MBA from Fairleigh Dickinson University.

Randy Bassett is a general management advisor to aShareX. Randy was a Corporate Partner at Latham & Watkins. His practice centered on corporate acquisitions, dispositions and corporate finance, with a particular expertise in leveraged buyouts (LBOs). As a Partner in the Corporate Department, Randy served on the five-person Executive Committee overseeing the firm before simultaneously becoming Chair of the Finance and Real Estate department and Acting CFO. His primary client for a number of years was the merchant banking firm Kohlberg Kravis Roberts & Co (KKR), whom he represented in numerous acquisitions and institutional leveraged buyout funds via tender offer transactions, including Beatrice Companies and RJR Nabisco ($33 billion in combined capital raised). He also created the format for KKR’s investment funds. Randy has a BA in History from UC Berkeley and graduated Cum Laude from Harvard Law.

Marco Mercanti is an art advisor to aShareX. Marco is the founder and CEO of Oblyon Group. He has orchestrated over $225 million in art-secured loans on behalf of individuals, investment funds, gallerists, family offices, and private estates. He also transacted art sales for an overall value of $300 million. His expertise in deal making spans across various art categories from Antiquities to Modern Art. Marco has built a solid network within Europe, Latin America, Asia, and the US, where he can count the expertise of museum curators, scholars and experts in most fields of the art industry. Marco has a degree in Law from the University of Bologna and a Masters in International Banking Law from ESADE Business School (Barcelona).

Eric Budish is the Paul G. McDermott Professor of Economics and Entrepreneurship at the University of Chicago, Booth School of Business. He is also a Research Associate at the Bureau of Economic Research, Co-Director of the Clark Center for Global Markets at Chicago Booth, Co-Director of the Chicago Booth Economics PhD Program, and the Krane Distinguished Visiting Professor at the University of Chicago Law School. Eric is a leading researcher in the academic field of market design. He is best known for his market design inventions for financial exchanges and matching markets. He has also conducted influential research on market design theory, event ticket markets, blockchains and cryptocurrencies, patents and innovation, and various aspects of Covid-19 economic policy. He holds a BA in Economics and Philosophy from Amherst College, an MPhil in Economics from Oxford (Nuffield College), and a PhD in Business Economics from Harvard University. Eric gives frequent keynotes on his research and has received numerous academic awards including the Marshall Scholarship, the Sloan Fellowship, giving the joint AEA/AFA luncheon address, the Arrow award, and the AQR insight award.

Jonathan Neil is the Co-Founder and former Partner at Inversion Art, a non-profit organization that provides support and opportunity to thousands of artists.  Jonathan has 20 years’ experience as an arts educator, writer, critic and editor.  He was the Founding Director of the Center for Business & Management of the Arts at Claremont Graduate University and of Sothebys Institute of Art-Los Angeles, a Contributing Editor of ArtReview, and a Board Member of Defy Ventures.  He has written extensively on contemporary art and artists for several publications, and has contributed numerous essays for museum and gallery catalogues and exhibitions.

Andre Bodson is a global Technology and Fine Arts executive, with over 30 years’ experience in structuring and scaling businesses for industry leaders such as Bonhams, Hewlett-Packard and Dell Technologies.  Most recently, as Bonhams’ first Chief Transformation Officer, he led the acquisition of several iconic auction houses across Europe and the US. These acquisitions, combined to the company’s digital transformation efforts, helped drive Bonhams to an all-time high $1.2B hammer in 2023, with over 50% of its revenue generated online.  Andre previously led the Central & Eastern Europe, Middle East and Africa region for HP, a $6B technology business.  Prior to that, he oversaw the Western Europe region for Dell.  A graduate of Sciences Po in Public Administration and the Sorbonne Business School with a Master’s in finance, Andre is also an alumnus of the Advanced Management Programme at INSEAD.

Asset Manager

Our day-to-day operations are managed by the Asset Manager. The Asset Manager performs its duties and responsibilities pursuant to the Operating Agreement and Asset Management Agreement. The Asset Manager has the exclusive right and power to manage and operate each Series and Segregated Portfolio, subject to oversight by the Managing Director and the limited voting rights reserved for the Class A Members under the Operating Agreement. The Asset Manager will report to the Company on a semi-annual basis its current and total assets, liabilities and equity and the Company intends to include such amounts in its SEC reports. The Asset Manager’s services are not exclusive to the Company or to any Series and it may render the same or similar services as rendered to us to any person whose business could be deemed competitive.

 The following summarizes some of the key provisions of the Asset Management Agreement and is qualified in its entirety by reference to the specific terms of the agreement itself which is included as Exhibit 6.1 to the Offering Statement.

Services. The following services will be rendered by the Asset Manager under the Asset Agreement:

Asset Based Services. The Asset Manager shall directly, or indirectly through one or more affiliates or third parties, engage and maintain personnel for the purpose of providing the following Asset Based Services to Series and SP:

(a)	maintaining storage, security and safekeeping of the Series Asset;

(b)	maintaining insurance requirements for the Series Asset;

(c)	managing transport for the Series Asset in the ordinary course of business, including, for Artwork or other physical collectibles, the display and exhibition thereof;

(d)	research services concerning the provenance and authenticity of the Artwork or other Series Asset, as applicable;

(e)	appraisal and valuation services other than in connection with the possible sale of the Series Asset;

(f)

as applicable to a particular Series, producing and distributing to Investors, subject to copyright and other intellectual property limitations, a high resolution digital image of the Series Asset suitable for framing and display in the Investor’s home personal residence or other personal use for non-commercial purposes;

(g)

preparing any reports and accounts, including any “Blue Sky” filings required in order for the Class A Shares to be made available for sale in certain states and any annual audit of the accounts of the Series and SP, on a consolidated basis, and of the Issuer, on a consolidated basis with each of its Series, the SPC and the SPs, and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U; and

(h)	other services deemed necessary or appropriate by the Asset Manager at its discretion to maintain the Series Asset.

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Entity Based Services. The Asset Manager shall directly, or indirectly through one or more affiliates or third parties, engage and maintain personnel for the purpose of providing the following Entity Based Services to Series and SP:

(a)	oversight and management of the AShareX Platform and the Offering process to determine winning bidders among the investor group and the allocation of Class A Shares in Series;

(b)	management of preparation and filing of SEC, FINRA, state and other regulatory filings;

(c)	banking, financial, accounting and bookkeeping services, including retention of an auditor for the Issuer;

(d)	record-keeping, shareholder registrar, investor relations and regulatory compliance;

(e)	forming and operating in the ordinary course the Company, each Series and SP;

(f)	tax preparation and reporting services;

(g)	accounts payable management;

(h)	selecting and negotiating insurance coverage for each SP and Series;

(i)	maintaining the membership ledger for the Company and each Series and coordinating activities of the Company’s Transfer Agent, Escrow Facilitator and related parties;

(j)	software services;

(k)	oversight and provision of content for the Investor Platform;

(l)	maintenance of contractual agreements with key service providers such as Dalmore, North Capital, the Escrow Facilitator and the Transfer Agent; and

(m)	routine legal and professional transactional services in the ordinary course.

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Extraordinary Services. At the direction of the Managing Member, the Asset Manager shall render services that are not routine or ordinary and hence are considered to be “Extraordinary Services,” including:

(a)	negotiation of terms of the sale of the Series Asset and the execution thereof;

(b)	obtaining appraisals and statements of condition relating to the Series Asset in connection with a sale transaction;

(c)	administrative services in connection with the dissolution and liquidation or winding up of SP and Series;

(d)

managing litigation, indemnification, regulatory investigations or proceedings, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not any Party hereto is named as a defendant or party in any such claim);

(e)	conservation, restoration (as deemed necessary by the Asset Manager) and other expenditures that increase the value of the Series Asset;

(f)	any withholding, property tax, gross receipts, sales, use, VAT or income taxes imposed on the Series or SP as a result of their income, property values, receipts, earnings, investments or withdrawals;

(g)	other non-routine or extraordinary services not described above as Asset Based Services or Entity Based Services.

Compensation. In return for the services and the payment of the Offering Expenses not paid by the Managing Member, and all of the Operating Expenses (as defined below) of the Company Group Members, the Asset Manager shall be paid a fee (the “Sourcing Fee”) equal to six percent (6%) (Series 10 and Series 11) or fifteen percent (15%) (Series 12) of the Purchase Price of the Series Asset. In addition to the foregoing:

(a) In connection with an Auction of the Series Asset, the Asset Manager may receive a portion of the Buyer’s Premium received by the Auction House (even if the Series is not the purchaser of the Series Asset).

(b) If the Managing Member elects to sell the Series Asset in an auction without engaging a third-party intermediary, the Asset Manager may charge the buyer of the Series Asset a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonham’s in effect at such time. Similarly, if the Managing Member elects to sell the Series Asset in a private sale without engaging a third-party intermediary, the Asset Manager may charge the associated Series a customary commission or fee for effecting the sale of the Series Asset (but only if a third party is not also receiving a similar commission or fee in the transaction). From time to time, the Managing Member or Asset Manager may elect to share with a third party any commission received by the consignor in connection with the sale of the Series Asset on behalf of the Series.

(c) If the Managing Member elects to sell the Series Asset in an auction or private sale with engaging an auction house or third-party intermediary, the auction house or third-party intermediary may charge the Series or the buyer of the Series Asset a reasonable fee. The Asset Manager or Managing Member may enter into an agreement with the auction house or third-party intermediary to share such commission.

(c) The Asset Manager may receive a reasonable fee for its services in overseeing the display or exhibition of Artwork or other collectibles in a gallery, museum or exhibition space, payable solely by the exhibitor.

(d) For each trade of Class A Shares on the Trading Platform, the Asset Manager shall receive a fee equal to 3% of the offering price of the shares subject to the trade, paid 1.5% by each of the buyer and seller to the trade, as described in greater detail above under “Description of Business- Asset Manager Compensation”.

Funding and Reimbursement of Expenses. In consideration for the compensation it receives under the Asset Management Agreement, the Asset Manager shall pay, and not be reimbursed by any of the Company Group Members for, (a) any costs or expenses associated with the Asset Based Services and Entity Level Services (referred to herein as the “Operating Expenses”), and (b) any Offering Expenses (excluding those Offering Expenses payable by the Managing Member). Offering Expenses include any expenses directly associated with the Offering such as the fees of North Capital, the Escrow Facilitator and Transfer Agent for services rendered in respect of the Offering, legal, accounting and auditing costs associated with the Offering, and SEC, FINRA and state registration and filing fees in respect of the Offering. The Asset Manager will not be required to pay, and if paid will be reimbursed by the associated Series and SP for, any costs or expenses associated with Extraordinary Services, as described above, or any item not considered an Offering or Operating Expense (an “Extraordinary Expense”). Examples of Extraordinary Expense may include costs associated with a sale of the Series Asset (including funding any royalty obligation owed to a third party), litigation, indemnification or sales tax (to the extent not paid at the time of the Offering). If not reimbursed within thirty (30) days of invoice, such Extraordinary Expense shall be treated as a loan by the Asset Manager to the Series or SP, as applicable, bearing interest at the Prime Rate plus two (2) percentage points, from the date the cost or expense was invoiced until the date it is fully paid. Any such loan shall be repaid by the Series or SP from the proceeds received upon a sale of the Series Asset, if not paid earlier, including through the potential issuance of additional Class A Shares.

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Display Rights. The Asset Manager, at the directive of the Managing Member, shall have the right to display or exhibit a Series Asset by lending or leasing it to museums, galleries or private parties so long as the Managing Member reasonably believes that such exposure increases or enhances the value, profile, public awareness and appeal of the Series Asset; provided that the museum, gallery or private party covers all of the expenses associated with the display or exhibition (or, if not, such expenses are paid for by the Asset Manager), and the Asset Manager’s reasonable fees in overseeing the transaction on behalf of the Company.

Termination. The Holders of the Class A Shares of any Series, voting as a group, may terminate the Asset Management Agreement and the Asset Manager’s services thereunder upon a Super Majority Vote (as such term is described below under “Description of Shares”), upon a non-appealable judicial determination that the Asset Manager or the Managing Member has committed fraud or intentional misconduct.

Amendments. Amendments to the Asset Management Agreement may be proposed only by or with the consent of the Asset Manager or Managing Member, provided that any amendment that would be adverse or detrimental to the interests of a Series or SP must be approved by a Majority Vote.

Asset Manager as Auctioneer

The Asset Manager is also bonded in California to act as an auctioneer and may perform such function at select Offerings in exchange for compensation.  In the case of an Auction, compensation will be based on a percentage of Hammer Price, consistent with industry practices. If the Asset Manager or any related party is to act as auctioneer at an Auction, its role will be clearly disclosed to the bidders and potential investors.

Limited Liability and Indemnification of the aShareX Parties and Others

The Operating Agreement limits the liability of the aShareX Parties, including the Managing Member, the Asset Manager, and their respective directors, officers, direct and beneficial owners, and persons serving in a similar capacity for, and none of such parties shall be liable to any of the Company Group Members or their affiliates or any Holder of Class A Shares for, any action taken or omitted to be taken by such persons with respect to the Company Group Members or any of their affiliates, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s fraud or intentional misconduct as judicially determined by a non-appealable judgment. With the prior consent of the Managing Member, any of the foregoing persons, the Company Group Members or any of their affiliates may advance to such person the fees and costs for their defense should a claim be made, with such obligation to be allocated to the entity to which the claim is most associated, and any such expense or cost would be an Extraordinary Expense to be funded as a loan by the Managing Member or by another commercial lender. The foregoing limitations on liability reduce the remedies available to the Holders of the Class A Shares for actions taken which may negatively affect the Company, the Series or its affiliates. Insofar as the foregoing provisions permit indemnification of aShareX and its affiliates controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Removal of Managing Member

The Class A Members of the Company, voting as a group, may remove the Managing Member upon a Super Majority Vote (as such term is described below under “Description of Shares”), upon a non-appealable judicial determination that the Managing Member has committed fraud or intentional misconduct.

License Agreement

aShareX has entered into a non-exclusive, non-sublicensable, non-transferable, royalty free, worldwide license agreement with the Company and Cayman allowing them to use its trademarks (including the name “aShareX”), tradenames, patents, trade secrets and other intellectual property rights to facilitate the conduct of their respective businesses. aShareX will extend a similar license to each Series and SP upon establishment. The license agreement includes the right to use, along with the Company’s registered users, the Investor Platform and the AShareX Platform.

Involvement in Certain Legal Proceedings

None of aShareX, the Managing Member and the Asset Manager, has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past ten years.

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MANAGEMENT COMPENSATION

The Managing Member and Asset Manager will receive certain fees and expense reimbursements from each Series for services relating to it and its Segregated Portfolio, including for the acquisition, safekeeping and sale of the Series Assets. The items of compensation are summarized below.

MANAGING MEMBER
Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Class B Shares

In consideration for funding the fee and other expenses payable to the Broker upon the Closing of an Offering, or the costs and expenses incurred in connection with any Offering that is not completed, the Managing Member will be issued 1,000 Class B shares in each Series, representing a 10% interest in the associated Series Asset’s appreciation in value over its initial Purchase Price. If the Class B Shares are all converted into Class A Shares of the Series prior to the sale of the Series Asset, which the Managing Member may choose to do in its sole discretion, the Managing Member will receive Class A Shares according to a formula set forth in our Operating Agreement which generally equates to 10% of the appreciation in the per share price of the Class A Shares in excess of their original sales price pursuant to this Offering.

The appreciation in value over its initial Purchase Price cannot presently be determined.

Reimbursement for Extraordinary Expenses

Extraordinary Expenses, defined to mean expenses other than Offering Expenses and Operating Expenses relating to the Company Group Members, will, at the election of the Managing Member, be funded by (i) the Managing Member as a loan to the Company bearing interest at two percentage points above the Prime Rate, or (ii) a commercial lender. Any such loans shall be payable upon the sale of the Series Asset or, at the election of the Managing Member, through proceeds raised upon the issuance of additional Class A Shares. The Managing Member and Asset Manager will be reimbursed for any costs they directly incur (without markup) in rendering services to address the matter giving rise to the Extraordinary Expenses (e.g., litigation, indemnification or sales tax (to the extent not paid at the time of the Offering), including an allocable portion of compensation expense for any personnel dealing directly with the matter based on the hours expended in such effort, provided that no such reimbursable amounts shall exceed those that would be charged by a third party with comparable experience and expertise.

The amount of interest payable to the Managing Member for any loan related to Extraordinary Expenses cannot presently be determined.

Conduct of Auction by aShareX

The Managing Member or Asset Manager may conduct an Auction itself with a Series Asset it has sourced and holds on consignment from the Seller. Bidders registered with the Company will bid at the Auction through use of the  AShareX Platform and the only difference is that the Managing Member or Asset Manager and not a more traditional Auction House is conducting the Auction. If the Series Asset is purchased by the bidders, and Class A Shares issued in the associated Series, the Managing Member or Asset Manager will receive a standard Buyer’s Premium and, if applicable, Seller’s Commission for selling the Series Asset. The terms of the Auction will be at least as favorable to the bidders as those offered by the major Auction Houses and the fees payable to the Managing Member or Asset Manager will be in line with the compensation payable to such Auction Houses.  Upon successful completion of an Auction conducted by the Managing Member or Asset Manager, the Managing Member will receive a commission based on a percentage of the Hammer Price, as set forth in greater detail on Appendix B (Series Offering Table) and C (Use of Proceeds).

The amount cannot be determined at this time as it depends on whether the Managing Member will conduct an Auction in its own capacity. For Series 12, the Asset Manager has waived charging a fee for conducting the Offering to purchase the vehicle.

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ASSET MANAGER
Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Sourcing Fee

In exchange for attending to the day-to-day operations of the Series and its related SP and funding all of their Operating Expenses and certain of their Offering Expenses, the Asset Manager will receive the Sourcing Fee equal to 6% (Series 10 and Series 11) or 15% (Series 12) of the Purchase Price of the Series Asset.

See Series Offering Table.
Transfer Fee Payable upon Sale of Class A Shares on the Trading Platform

In partial consideration for it rendering the services required under the Asset Management Agreement, and funding all of the Operating Expenses, including the fees of the Escrow Facilitator, the Transfer Agent and North Capital for use of its Trading Platform, the Asset Manager will receive a transfer fee upon  any sale of the Class A Shares on the Trading Platform or other secondary trading platform equal to 3% of the Offering Price of the shares subject to the trade, payable 1.5% by each of the buyer and seller to the trade.

These amounts cannot presently be determined.
Buyer’s Premium – Auctions conducted by an Auction House

The Auction House will pay to the Asset Manager a portion of the Buyer’s Premium it receives upon the sale of the associated asset at an Auction in which potential investors participate in bidding through the  AShareX Platform, even if the Investors do not submit the Winning Bids for the associated asset.  Such portion is based on a variety of factors, including the ultimate price paid for the Series Asset. The Buyer’s Premium is determined through a standard formula charged by the Auction House and thus any portion paid to the Asset Manager does not increase the Purchase Price paid by the Investors for the Series Asset or otherwise result in an additional cost to the Investors.

The Managing Member received $735 in Buyer’s Premium for the Series 10 Offering and $18,000 in Buyer’s Premium for the Series 11 Offering.  No such fee will be paid to the Managing Member for the Series 12 Offering.

Disposition of the Series Asset without a Third-Party Intermediary

The Managing Member may determine to sell the Series Asset without engaging an auction house or other third-party intermediary if commercially reasonable to do so, in which event, it or the Asset Manager may charge the buyer of the Series Asset a reasonable fee not to exceed the lowest published Buyer’s Premium charged by Sotheby’s, Christie’s or Bonhams in effect at such time.

The amount cannot be determined at this time.

Disposition of the Series Asset without a Third-Party Intermediary	The Managing Member may determine to sell the Series Asset by engaging an auction house or other third-party intermediary, in which event, the auction house or third-party intermediary may charge the buyer of the Series Asset a reasonable fee. The auction house or third-party intermediary may agree to share a portion of the commission it receives from the buyer with the Asset Manager or Managing Member.	The amount cannot be determined at this time.
Fee Payable upon Display or Exhibition of the Series Asset	The Asset Manager may receive a reasonable fee for its services in overseeing the display or exhibition of the Series Asset in a gallery, museum or exhibition space, payable solely by the exhibitor.	The amount cannot be determined at this time.

The compensation received by the Managing Member and Asset Manager to date in connection with any specific offering, other than the Managing Member’s receive of the Class B Shares, is outlined in Appendix B (Series Offering Table).  For the year ended December 31, 2023, Series 10 owed the Manager an aggregate of $1,311 in compensation, consisting of a $576 Sourcing Fee totaling and $735 representing its share of the Buyer’s Premium. For the year ended December 31, 2024, no amounts were owed to the Manager from Series 10 or Series 11. The amounts due are unsecured, non-interest bearing and due on demand.

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Compensation of Board Members, Advisory Board Members and Executive Officers

None of the Company Group Members have any employees, nor do they intend to hire any employees who will be compensated directly by such entities. Each of the Managing Member’s and Asset Manager’s directors and officers receive compensation for his or her services from aShareX, the Managing Member or Asset Manager without reimbursement from any of the Company Group Members.

SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following discussion sets forth information about the current beneficial ownership of the Company and Series as of the date of this Offering for:

•	Each Person known to us to be the beneficial owner of more than 10% of the Class A Shares entitled to vote;

•	Each named executive officer;

•	Each member of the Board of Directors; and

•	All of the executive officers and members of the Managing Member as a group.

The address for each such Person is in care of aShareX Series LLC, 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024.

The Managing Member is currently the only member of the Company and holds all of its membership interests.  The Managing Member will initially be the only member of each Series holding 1,000 Class B Shares.  The Series' Class B Shares entitle the Managing Member to 10% of the appreciation in value of the associated Series Asset over its Purchase Price.  The Class B Shares can be converted, in the Managing Member’s sole discretion, into Class A Shares pursuant to the formula in the Operating Agreement resulting in the issuance of shares having a market value equal to 10% of the increase in the aggregate per share price of the Series’ Class A Shares following the associated Offering.  Since the conversion to Class A Shares is contingent solely on value or share price appreciation, it cannot be currently determined if the Managing Member, or indirectly its beneficial owners will acquire any Class A Shares through conversion.  As of the date hereof, the Managing Member has only received Class B Shares of previously offered Series and has not converted any such shares to Class A Shares.

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Except in its limited role as auctioneer, the aShareX Parties cannot participate in any Auction due to the fact that they are privy to greater information pre-bidding and as the Offering process proceeds, and thus they cannot purchase Class A Shares as part of the Fractional Bidders. They can, however, purchase unsubscribed for Class A Shares (e.g., due to downward rounding or an investor failing to fund its subscription price or qualify as a Qualified Purchaser), up to 20% of the total Class A Shares of the Offering, subject to any requirements that such shares are offered first to the seller of the Series Asset (assuming seller is a Qualified Purchaser) and then to Investors submitting Winning Bids as otherwise described herein. Given the highly speculative nature of these circumstances, it cannot be assumed that any of the aShareX Parties will acquire any Class A Shares in any Offering. Any such purchase by the aShareX Parties will be at the same price paid by all other Investors. As such, the Company cannot say with certainty that an aShareX Party will purchase or acquire Class A Shares in any Series at or following the Closing of the associated Offering.

As required by SEC regulations, the Company will disclose the name, address and share ownership total of any person directly or beneficially owning (including through affiliates) more than 10% of the Class A Shares of any Series. A Class A Member who beneficially owns 5% or more of the Class A Shares may irrevocably restrict or limit its voting rights by filing with the Managing Member a Vote Limit Certificate, substantially in the form included as an Exhibit to our Offering Statement. Any Class A Member that irrevocably limits its voting rights to not more than 10% of the total voting power of the Class A Shares in any Series, will not be subject to the disclosure requirement in the Company’s future SEC reports with respect to such Series, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

As of the date hereof, no person owns more than 10% of the Class A Shares of any Series that has not irrevocably limited their voting rights as outlined above.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There have been no transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and where the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets since inception, and in which any related person, including any of our directors, officers or Holders of more than 10% of the Class A Shares of any Series, had or will have a direct or indirect material interest (other than compensation described under “Management Compensation”).

DESCRIPTION OF SHARES

The following description of the Class A Shares is based upon the Company’s Certificate of Formation and the Operating Agreement and applicable provisions of law, in each case as in effect prior to the qualification of this Offering Circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the foregoing documentation, copies of which are filed with the SEC as exhibits to the Offering Statement of which this Offering Circular forms an integral part.

Formation and Class A and B Shares.

We were formed as a Delaware series limited liability company on January 13, 2023 by the Managing Member. The Managing Member adopted the Company’s Operating Agreement as its sole member and the Company is a member-managed limited liability company.   Effective July 31, 2025, the Company changed its name from aShareX Fine Art, LLC to aShareX Series LLC to better reflect broader potential Series Assets.

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Each Series will be established by the Company to acquire a specific Series Asset following an Offering.  Each Series will be established by the Company’s execution of a Series Designation which, together with the Operating Agreement, governs the rights and obligations of the Series and its Members.  Upon completion of an Offering, the associated Series will have two classes of membership interests: Class A membership interests (referred to herein as the “Class A Shares”) and Class B membership interests (referred to herein as the “Class B Shares”).  The Managing Member will own 1,000 Class B shares in the Series and no additional Class B shares will be issued.  Upon the Closing, we will issue that number of Class A Shares as is determined by dividing the Acquisition Cost of the Series Asset by the Offering Price for the Class A Shares, and rounding such issuance down to the nearest whole share, with appropriate adjustments made to the purchase price paid by Investors, to avoid the issuance of fractional shares.  Any fractional shares not purchased by investors because of rounding down will be purchased by the Managing Member or one of its affiliates, or may be sold to other investors, in the Managing Member’s sole discretion.  It is not anticipated that any Series will issue any additional Class A Shares other than to effect the conversion of Class B shares into Class A Shares as set forth in our Operating Agreement, or to raise sufficient proceeds to pay down or off loans advanced by the Managing Member or commercial lender to pay Extraordinary Expenses of the Series.

The Class A Shares have limited voting rights and are entitled to all of the distributions made by the Series following the sale of the Series Asset, subject to Managing Member, if it has not converted any of the Class B Shares, having the right to receive an amount equal to 10% of the difference between the value appreciation in the Series Asset from its Purchase Price. If only a portion of the Class B Shares are retained, the amount otherwise distributable to the Managing Member will equal such value appreciation multiplied by a fraction, the numerator of which is the number of Class B Shares retained and the denominator of which is 1,000. The Class B shares may be converted into Class A Shares prior to the sale of the Series Asset pursuant to a formula set forth in the Operating Agreement which is intended to represent 10% of the appreciation in the aggregate per share price of the Class A Shares following the Closing of the Offering.

Summary of Operating Agreement and Series Designation

The following discussion summarizes some of the key provisions of the Operating Agreement, as the same may be modified by a Series Designation executed upon the establishment of a Series, and is qualified in its entirety by reference to the specific provisions of the Operating Agreement and, if applicable, the Series Designations.

Organization, Duration and Powers. The Company is a Delaware series limited liability company formed pursuant to, and governed by, the Delaware Act. Each Series will be established by a Series Designation. Each Series will acquire the designated Series Asset upon the Closing of an Offering, and it will remain in existence until the Series Asset is sold and the resulting Net Sales Proceeds are distributed to the Holders of the Class A and B Shares. The Series is permitted to engage in such activities as determined by the Managing Member as are necessary or helpful to acquire, preserve, hold for value appreciation, store, display, exhibit and sell the Series Asset. Each Series may not engage in another business activity without approval by a Majority Vote of the Series. Without obtaining such approval, we cannot amend, waive or fail to comply with any material provision of a Series Designation that adversely affects the Class A Members of such Series, or amend any material provision of the Operating Agreement that would disproportionately and adversely affect the Class A Members as compared to the other Series Members (though the Company may issue securities with rights superior to those of the Class A Members provided that the Class A Members are given the right to purchase the applicable security as provided for in the Operating Agreement).

The Managing Member.  The Operating Agreement appoints the Managing Member as the managing member of the Company and each Series. The Managing Member’s operations are overseen by its Board of Directors.  The Managing Member has full authority in its discretion to exercise, on behalf and in the name of the Company and any Series, all rights and powers of a “Managing Member” of a limited liability company under the Delaware Act necessary or convenient to carry out our purposes.  Any person dealing with the Company or a Series will be entitled to rely conclusively upon the power and authority of the Managing Member and its Board of Directors in all respects, and the Managing Member is authorized to execute any and all agreements, instruments and other writings on behalf of the Company and the Series in their name.

The Managing Member will have sole voting and decision-making power over all matters associated with the Company and each Series other than those matters requiring the consent of the Holders of the Class A Shares of all Series, in the case of the Company, or the Holders of Class A Shares of the particular Series, in the case of a Series.

The Managing Member and Asset Manager may be removed and replaced by aShareX with or without “cause” as their sole member. The Managing Member and Asset Manager may also be removed by the Super Majority Vote of the Holders of the Class A Shares of all the Series upon a final determination by a court of competent jurisdiction concluding that one or both have committed fraud or willful misconduct. A “Super Majority Vote” means approval of the matter by the Holders of 66.66% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

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Asset Management Agreement. Each Series, SP and the Asset Manager will enter into an Asset Management Agreement described in “Management-Asset Manager.” Pursuant to this agreement, and subject to the oversight of the Managing Member, the Asset Manager will have complete and exclusive discretion in the day-to-day management and control of the business affairs of each Series and SP, subject to matters requiring the consent of the Class A Members of such Series.

Voting Rights. The Class A Shares have no voting rights other than those limited rights as may be required pursuant to the Delaware Act, the Operating Agreement and the Series Designation. Except for those limited required rights, the control and governance of the Company Group Members is vested in the Managing Member and the Asset Manager. The Class A Shares of each Series are considered “Voting Shares” excluding (i) shares held by the aShareX Parties (except for the limited purpose of satisfying a quorum or approving the sale of the Series Asset), and (ii) shares whose voting rights have been expressly negated by the Holder. On each matter where the Class A Members have a right to vote, each Voting Share shall be entitled to and shall constitute one (1) vote, and all Voting Shares shall vote together as a single class, except as otherwise set forth in the Operating Agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of the Company or a Series, each Class A Member shall be entitled to cast a number of votes equal to the number of Voting Shares that such person holds as of the record date for the vote, subject to any voting rights voluntarily relinquished by the Holder.

Any Class A Shares in a Series held by the aShareX Parties will not be entitled to vote on any matter except for the approval of the sale of the Series Asset associated with the Series. The Class A Shares held by the aShareX Parties will be counted for quorum purposes.

Unless otherwise set forth in the Operating Agreement, or otherwise required by the Delaware Act, for matters in which the Class A Members are entitled to vote and affect the Series only (and not the Company more generally), a quorum is required consisting of the attendance in person or by proxy of a majority of the Voting Shares of such Series. If such a threshold cannot be obtained, a quorum will be met at a subsequently called meeting of Holders of 25% or more of the Voting Shares attend the meeting in person or proxy. For purposes of satisfying the quorum requirement, Class A Shares in a Series held by the aShareX Parties will be counted. Any matter affecting the Series will be considered approved only if consented to by a majority of the Voting Shares casting votes concerning such matter, with the exception that the Class A Shares held by the aShareX Parties will be counted as Voting Shares for purposes of approving the sale of the Series Asset. Matters affecting the Series only consist of (i) approval of the sale of the Series Asset, (ii) proposed amendments to the Series Designation that adversely affect the Class A Members, and (iii) proposed amendments to the Operating Agreement that adversely and disproportionately affect the Class A Members when compared with the other Series Members.

With regard to matters affecting the Company more generally as to which the Class A Members are entitled to vote, a quorum will require the attendance in person or by proxy of those Class A Members holding a majority of the Voting Shares of all the Series entitled to vote on such matter. If such requirement is not met at a duly called meeting, the quorum requirement will be satisfied at a subsequent duly called meeting of Class A Members holding at least 25% of the shares entitled to vote attend such meeting in person or by proxy. Class A Shares held by aShareX and its affiliates shall be counted solely for such purpose. Any amendment to the Operating Agreement adversely affecting the Class A Members of all Series generally (and not a Series specifically) will be considered approved if consented to by Holders of a majority of the outstanding Class A Shares of all the Series voted with respect to such matter in the aggregate as described below (a “Company Majority Vote”). The removal of the Managing Member or the Asset Manager for acts or omissions constituting fraud or intentional misconduct as judicially determined shall be deemed approved if consented to by a Super Majority Vote.

For purposes of determining the percentage vote requirement, each Series shall have their votes weighted in proportion to a percentage, the numerator of which is the aggregate Offering Price of the Class A Shares issued by the Series in its Offering, and the denominator of which is the aggregate Offering Price of the Class A Shares issued by all Series whose Series Assets have not been sold. By way of example, if the aggregate offering price of Series X is $5 Million and it has 100 Voting Shares, and the aggregate offering price of Series Y is $10 Million and it has 50 Voting Shares, then each Voting Share of Series X is deemed to have an effective voting percentage of $5M/15M x 1/100. Conversely, each Voting Share of Series Y is deemed to have an effective voting percentage of $10M/$15M x 1/50. In determining the outcome of any vote at a meeting, Class A Members that abstain or do not vote will not be considered as having participated in the vote.

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To be clear and subject to the contrary terms of the Delaware Act, the Managing Member, will have sole voting power over all matters not reserved to the approval of the Class A Members of a Series. Such reserved matters are essentially limited to: (i) the amendment, waiver or failure to comply with any material provision of the Operating Agreement, the Series Designation or Asset Management Agreement that disproportionately and adversely affects a Series or the Class A Members within a Series, (ii) the removal of the Asset Manager or Managing Member for fraud or intentional misconduct as judicially determined, or the approval of a successor Managing Member upon Managing Member’s voluntary resignation, or (iii) the sale of the Series Asset prior to the Mandatory Sale Year.

Self-Imposed Restrictions on Voting Shares. A Class A Member may irrevocably limit or eliminate its voting rights as to specific Class A Shares by filing a Vote Limit Certificate in the form attached as Exhibit B to the Operating Agreement.  In the event a Class A Member does so, the Class A Shares shall no longer have any voting rights for so long as such shares are beneficially owned by such Class A Member or its affiliates. Any Class A Member that irrevocably eliminates its voting rights with respect to a Series such that under no circumstances would such Class A Member, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A Members of such Series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings with respect to such Series, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Managing Member in its sole and absolute discretion and the Company or the Transfer Agent may require any Class A Member that owns 10% or more of the Class A Shares in a Series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status.

Exercise of Voting Rights. Whenever Holders of Class A Shares are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting. A meeting of the Class A Members of a Series to vote on a matter may be called by the Managing Member of such Series. The meeting may be conducted by video or telephonic communication and voting may be conducted through the Investor Platform. The Company shall provide Holders of Voting Shares with not less than five (5) nor more than sixty (60) days’ prior notice of any meeting or any action subject to a vote of Holders of Voting Shares at a meeting that requires a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the Voting Shares casting votes on such matter or such higher percentage of Voting Shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by Holders of Voting Shares, the then Holders may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission on the AShareX Platform or as otherwise permitted by applicable law.

We have elected to be governed by certain provisions of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though Holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. We currently intend to utilize the Investor Platform to the extent possible for meetings of, and votes of our Class A Members.

Conversion of Class B Shares.  The Class B Shares will be convertible into Class A Shares of a Series in the Managing Member’s discretion, in whole or in part, at any time prior to the consummation of a sale of the Series’ Series Asset pursuant to a formula set forth in our Operating Agreement which is intended to result in the issuance of Class A Shares to the Managing Member representing in terms of market value 10% of the appreciation in the per share price of the Class A Shares following the Closing of the Offering.  The Class A Shares have no conversion rights.

Agreement to be Bound by the Operating Agreement. By executing its Subscription Agreement and having it be accepted by the Managing Member, each Investor agrees to be admitted as a member of the Company and to be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Each person who acquires Class A Shares from a Holder must agree to be bound by the terms and conditions of the Operating Agreement.

Distributions. The Company does not expect any Series to pay any distributions other than a liquidating distribution following a sale of its Series Asset. There can be no assurance as to the amount or timing of a liquidating distribution (although it is expected that such distribution will occur no later than the beginning of the Mandatory Sale Year or, at the latest, by the end of the Mandatory Sale Year if a sale is unavoidably delayed. There are no contractual restrictions on our or any Series’ ability to declare or pay distributions.

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No Preemptive Rights. The Class A Shares have no preemptive rights other than in limited circumstances, such as when investors fail to fund their fractional share of the Acquisition Cost, or there is a need to fund Extraordinary Expenses.  In such circumstances, as determined by the Managing Member, the Class A Shares will be given a priority opportunity to purchase shares on a pro rata basis, subject to applicable securities laws.

Limited Liability. The liability of each member of the Company shall be limited as provided in the Delaware Act and as set forth in the Operating Agreement. No Class A Member shall be liable for the debts, liabilities or obligations of the Company Group Members, including the Series in which it invests unless it expressly agrees otherwise, and it shall not be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur). The Series is not liable for the debts, liabilities or obligations of the Company or any other Series or SP, other than for the indemnification of Protected Persons, as defined below, acting or omitting to act on behalf of the Series.

Return of Distributions. Under the Delaware Act, if a Class A Member receives a distribution from a Series and knows at the time of the distribution that it was in violation of the Delaware Act, such member is liable to the Company to return such distribution for a three-year period following the distribution.  Under the Delaware Act, a Series may not make a distribution to a Class A Member if, after the distribution, all liabilities of the Company, other than liabilities to the members of the Series on account of their Class A and B Shares and liabilities for which the recourse of creditors is limited to specific property of the Company, would exceed the fair value of the assets of the Company.  The Managing Member does not intend for any Series to make current or liquidating distributions to the Holders of its shares that will violate the provisions of the Delaware Act.  At the time the Series Asset is sold, and the expenses of sale and liquidation are paid, the Series and SP should have no known liabilities, and therefore the distribution of the Net Sales Proceeds to the Members of the Series should not risk implementing the foregoing provisions of the Delaware Act.  As a result, we do not expect that any of the Class A Members of any Series will be required to return any portion of the distributions it receives.

Restrictions on Transfer. The Class A Shares may only be transferred by operation of law, with the consent of the Managing Member or:

•	To an immediate family member or an affiliate of the transferor,

•	To a trust or other entity for estate or tax planning purposes if the transferor maintains control of the trust or entity,

•	As a charitable gift,

•	On the Trading Platform.

An otherwise permitted transfer, to be effective, must be reported to the Managing Member and the Company’s Transfer Agent, and the transferee must have registered on the AShareX Platform, passed KYC and AML screening, and executed the documentation required of any transferee.

An Investor may pledge its Class A Shares as collateral for a loan, provided that the lien is extinguished prior to the transfer of the shares, and the pledgor and lender agree that, if there is a foreclosure on the lien, the lender will notify the Managing Member and Transfer Agent of the transfer, register the lender (or other transferee) on the AShareX Platform and execute the documentation required of any transferee.

Redemption Rights. Neither the Company nor the Series has any right or obligation to redeem the Class A Shares.

Exculpation and Indemnification of aShareX Parties and Others. Subject to certain limitations, the Operating Agreement and Asset Management Agreement limits the liability of the aShareX Parties (including aShareX, its affiliates, and their respective directors, officers, direct and beneficial owners) and certain persons performing services for the Company or the Series (referred to together as the “Protected Persons” or in the singular as the “Protected Person”). No Protected Person shall be liable to the Company or any Series, and shall be defended, indemnified and held harmless by the Company and the Series to whom the claim relates for, any action taken or omitted to be taken by it or by other person with respect to the Company or associated Series as applicable, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own intentional misconduct or fraud, in each case as judicially determined by a court of final determination. With the prior consent of the Managing Member, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. Indemnification payments are considered an Extraordinary Expense and they are limited to the Company’s and the Series’ assets. Further, insofar as the foregoing provisions permit indemnification of a Protected Person for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Reimbursement of Expenses. In the event of a claim asserted against a Protected Person arising from the performance or non-performance of such person’s duties with regard to a Class A Member, the Managing Member is obligated to cause the Company or the Series to which the claim relates, at their expense, to defend the Protected Person in respect of the claim, provided that if the Protected Person is finally determined not to be entitled to indemnification under the terms of the Operating Agreement or Asset Management Agreement, as applicable, the Protected Person will be required to reimburse the indemnifying entity for the legal costs and related expenses we incurred in defense of the claim. Notwithstanding the foregoing, in the event of a claim asserted by the aShareX Parties against a Protected Person, neither the Company nor any Series will be obligated to provide counsel to represent the Protected Person and he or she will be required to pay for their own defense, subject to the Company or Series’ obligation to reimburse the Protected Person for its legal costs and related expenses if it is finally determined that it is entitled to indemnification in respect of the claim asserted. A Series shall have no indemnification obligation for claims made against a Protected Person with respect to acts or omissions associated with the Company or another Series.

Liquidity Sale. Each Series will own its Series Asset for an indefinite period although it must be sold in the Mandatory Sale Year. The Series Asset may be sold at an earlier time if approved by a Majority Vote. There is no guaranty that the Net Sales Proceeds derived from the sale will be reflective of the estimated fair market value of the Series’ Class A Shares at such time. The Asset Manager will be entitled to reimbursement for costs and expenses associated with any such transaction and it shall use commercially reasonable efforts to achieve favorable terms, but otherwise to consummate the transaction in its sole discretion (except that the purchase price must be paid in cash).

Amendment of the Operating Agreement. Amendments to the Operating Agreement may be proposed only by or with the consent of the Managing Member and must be approved by a Majority Vote, in the aggregate, weighting each Series based on the aggregate Offering Price related to such Series in comparison to the aggregate Offering Price of all Series as described above under Voting Rights. However, if the amendment adversely and disproportionately affects any particular Series, or if such amendment is to a Series Designation or otherwise only adversely and disproportionately affects a Series or its Class A Members, such amendment must be approved by a Majority Vote. However, the Managing Member does not need the consent of the Class A Members of the various Series to amend the Operating Agreement in other instances, including: (i) to evidence the withdrawal of a Class A Member or the joinder of a new Class A Member of the Company or any Series; (ii) in connection with the transfer of Class A Shares; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; (iv) in connection with the funding of loans for Extraordinary Expenses or the issuance of Class A Shares to fund repayment of such loans, (v) to evidence the conversion of Class B shares into Class A Shares, or (vi) any change the Managing Member deems necessary or appropriate to enable or facilitate secondary trading of the Class A Shares.

Termination and Dissolution. Each Series will continue in existence until terminated upon the first to occur of: (i) the approval of termination by a Majority Vote and the Managing Member; (ii) the sale of the Series Asset for cash, or (iii) the entry of a decree of judicial dissolution under Section 18 802 of the Delaware Act.  The dissolution event shall be effective on the day such event occurs and immediately thereafter the Managing Member will commence the sale of the Series Asset, if such sale itself was not the triggering event, and the winding up and liquidation of the Series and SP, which shall include the distribution of the Net Sale Proceeds from the sale of the Series Asset.

Books and Reports. We are required to keep appropriate books of the business affairs of the Company Group Members at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

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Binding Arbitration under the Subscription Agreement

By purchasing Class A Shares in this Offering, Investors agree to be bound by the arbitration provisions contained in their Auction Agreement or Investor Agreement and Subscription Agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the Auction Agreement or Investor Agreement and the Subscription Agreement, including issues as to the Offering, and the subscription and payment for the Class A Shares. This arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Dalmore as the broker dealer of the Offering or as the executing broker for secondary market trades on the Trading Platform, which can be settled through the arbitration rules of FINRA Dispute Resolution, Inc., including through voluntary mediation or arbitration. Issues arising after the Closing of an Offering with respect to a Series or its Class A Shares are not subject to arbitration but instead are subject to resolution through judicial proceedings in the State of Delaware.

Waiver of Jury Trial under the Subscription Agreement

By executing the Auction Agreement or Investor Agreement and Subscription Agreement, as applicable, each Investor and each purchaser of Class A Shares agrees to waive its rights to a jury trial concerning claims that are subject to arbitration. This waiver of rights to a jury trial does not apply to claims made under the federal securities laws.

Exclusive Jurisdiction

The Operating Agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A Shares and affirming the terms of the Operating Agreement, Class A Members acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this Offering, there has been no public or private market for the Class A Shares, and we cannot predict the effect, if any, that secondary market sales of the Class A Shares will have on the market price of the shares prevailing from time to time. All of the Class A Shares sold by a Series in an Offering will be freely tradable under federal securities laws other than shares purchased by the aShareX Parties (whether purchased in this Offering or acquired upon conversion of the Class B Shares) or by anyone deemed to be our “affiliate” as such term is defined under Rule 405 of the Securities Act. An Investor acquiring 10% or more of the Class A Shares sold by the Series may be deemed an “affiliate”. The shares of such persons may be considered “control” securities under U.S. federal securities laws and are subject to certain trading volume restrictions and reporting requirements under Rule 144 promulgated by the SEC. The Company or its transfer agent may require such persons to provide a legal opinion or other information to determine “affiliate” status, and such persons may be restricted from participating on any secondary trading platform, such as the PPEX ATS. The aShareX Parties are permitted to pledge their Class A and B shares to secure loans or other financings.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A Shares by Holders (as defined below) as of the date hereof. For purposes of this section, references to the “Company,” “we,” “our,” and “us” refer only to the Company and not to Cayman or any SP which will hold title to the Series Asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

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As stated in greater detail below, based on current tax law, the Company intends to take the position that the sale of the Series Asset and the resulting distribution of the Net Sales Proceeds to the Company’s Members should not be subject to an entity level tax at either the Company or Cayman levels. Taxable gain recognized in such transaction by Investors subject to U.S. tax who (i) have held their Class A Shares for more than one year, (ii) own, through their proportionate investment in the Company, less than 10% of the voting power or equity value of Cayman (as opposed to any Series), and (iii) have a timely filed “QEF election” in effect with the IRS for the year the shares are acquired, should be subject to a maximum federal income tax rate of 23.8% for individuals, trusts and estates if the shares are sold prior to the year in which the Series Asset is sold. If the Class A Shares are held by such Investors through the year in which the Series Asset is sold, the maximum tax rate will increase to 31.8%. Corporate Investors will be subject to a maximum federal income tax rate of 21% on any gain recognized on the sale of the Series Asset or their Class A Shares, and non-U.S. Investors and tax-exempt Investors will generally not be subject to tax on the gain recognized upon the sale of their Class A Shares or the Series Asset. The foregoing discussion is based on the current federal income tax rates (which may be subject to change), and the tax treatment is not free from doubt given the complexity of the applicable provisions of the tax law.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A Share that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person.  As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A Share that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

The following discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A Shares as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state, local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A Shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner or member. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A Shares.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Company and each Series

We expect to be treated as a partnership for federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. We also expect each Series to be treated as a separate partnership or otherwise as a disregarded entity for federal income tax purposes. As a partnership or disregarded entity, the Company and each Series will not be subject to federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Class A Shares.”

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. A publicly traded partnership, such as the Company or possibly each Series, will be treated as a partnership if (i) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (ii) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

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We intend to operate such that we and each Series will meet the qualifying income exception in each taxable year. We do not expect that the Company and the Series will earn any income in any taxable year other than qualifying income including (i) interest income with respect to certain short-term debt investments, and (ii) an income inclusion followed by a liquidating distribution of an SP in the year in which the Series Asset is sold. In addition, given that the Company and each Series has been formed to own the Series Asset and not to invest in securities, we are not subject to registration under the 1940 Act. Accordingly, at present, we do not expect to seek a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position.

If contrary to our expectations, we or a Series is treated as a corporation in any taxable year, our or the Series’ items of income, gain, loss, deduction and credit would be reflected on our respective tax returns, rather than the returns of our Holders, and we or the Series, as applicable, would be subject to U.S. corporate income tax on the associated taxable income.  Distributions of cash or other property to a Holder with respect to its Class A Shares generally would be treated as a dividend to the extent such distribution was paid from the Company or the Series, as applicable, current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in its Class A Shares, and then as capital gain.  Accordingly, because of the “double tax regime,” treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of its Class A Shares.

The remainder of this discussion assumes that we and each Series will be treated as a partnership or disregarded entity for federal income tax purposes and the focus will be on the treatment of each Series and its Class A Members on the basis that the Series will be characterized as a separate entity for such purposes.

Taxation of Cayman

Cayman intends to file an election with the IRS to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for federal income tax purposes. We, as the holder of Cayman shares, and each Series, as the holder of an SP, will not be taxed directly on the earnings of Cayman or the SP. We intend to treat Cayman as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that Cayman is so treated.

Taxation of U.S. Holders of Shares

Overview. The overall ownership structure has been structured to produce nominal income or expenses allocable to the Holders prior to the sale of the Series Asset. Expenses incurred prior to the sale will, to the extent permitted, be capitalized into the tax basis of the Series Asset. At the time all or a portion of Series Asset is  sold, the gain recognized by the Series and allocated to a U.S. Holder who is an individual, trust or estate and who (i) has held its Class A Shares for more than one year, (ii) has a “QEF” election” in effect for the taxable year in which such Holder acquired its Class A Shares, and (iii) does not own, through its proportionate investment in the Company, 10% or more of the voting power or equity value of Cayman (as opposed to any Series), will have the gain taxed at a maximum federal income tax rate of  31.8% if its Class A Shares are held through the year in which the Artwork is sold, reduced to 23.8% if its Class A Shares are sold prior to such year.  Corporate Holders will have the gain recognized from the sale of the Series Asset or their Class A Shares taxed at a maximum federal income tax rate of 21%.   Holders who are not subject to U.S. tax such as foreign investors or non-profit organizations should not be subject to tax on gain derived from the sale of the Series Asset or their Class A Shares. The balance of this discussion proceeds on assuming the foregoing positions will be sustained if challenged by the IRS.

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Taxation of Holders of Shares on Our Profits and Losses. Each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of the associated Series’ income, gain, loss, deduction or credit. It is possible, although extremely unlikely, that in any year, a Holder’s tax liability arising from the Series could exceed the distributions made by the Series to such Holder. The Company (or each Series) will file a U.S. federal partnership information return reporting its operations for each year and provide each Class A Member of the Series with information of the Series’ tax items to be included on its federal income tax return.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of a Series’ items of taxable income will generally be allocated to the Holders of the Class A Shares in proportion to their Class A Shares. Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of each Series’ items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A Shares, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A Shares to the possible detriment of certain Holders. The Managing Member is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Class A Shares. A Holder’s initial tax basis in its Class A Shares will generally equal the amount such Holder paid for them plus such Holder’s allocable share of the associated Series’ liabilities (which are expected to be minimal). A Holder’s adjusted tax basis will be increased by such Holder’s share of items of the Series’ income and gain and any increase in such Holder’s share of liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from the Series, such Holder’s allocable share of items of the Series’ deductions and losses and by any decrease in such Holder’s allocable share of the Series’ liabilities. Holders who purchase Class A Shares in separate transactions must combine the basis of those Class A Shares and maintain a single adjusted tax basis for all such shares. Upon a sale or other disposition of less than all of the Class A Shares held by such Holder, a portion of that tax basis must be allocated to the Class A Shares sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of the associated Series losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A Shares as of the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of the Series’ losses would reduce its adjusted tax basis for its Class A Shares below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and would be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect any Series to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

It is anticipated that each Series’ expenses generally will be investment expenses treated as miscellaneous itemized deductions, rather than trade or business expenses, with the result that any individual who is a Holder (either directly or through a partnership or other pass-through entity) will not be permitted to claim a federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in its ability to claim a tax deduction for such expenses.

We expect that each Series will capitalize the Sourcing Fee into the tax basis of the acquired Series Asset and therefore Holders will not deduct or amortize such fee but instead it will offset the gain (or increase the loss) subsequently recognized by the Series on the sale of its underlying Series Asset.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by each Series generally will not be taxable to a U.S. Holder to the extent of its adjusted tax basis in its Class A Shares in the Series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of its Class A Shares in the Series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share for more than one year at the time of such distribution, subject to certain exceptions.

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Disposition of Shares. A U.S. Holder generally will recognize gain or loss for federal income tax purposes upon the sale, exchange or other disposition of its Class A Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A Share. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of the associated Series’ income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A Share for more than one year at the time of such sale, exchange or other disposition.

Holders who purchase Class A Shares at different times and intend to sell all or a portion of the Class A Shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A Shares, provided such Class A Shares are divided into identifiable Class A Shares with ascertainable holding periods, the selling Holder can identify the portion of the Class A Shares transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A Shares.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. We expect that Cayman will be considered a CFC with respect to the Company, but that it will not be treated as such for an Investor who is not a U.S. Shareholder because it does not own, through its proportionate investment in the Company, 10% or more of the voting power or equity value of Cayman.  As a basic proposition, any Investor who owns less than 10% of each of the voting power and equity value of the Company shall not be considered to meet the ownership thresholds to classify Cayman as a CFC as to such Investor. We have assumed for purposes of this discussion that each Investor will not be considered a U.S. Shareholder (because it will not own 10% or more of the voting power or value of Cayman), but observe that, if an Investor is deemed a U.S Shareholder, it will generally (i) recognize ordinary income on gain recognized on the sale of the Series Asset, and (ii) capital gain if its Class A Shares are sold prior to the year of such sale. It will also be subject to additional information filing requirements for U.S. Shareholders owning shares in a CFC.

Passive Foreign Investment Companies. Due to the passive nature of its income and assets, we expect that Cayman will be considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes with regard to any U.S. Holder who is not considered a U.S. Shareholder (as defined in the immediately preceding section). To prevent adverse consequences under the PFIC rules, a so called “QEF election” should be made on IRS Form 8621.   Under current law, the appropriate party to make the QEF election is the Company and once made it is binding on any current or future U.S. Holders of an interest in each Series.  The Company will make the QEF election on behalf of the Class A Members of each Series.   However, under Proposed Regulations that will apply prospectively only, each Class A Member acquiring Class A Shares after the effective date of the Proposed Regulations will be individually required to make the QEF election for the year it acquires the Class A Shares.  In such a situation, each Series will provide its Class A Members with the information required to file the QEF election.  Investors who are not U.S. Holders will not need to make the QEF election.  In addition, under current law, the Company is also required to file an annual information return providing various details about Cayman, and under the Proposed Regulations referred to above, this annual reporting would also be required of any Class A Member.  By filing a timely QEF election, gain recognized by an individual, trust or estate on the sale of its Class A Shares held for more than one year should be subject to tax at a maximum federal income tax rate of 23.8%. If, instead, the Class A Shares are held through the sale of the underlying Series Asset, the gain recognized on the transaction should be taxed at the higher 31.8% federal income tax rate imposed on “collectible” gains. U.S. Holders that are corporations will be taxed on the gain at a maximum federal income tax rate of 21%.

If the QEF election is not timely filed by the U.S. Holder, gain recognized on a disposition of its Class A Shares or from the sale by a Series of its underlying Series Asset, as well as certain other defined “excess distributions,” will be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A Shares or the period during which we held our shares in Cayman. As such, the gain recognized by a U.S Holder that is an individual, trust or estate will not be subject to the preferential capital gains rates that are available if a QEF Election is timely filed.  The PFIC rules do not apply to a U.S. Shareholder (i.e., a U.S. Holder that owns, through its proportionate investment in the Company, 10% or more of the voting power or equity value of Cayman). However, since ownership positions may change over time, it is recommended that a QEF election be in effect for any U.S. Holder who acquires Class A Shares in a Series.

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The interaction and application of the CFC and PFIC rules are exceedingly complex, and prospective Investors are urged to consult their tax advisors in this regard, particularly with regard to the necessity of timely filing a QEF election and providing the required annual information if the Proposed Regulations become effective.

U.S. Taxation of Non-U.S. Holders of Class A Shares

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A Shares and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in our Class A Shares, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that the distributions from each SP to its associated Series will not be treated as U.S. source dividends for withholding purposes.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that each Series activities as currently contemplated generally will not involve being engaged in a trade or business within the United States as they consist essentially of the passive holding of Series Assets for long-term investment without any expectation of receiving revenues prior to its sales. Moreover, all of the passive activities will be conducted by the Asset Manager and not the Series itself. As a result we do not expect any of Cayman, each SP and each Non-U.S. Holder to be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A Shares that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UK Taxation of UK Holders

Below is a discussion of certain material UK income tax considerations applicable to UK Holders of the Class A Shares and does not purport to address all of the UK income tax consequences that may be applicable to any particular UK Holder.

Taxation of UK Holders. Each Series is typically treated as a fiscally transparent entity for UK tax purposes. Accordingly, a UK-resident Holder is treated as holding a look-through interest in the underlying SP (i.e., the Cayman Islands segregated portfolio holding title to the Series Asset), and indirectly, in the Series Asset held by the SP.  The SP is generally regarded as a non-resident, offshore corporate entity. Assuming it does not carry on a trade within the UK as is contemplated, UK tax exposure arises only at the Holder level upon the realization of profits (e.g., via redemption or distribution).  Where no income is generated from the SP as is expected, and returns are achieved solely via capital appreciation on disposal of the Series Asset, no UK income tax arises annually.  However, upon disposal of the Series Asset, UK-resident Holders may incur taxation on profits.  The treatment for the taxation on any profit arising will be dependent on their other investment income and usage of their taxable relief on returns made from investments within the financial year.

UK VAT.  No UK VAT should be charged on the Series’ purchase of a Series Asset located in the UK because the Series Asset is a previously owned vehicle. If the SP holds the Series Asset in the UK but then sells it outside of the UK there is unlikely to be an UK VAT liability.  If the SP sells the Series Asset within the UK, and the Series Asset is physically located in the UK at the point of sale, (a) the sale may constitute a taxable supply within the UK if the SP is regarded as making supplies in the course or furtherance of a business carried on in the UK, or (b) if, as is unlikely, the SP is required to register for UK VAT, it must charge VAT on the sale price, account for output tax, and may only reclaim input VAT where the transaction qualifies as a taxable supply.  If VAT is charged upon the sale of a Series Asset and not passed on to the purchaser, the tax paid will materially reduce the Net Sales Proceeds from the disposition of the Series Asset.  Each Series intends to take reasonable actions to minimize the imposition of VAT on the purchase and sale of the Series Asset.

UK Taxation of SP.  If the SP is determined to be trading through a UK permanent establishment (PE), it may be liable to UK corporation tax on profits attributable to that UK trade. A PE assessment is typically based on Section 5 and Schedule 1 of the Corporation Tax Act 2009, and relevant OECD principles. If, as expected, the SP maintains no fixed UK base, personnel, or contracts executed in the UK, UK corporation tax liability is unlikely.

Taxation of Tax-Exempt Entities

A Holder who is a tax-exempt entity for U.S. tax purposes will generally not be subject to U.S. federal income tax on the income or gain allocated to it by a Series or the Company, including any gain recognized by an SP upon the sale of its Series Asset, since the activities of these entities are purely passive, and no leverage is intended to be used to acquire and hold the Series Asset. As such, the income or gain should not be considered “unrelated business taxable income.”

Section 408(m) of the Code treats the acquisition of any collectible, including any work of art, as a distribution from an IRA or Section 401(k) retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the holder is not at least 59-1/2 years of age. The IRS could take the position that an investment in the Class A Shares, although not directly an investment in the Series Asset, is tantamount to the acquisition of a collectible and therefore the investment should be treated as a taxable distribution. These rules apply if Benefit Plan Investors (which include IRA and Section 401(k) retirement accounts) acquire in the aggregate more than 24.9% of the Class A Shares in a particular Series or in the Company has a whole. The Company proposes to preclude Benefit Plan Investors from exceeding this aggregate investment limitation (including by restricting their bids at an Offering to the extent they would exceed the limitation), and to preclude Benefit Plan Investors from purchasing Class A Shares in secondary trading or acquiring them upon other transfers. However, there can be no assurance that the Company’s measures will assure compliance and that the investment limitations will not be exceeded. Due to this issue, we urge those Investors seeking to use their IRA and Section 401(k) retirement accounts to invest in Class A Shares to consult with a competent tax professional prior to making an investment decision.

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Administrative Matters

Tax Elections. The Managing Member will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Managing Member deems necessary or appropriate.

Nominee Reporting. Persons who hold our Class A Shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A Shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A Shares they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A Shares with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the Operating Agreement, the Managing Member will allocate such tax among the Holders as equitably determined by the Managing Member, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Managing Member may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

Treatment of Withholding Taxes. We will withhold and pay any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

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Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A Shares, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If any Holders of Class A Shares do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A Shares), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

Certain Reporting Requirements

Certain U.S. Holders of our Class A Shares who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company to purchase Series Assets during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of Cayman, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthrough payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthrough payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments. FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Cayman.

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Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of the Class A Shares may be subject to tax under FATCA. Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of our Class A Shares. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for the Class A Shares, and there can be no assurance that any market will develop in the foreseeable future. We currently do not intend to and may not be able to qualify the Class A Shares for resale in states which require them to be qualified before they can be resold by the Holders. Accordingly, the transfer of Class A Shares may be restricted under the securities laws promulgated by various state and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, the Class A Shares may not be traded in such jurisdictions. Executing trades on the Trading Platform through Dalmore, a broker-dealer who is registered in each state, should allow a seller or purchaser of Class A Shares to avoid Blue Sky transfer restriction, but trades facilitated through any other means of transfer will likely be subject to such transfer restrictions depending on the state where the trade is executed.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S. Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Buchalter, A Professional Corporation, 805 SW Broadway, Suite 1500, Portland, OR 97205.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

After the completion of each Offering, you may access these materials on the Investor Platform or AShareX Platform free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Investor Platform or AShareX Platform is not a part of this Offering Circular and the inclusion of our website address herein is an inactive textual reference only.

Under a Tier II, Regulation A offering, we will furnish the following reports, statements, and tax information to each Holder of Class A Shares:

1.

Reporting Requirements under Tier II of Regulation A. Following the Closing of each Offering of Class A Shares, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain events, similar to the ongoing reporting obligation faced by issuers under the Securities Act; however, the requirement to file a Form 1-U is expected to be triggered by significantly fewer events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Managing Member will cause to be mailed or made available, by any reasonable means, to each Holder of Class A Shares as of a date selected by the Managing Member, an annual report containing the financial statements for the Company and the Series for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each Holder of Class A Shares as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by Holders of Class A Shares.

3.

Tax Information. As soon as practicable following the end of each calendar year, we will send to each Holder of Class A Shares such tax information as shall be reasonably required for federal income tax reporting purposes. Because of the business structure in which revenues and profits are not expected until the Series Asset is sold by a particular Series and all Offering and Operating Expenses are paid by the Asset Manager, it is anticipated that each Series will not have any items of income, gain, loss or deduction to be allocated to its Class A Members until the year in which the a Series Asset is sold. The Asset Manager will provide each Investor receiving Class A Shares in an Offering with the information required to report its allocable share of the tax items associated with its investment in the Series.

71

aShareX Fine Art, LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

INDEX TO FINANCIAL STATEMENTS

aShareX Series LLC

Page
INTERIM UNAUDITED FINANCIAL STATEMENTS
CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS AS OF JUNE 30, 2025 AND 2024 AND FOR THE SIX MONTHS ENDED JUNE 30, 2025

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS	F-1

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS	F-2

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)	F-3

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS	F-4

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-5

AUDITED FINANCIAL STATEMENTS
INDEPENDENT AUDITOR’S REPORT	F-14

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS AS OF DECEMBER 31, 2024 AND 2023, FOR THE YEAR ENDED DECEMBER 31, 2024, AND FOR THE PERIOD FROM JANUARY 13, 2023 (INCEPTION) TO DECEMBER 31, 2023

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS	F-16

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS	F-17

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)	F-18

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS	F-19

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-20

72

aShareX Series LLC (fka aShareX Fine Art, LLC) CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS AS OF JUNE 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024 (AUDITED)

	June 30, 2025				December 31, 2024
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Series 11	Unallocated	Consolidated

Current assets:
Cash	$-	$-	$100	$100	$-	$-	$100	$100
Total current assets	-	-	100	100	-	-	100	100
Artwork	9,600	138,000	-	147,600	9,600	138,000	-	147,600
Total assets	$9,600	$138,000	$100	$147,700	$9,600	$138,000	$100	$147,700

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$-	$-	$9,882	$9,882	$-	$-	$9,882	$9,882
Total liabilities	-	-	9,882	9,882	-	-	9,882	9,882

Members' equity/(deficit):
Class A Shares, 8,000 Series 10 shares issued and outstanding as of both June 30, 2025 and December 31, 2024. 250,000 Series 11 shares issued and outstanding as of both June 30, 2025 and December 31, 2024	10,177	146,280	-	156,457	10,177	146,280	-	156,457
Class B Shares, 1,000 Series 10 shares issued and outstanding as of both June 30, 2025 and December 31, 2024. 1,000 Series 11 shares issued and outstanding as of both June 30, 2025 and December 31, 2024	68,652	71,133	157,126	296,911	66,414	48,855	148,181	263,450
Accumulated deficit	(69,229)	(79,413)	(166,908)	(315,550)	(66,991)	(57,135)	(157,963)	(282,089)
Total members' equity/(deficit)	9,600	138,000	(9,782)	137,818	9,600	138,000	(9,782)	137,818
Total liabilities and members' equity/(deficit)	$9,600	$138,000	$100	$147,700	$9,600	$138,000	$100	$147,700

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-1

aShareX Series LLC (fka aShareX Fine Art, LLC) CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	June 30, 2025				June 30, 2024
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Series 11	Unallocated	Consolidated
Revenues	$-	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	-	-	-	-	-	-	-	-
Gross Profit	-	-	-	-	-	-	-	-

Operating expenses:
Legal and professional fees	1,300	18,700	4,704	24,704	10,934	15,183	-	26,117
Sourcing fees	-	-	-	-	-	8,280	-	8,280
Sales and marketing	-	-	-	-	-	16,000	-	16,000
Other operating expenses	938	3,578	4,241	8,757	395	668	-	1,063
Total operating expenses	2,238	22,278	8,945	33,461	11,329	40,131	-	(51,460)

Net loss	$(2,238)	$(22,278)	$(8,945)	$(33,461)	$(11,329)	$(40,131)	$-	$(51,460)

Weighted average membership interests	8,000	250,000	N/A	N/A	8,000	12,500	N/A	N/A
Net loss per membership interest	$(0.28)	$(0.09)	N/A	N/A	$(1.42)	$(3.21)	N/A	N/A

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-2

aShareX Series LLC (fka aShareX Fine Art, LLC) CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY /DEFICIT FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	Series 10			Series 11			Unallocated			Consolidated
	Members’ Capital	Accumulated Deficit	Total Members’ Equity /(Deficit)	Members’ Capital	Accumulated Deficit	Total Members’ Equity /(Deficit)	Members’ Capital	Accumulated Deficit	Total Members’ Equity /(Deficit)	Members’ Capital	Accumulated Deficit	Total Members’ Equity /(Deficit)
Balances at December 31, 2023	$40,177	$(30,476)	$9,701	$-	$-	$-	$175,294	$-	$175,294	$215,471	$(30,476)	$184,995
Class A Member contributions from offering	-	-	-	144,602	-	144,602	-	-	-	144,602	-	144,602
Deemed contributions from Manager	11,227	-	11,227	30,540	-	30,540	(33,113)	-	(33,113)	8,654	-	8,654
Net loss	-	(11,329)	(11,329)	-	(40,131)	(40,131)	-	-	$-	-	(51,460)	(51,460)
Balances at June 30, 2024	$51,404	$(41,805)	$9,599	$175,142	$(40,131)	$135,011	$142,181	$-	$142,181	$368,727	$(81,936)	$286,791

Balances at December 31, 2024	$76,591	$(66,991)	$9,600	$195,135	$(57,135)	$138,000	$148,181	$(157,963)	$(9,782)	$419,907	$(282,089)	$137,818
Deemed contributions from Manager	2,238	-	2,238	22,278	-	22,278	8,945	-	8,945	33,461	-	33,461
Net loss	-	(2,238)	(2,238)	-	(22,278)	(22,278)	-	(8,945)	(8,945)	-	(33,461)	(33,461)
Balances at June 30, 2025	$78,829	$(69,229)	$9,600	$217,413	$(79,413)	$138,000	$157,126	$(166,908)	$(9,782)	$453,368	$(315,550)	$137,818

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-3

aShareX Series LLC (fka aShareX Fine Art, LLC) CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024 (UNAUDITED)

	June 30, 2025				June 30, 2024
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Series 11	Unallocated	Consolidated
Cash flows from operating activities:
Net Loss	$(2,238)	$(22,278)	$(8,945)	$(33,461)	$(11,329)	$(40,131)	$-	$(51,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Operating expenses incurred as deemed contribution from Manager	2,238	22,278	8,945	33,461	11,329	31,851	-	43,180
Sourcing fees due to related party	-	-	-	-		8,280	-	8,280
Changes in operating assets and liabilities:	-	-	-	-	-	-	-	-
Net increase/(decrease) in accounts payable	-	-	-	-	(8,966)	(1,311)	100	(10,177)
Net cash provided by (used in) operating activities	-	-	-	-	(8,966)	(1,311)	100	(10,177)

Cash flows from investing activities
Purchase of artwork	-	-	-	-	-	(98,769)	-	(98,769)
Net cash used in investing activities	-	-	-	-	-	(98,769)	-	(98,769)
Cash flows from financing activities
Class A Member contributions from offering	-	-	-	-	10,177	144,602	-	154,779
Net cash provided by financing activities	-	-	-	-	10,177	144,602	-	154,779
Net change in cash	-	-	-	-	1,211	44,522	100	45,833
Cash at beginning of period	-	-	100	100	100	-	-	100
Cash at end of period	$-	$-	$100	$100	$1,311	$44,522	$100	$45,933

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Artwork included in due to related party	$-	$-	$-	$-	$-	$18,000	$-	$-

No assurance is provided.

See accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-4

NOTE 1: NATURE OF OPERATIONS

aShareX Series LLC (fka aShareX Fine Art, LLC) (the “Company”) is a Delaware series limited liability company formed on January 13, 2023 under the laws of Delaware. The Company was formed to permit public investment in museum quality art, each of which will be held by a separate series of the Company established for such purpose (each a “Series”). Each Series established by the Company will own museum quality, investment grade art (the “Artwork”). The Artwork was identified by the Company from collections being sold through auctions (each, an “Auction”) to be conducted by established and highly reputable auction houses (each, an “Auction House”) or by the Company itself.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. The Company is currently owned 100% by aShareX Holdings, LLC (the “Manager” or “Managing Member”) and management services are performed on its behalf by aShareX Management, LLC (“AM” or “Asset Manager”).  Both entities are 100% owned by aShareX, Inc.

On October 30, 2023, the Company designated a new series, aShareX Fine Art Series 10 (“Series 10”), to consummate an offering resulting in the purchase of a print of Angel (2014) by Ed Ruscha (the “Series 10 Artwork”) at an auction held on November 29, 2023. The Series 10 Artwork was acquired through the Company’s issuance of 8,000 Class A Shares associated with Series 10 to investors in consideration for their funding $10,177 to acquire the Series 10 Artwork and to pay the related sourcing fee (together this and Series 11 sourcing fee are hereunder referred to as “Sourcing Fee”). Title to the Series 10 Artwork will be held by aShareX Fine Art 10 SP, a Cayman Islands segregated portfolio (“SP 10”), and Series 10 will hold all of the interests in SP 10.

On February 9, 2024 the Company formed aShareX Fine Art Series 11 (“Series 11”) to offer a collection of eight artworks from Jennifer & Kevin McCoy, Imo Nse Imeh, Wilfred Ukpong, Emerald Rose Whipple, Servane Mary, and Maria Gaspar (the “Series 11 Artwork”) at an auction held on May 2, 2024. The Series 11 Artwork was acquired through the Company’s issuance of 250,000 Class A Shares associated with Series 11 to investors in consideration for their funding $146,280 to acquire the Series 11 Artwork and to pay the related Sourcing Fee. Title to the Series 11 Artwork will be held by aShareX Fine Art 11 SP, a Cayman Islands segregated portfolio company (“SP 11”), and Series 11 will hold all of the interests in SP 11.

As of June 30, 2025, the Company has commenced limited operations. Once the Company commences its planned principal operations, its normal operating expenses are to be paid by AM. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to continue the Company’s planned operations or failing to profitably operate the business.

F-5

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company and its Series conform to accounting principles generally accepted in the United States of America (GAAP).  The Company has adopted a calendar year as its fiscal year.

Unaudited Interim Financial Information

The unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the SEC. Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim consolidated and consolidating financial statements have been prepared on a basis consistent with the audited consolidated and consolidating financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim consolidated and consolidating balance sheet. The financial data and the other information disclosed in these notes to the interim consolidated and consolidating financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of the Company and its Series required to be consolidated under generally accepted accounting principles. Separate financial statements are presented for the Series. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company and its Series consider all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

F-6

The carrying amounts reported in the consolidated and consolidating balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods and services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identification of a contract with a customer;

•	identification of the performance obligations in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligations in the contract; and

•	recognition of revenue when or as the performance obligation is satisfied.

Revenues are expected to be derived from the sale of each Artwork in the associated Series, with the buyer of an Artwork being a “customer” for purposes of ASC Topic 606.

No revenue has been earned or recognized by the Company or its Series for the six-month periods ended June 30, 2025 and 2024.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Expenses

All offering expenses in connection with any initial offering will be borne by the Manager and/or AM, whether the offering is successful or not, including the broker fees due to Dalmore, and they shall not be paid by the Series from the net proceeds of the offering. None of these offering expenses are reimbursable by any member of the Company.  AM will use part of the Sourcing Fee payable by each Series upon a successful offering to pay for its share of such offering expenses.

F-7

Deferred Offering Costs

The Company and its Series comply with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. All offering expenses and costs (whether the offering is successful or not) are borne by the Manager and/or AM, and not the Company or any Series. All expenses of each Series and the segregated portfolio from ordinary day to day operations, including the storage, insurance and transportation of the Artwork, accounting and tax preparation fees, SEC and state registration and filing fees, and other governmental filings, are borne by AM in consideration for payment by the Series of a sourcing fee (the “Sourcing Fee”) based on a percentage of the purchase price for the Artwork upon completion of the associated offering. AM will also use the Sourcing Fee to pay for all offering expenses other than the fees and other expenses payable to the broker (“Broker Fees”) which are paid by the Managing Member.

As of December 31, 2023, the Company had capitalized $175,294 in deferred offering costs, which were incurred by the Manager and recorded as deemed contributions. These costs were held as unallocated on the consolidated financial statements pending the completion of offerings.

During the year ended December 31, 2024, the Series 11 auction was held. Based on the actual capital raised in both Series 10 and 11 offerings, $33,213 of the deferred offering costs was allocated to Series 11 and recorded as reduction in members’ equity/(deficit). The remaining $142,081 in deferred offering costs was not attributable to the completed auctions as the actual capital raised was lower than the originally anticipated offering sizes for the 2023 and 2024 planned offerings, and therefore these costs were associated with abandoned offerings. As a result, the shortfall was treated as unallocable, and the related deferred offering costs were recognized as an unallocated expense in the consolidated and consolidating statement of operations.

Acquisition Costs

The cost of acquiring the Series Artwork will be borne by the Series, including any buyer’s premium payable to the Auction House, the Sourcing Fee payable to AM and any sales or similar taxes if required to be paid.

Artwork

Upon acquisition, the Artwork will be recorded on the Series’ books at its original cost basis—essentially its acquisition cost, including any deposits for the Artwork funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Artwork related to each Series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes. Artwork is determined to have an indefinite life and thus its cost basis is not amortizable or depreciable. The Company will review the Artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). These requirements will obligate the Company to perform an impairment analysis semi-annually and whenever events indicate that the carrying amount of the Artwork might not be fully recoverable. If it is determined that an impairment loss must be recorded it will be calculated based on the difference between the then carrying amount of the Artwork and its estimated fair value. Any such impairment analysis will depend in substantial part on the annual third party valuation of the Artwork commissioned by the Managing Member and included with the Company’s annual SEC filings.

F-8

There is no guarantee that the Artwork is free of any claims regarding title and authenticity (e.g., claims regarding being counterfeit or previously stolen), or that such claims will not arise. The Company will not have complete ownership history or restoration and repair records for all Artwork. In the event of a title or authenticity claim, the applicable Series and the Company may not have recourse against the Artwork seller or the benefit of insurance, and the value of the given Artwork may be diminished.

In November 2023, Series 10 acquired Series 10 Artwork for $9,600.  The Company determined that no impairment was necessary as of both June 30, 2025 and December 31, 2024.

In June 2024, Series 11 acquired Series 11 Artwork for $138,000.  The Company determined that no impairment was necessary as of both June 30, 2025 and December 31, 2024.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. Each Series is not expected to recognize any material revenues prior to the sale of its associated Artwork and the revenues realized upon such sale will be allocated to such Series. All expenses of each Series attributable to its ordinary operations will be borne by AM and charged to the Series against deemed contributions.  Expenses deemed extraordinary and not attributable to ordinary operations, such as litigation expense, will be borne by each Series to whom the expense is attributable.

Operating Expenses

In consideration for the payment by each Series of the Sourcing Fee to AM upon successful completion of an offering, all expenses of each Series attributable to its ordinary operations will be borne by AM and charged to the Series against deemed contributions.  All expenses deemed extraordinary and not attributable to ordinary operations, such as litigation expense or indemnification obligations, will be borne by each Series to whom the expense is attributable.  If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its extraordinary expenses, the Manager may: (a) issue additional interests in such Series; (b) obtain third party financing to pay such extraordinary expenses; and/or (c) advance the funds necessary to pay for such expenses at an interest rate equal to 2% over the Wall Street Journal Prime Rate. Any loans or advances made pursuant to clauses (b) and (c) shall become repayable when cash becomes available, typically upon the sale of the associated Artwork.

Subscription Receivable

The Company records membership subscriptions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a consolidated and consolidating balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to members’ equity on the consolidated and consolidating balance sheet.

F-9

Income Taxes

Each Artwork will be owned by a segregated portfolio of a Cayman Islands company which will be treated as a C corporation for U.S. federal income tax purposes.  The profit or loss generated by the Cayman Islands (either directly or through its segregated portfolios) should not be subject to tax in the U.S. or Cayman Islands, and should only result in taxable income when the Artwork is sold and the proceeds distributed to the Series who acquired the Artwork. The Company is a limited liability company and each Series is essentially viewed as a disregarded entity for U.S. tax purposes.  Accordingly, under the Internal Revenue Code, all taxable income or loss of the Company and each Series flows through to, and is recognized by, their respective members. Therefore, no provision for income tax has been recorded in the consolidated and consolidating financial statements at the master LLC level. The income and expense from each Series is allocated to its members in proportion to their percentage interests in the Series.

Earnings/(Loss) per Membership Interest

Upon completion of an Offering, each Series comply with the accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings/(loss) per membership interest (“EPMI”) is computed by dividing net income/(loss) for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $33,461 for the six-month period ended June 30, 2025. The Company and its Series are reliant upon the Manager and AM for ongoing funding. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company and its Series’ ability to continue as a going concern in the next twelve months is dependent upon financing by the Manager and its ability to obtain capital financing from investors sufficient to deploy it by purchasing Artwork to produce profitable results upon its sale.  No assurance can be given that the Company will be successful in these efforts.  The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-10

NOTE 4: MEMBERS’ EQUITY/(DEFICIT)

The Company’s operating agreement as it relates to each Series provides for two classes of equity: Class A Shares and Class B Shares. There will be no Class A Shares outstanding prior to the offering for such Series.

The Managing Member will hold 1,000 Class B Shares in each Series that will be issued to it for paying the Broker Fee upon the closing of an offering and for any costs and expenses incurred in connection with any offering that is not completed.

The Class B Shares in each Series equate in value to 10% of the associated Artwork’s appreciation in value over its purchase price. If there is no increase in the value of the Artwork from its purchase price, the Class B Shares will have no value and the entire amount of net sales proceeds distributable upon the sale of the Artwork will be distributed solely to the Class A members.

The Class B Shares in each Series are convertible into the Series’ Class A Shares prior to the sale of the Artwork pursuant to a formula set forth in the Company’s operating agreement. The Class A Shares issued to the Managing Member in such conversion, assuming conversion of all of the Class B Shares, are intended to approximate 10% of the appreciation between the current market price of the Class A Shares at the time of conversion and their aggregate offering price.

The Class A Shares issued by each Series have no voting rights other than to approve (i) amendments to the operating agreement that are materially adverse to their interests, (ii) the removal of the Managing Member and AM for “cause,” or (iii) the sale of the Artwork prior to the eighth year following the date of its acquisition.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The Company does not expect that any Series will generate material revenues or profits until its associated Artwork is sold. At such time, the net sales proceeds will be distributed (i) to the Managing Member in payment of the Class B Shares to the extent of 10% of the Artwork’s appreciation in value over its purchase price, and (ii) the balance of the proceeds will be distributed to the Class A Members in proportion to their Class A Shares in the Series. If there is no appreciation in value of the Artwork because the proceeds from the sale are less than the purchase price for the Artwork, the Class B Shares will not receive any distributions and they will all be paid to the Class A Members.

During the period ended December 31, 2023, Series 10 issued an aggregate of 8,000 Class A shares to investors for total contributions of $10,177 pursuant to a Regulation A offering.  The contributions were received in January 2024.

During the period ended December 31, 2023, Series 10 issued 1,000 Class B shares to the Managing Member for a contribution of $100.

F-11

During the year ended December 31, 2024, Series 11 issued an aggregate of 250,000 Class A shares to investors for total gross contributions of $146,280.

During the six-month periods ended June 30, 2025 and 2024, there was an aggregate of $33,461 and $8,654 in deemed contributions from the Manager, respectively, related to payments of costs it is obliged to pay on the Company’s and its Series’ behalf.

The debts, obligations, and liabilities of the Company and each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company or such Series, respectfully, and no member of the Company or any Series is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, in connection with the Series 10 offering, the Company incurred a Sourcing Fee of $576 payable to the Manager.  Additionally, in connection with the purchase of the Artwork, Series 10 became obligated to the Manager for $735 related to the buyer’s premium.  As of December 31, 2023, Series 10 owed the Manager a total of $1,311.  These amounts were unsecured, non-interest bearing, and payable on demand.

During 2024, the full balance of $1,311 owed to the Manager by Series 10 was paid. As of December 31, 2024, there were no outstanding amounts due to the Manager with respect to Series 10. During 2024, Series 10 incurred $36,515 in operational expenses and $1,202 in offering costs, which were borne by the Manager and treated as a deemed capital contribution.

During 2024, Series 11 incurred a Sourcing Fee of $8,280 and a buyer’s premium of $18,000 in connection with the acquisition of the Artwork, which were owed to the Manager. Additionally, the Manager paid $21,266 of the acquisition cost of the Series 11 Artwork. Series 11 repaid the Manager all outstanding obligations during 2024 and there were no outstanding amounts due to the Manager with respect to Series 11. During 2024, Series 11 incurred $46,711 in operational expenses and $70,714 in offering costs, which were borne by the Manager and treated as a deemed capital contribution.

Each Series will retain AM to perform necessary services relating to its ordinary operations, including the cost of storing, transporting and insuring the Artwork owned by each Series, all administrative services, asset oversight, and governmental and tax return filings.  These expenses are borne by AM in consideration for payment by the Series of the Sourcing Fee based on the purchase price of the Artwork upon completion of the associated offering.  Any expenses not considered to be attributable to ordinary operations are deemed extraordinary expenses.  If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its extraordinary expenses, they shall be funded through (a) the issuance of additional interests in the Series; (b) the procurement of third party financing to pay such extraordinary expenses; and/or (c) an advance by the Managing Member or AM of the funds necessary to pay for such expenses at an interest rate equal to 2% over the Wall Street Journal Prime Rate. Any loans or advances made pursuant to clauses (b) and (c) shall become repayable when cash becomes available, typically upon the sale of the associated Artwork.

F-12

The Company and each Series is managed by Managing Member. The Managing Member, either directly or through its affiliate AM, will provide each Series with routine operational, administrative, management, advisory, consulting and other services with respect to their respective operations and routine services related to the Artwork, including authentication and valuation services, storage, transportation and insurance. The Managing Member will also provide extraordinary services such as positioning the Artwork for sale, obtaining appraisals, and conversation or restoration work appropriate to increase the value of the Artwork.

The Managing Member will be responsible for directing the investment strategy of the Company and each Series. The Managing Member has a unilateral ability to amend the operating agreement in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company and each Series may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Upon each successful offering, each Series will pay to AM a Sourcing Fee based on the purchase price for the associated Artwork.  AM, in turn, is obligated to use the proceeds of the Sourcing Fee (and its own funds if such proceeds are exhausted) to pay for all of the ordinary, day-to-day operating expenses of the Series.

NOTE 8: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through September 29, 2025, the date the consolidated and consolidating financial statements were available to be issued.

Effective July 31, 2025, the Company amended its Certificate of Formation (the “Certificate Amendment”) to change its name from aShareX Fine Art, LLC to aShareX Series LLC (the “Company”). The change in name is intended to reflect the Company’s intentions to broaden the type of assets in which the Company may invest.

Effective September 15, 2025, the Company adopted a new aShareX Series, Series 12, for purposes of engaging in a new auction for a collectible car, a Ferrari 328 GTS.  A post-qualification amendment to the Company’s offering statement on Form 1-A was filed in order to qualify the offering of Class A Shares of Series 12 on September 16, 2025. The auction being conducted in connection with the offering of the Class A Shares of Series 12 will be conducted as a  “fixed price auction”, whereby the Company will set a specified price for each Class A Share and fractional bidders will submit their bids for a number of Class A Shares that, when multiplied by the specified per share price, will equal the fixed price established for the Series Asset.

On September 15, 2025, the Managing Member amended and restated the Company’s Limited Liability Company Agreement (“LLC Agreement”), pursuant to Section 12.1 of the LLC Agreement, to reflect the new name and the broader types of assets in which the Company may invest, as well as expand in the type of auctions in which the Company may engage. The Company does not believe these updates to the LLC Agreement represent any material change in the rights or obligations of its investors.

F-13

To the Members of

aShareX Series LLC

Los Angeles, CA

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of aShareX Series LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the year ended December 31, 2024 and for the period from January 13, 2023 (inception) to December 31, 2023, and the related notes to the consolidated and consolidating financial statements.  We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheet as of December 31, 2024 and 2023, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the periods then ended for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, the financial position of each listed Series as of December 31, 2024, the results of the consolidated operations and its cash flows for the periods ended December 31, 2024 and 2023, and the results of each listed Series’ operations and cash flows for the period ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements the Company nor its Series have not generated revenues nor profits since inception and has sustained a consolidated net loss of $251,613 for the year ended December 31, 2024. The Company and each listed Series are reliant upon its manager to fund its current and future obligations.  These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-14

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2024 and 2023 and for the periods then ended and each listed Series’ financial statements as of December 31, 2024 and for the period then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements or each Series’ financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.

·

Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

·

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

·

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

·

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

April 28, 2025

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-15

aShareX Series LLC

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2024 and 2023

	December 31, 2024				December 31, 2023
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Unallocated	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$-	$-	$100	$100	$100	$-	$100
Subscription receivable	-	-	-	-	10,177	-	10,177
Deferred offering cost	-	-	-	-	-	175,294	175,294
Total Current Assets	-	-	100	100	10,277	175,294	185,571

Noncurrent Assets:
Artwork	9,600	138,000	-	147,600	9,600	-	9,600
Total Noncurrent Assets	9,600	138,000	-	147,600	9,600	-	9,600
TOTAL ASSETS	$9,600	$138,000	$100	$147,700	$19,877	$175,294	$195,171

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Accounts payable	$-	$-	$9,882	$9,882	$8,865	$-	$8,865
Due to related party	-	-	-	-	1,311	-	1,311
Total Liabilities	-	-	9,882	9,882	10,176	-	10,176

Members' Equity/(Deficit):
Class A Shares, 8,000 Series 10 shares issued and outstanding as of December 31, 2024 and 2023. 250,000 Series 11 shares issued and outstanding as of December 31, 2024	10,177	146,280	-	156,457	10,177	175,294	185,471
Class B Shares, 1,000 Series 10 shares issued and outstanding as of December 31, 2024 and 2023. 1,000 Series 11 shares issued and outstanding as of December 31, 2024	66,414	48,855	148,181	263,450	30,000	-	30,000
Accumulated deficit	(66,991)	(57,135)	(157,963)	(282,089)	(30,476)	-	(30,476)
Total Members' Equity/(Deficit)	9,600	138,000	(9,782)	137,818	9,701	175,294	184,995

TOTAL LIABILITY AND MEMBERS' EQUITY/(DEFICIT)	$9,600	$138,000	$100	$147,700	$19,877	$175,294	$195,171

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-16

aShareX Series LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2024 and for the period from January 13, 2023 (Inception) to December 31, 2023

	For the year ended December 31, 2024				For the Period from January 13, 2023 (Inception) to December 31, 2023
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Unallocated	Consolidated

Revenues	$-	$-	$-	$-	$-	$-	$-
Cost of revenues	-	-	-	-	-	-	-
Gross profit	-	-	-	-	-	-	-

Operating expenses:
Legal and professional fees	35,288	12,552	10,633	58,473	29,550	-	29,550
Sales and marketing	-	16,000	-	16,000	-	-	-
Sourcing fees	-	8,280	-	8,280	576	-	576
Write off of deferred offering costs	-	-	142,081	142,081	-	-	-
Other operating expenses	1,227	20,303	5,249	26,779	350	-	350
Total expenses	36,515	57,135	157,963	251,613	30,476	-	30,476

Loss from operations	(36,515)	(57,135)	(157,963)	(251,613)	(30,476)	-	(30,476)

Net loss before income taxes	(36,515)	(57,135)	(157,963)	(251,613)	(30,476)	-	(30,476)
Provision for income taxes	-	-	-	-	-	-	-
Net loss	$(36,515)	$(57,135)	$(157,963)	$(251,613)	$(30,476)	$-	$(30,476)

Weighted average membership interests	8,000	132,192	N/A	N/A	727	N/A	N/A
Net loss per membership interest	$(4.56)	$(0.43)	N/A	N/A	$(41.92)	N/A	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-17

aShareX Series LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

For the year ended December 31, 2024 and for the period from January 13, 2023 (Inception) to December 31, 2023

	Series 10			Series 11			Unallocated			Consolidated
	Members' Capital	Accumulated Deficit	Total Members' Equity/(Deficit)	Members' Capital	Accumulated Deficit	Total Members' Equity/(Deficit)	Members' Capital	Accumulated Deficit	Total Members' Equity/(Deficit)	Members' Capital	Accumulated Deficit	Total Members' Equity/(Deficit)
Balances at January 13, 2023 (Inception)	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Class B member contributions from parent	100	-	100	-	-	-	-	-	-	100	-	100
Class A member contributions from offering	10,177	-	10,177	-	-	-	-	-	-	10,177	-	10,177
Offering costs	(2,337)	-	(2,337)	-	-	-	-	-	-	(2,337)	-	(2,337)
Deemed contributions from Manager	32,237	-	32,237	-	-	-	175,294	-	175,294	207,531	-	207,531
Net loss		(30,476)	(30,476)	-	-	-	-	-	-	-	(30,476)	(30,476)
Balances at December 31, 2023	$40,176	$(30,476)	$9,701	$-	$-	$-	$175,294	$-	$175,294	$215,470	$(30,476)	$184,995

Balances at December 31, 2023	$40,176	$(30,476)	$9,701	$-	$-	$-	$175,294	$-	$175,294	$215,470	$(30,476)	$184,995
Class A member contributions from offering	-	-	-	146,280	-	146,280	-	-	-	146,280	-	146,280
Offering costs	(1,303)	-	(1,303)	(70,714)	-	(70,714)	-	-	-	(72,017)	-	(72,017)
Deemed contributions from Manager	37,717	-	37,717	119,568	-	119,568	(27,113)	-	(27,113)	130,171	-	130,171
Net loss	-	(36,515)	(36,515)	-	(57,135)	(57,135)	-	(157,963)	(157,963)	-	(251,613)	(251,613)
Balances at December 31, 2024	$76,591	$(66,991)	$9,600	$195,135	$(57,135)	$138,000	$148,181	$(157,963)	$(9,782)	$419,906	$(282,089)	$137,818

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-18

aShareX Series LLC

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2024 and for the period from January 13, 2023 (Inception) to December 31, 2023

	December 31, 2024				December 31, 2023
	Series 10	Series 11	Unallocated	Consolidated	Series 10	Unallocated	Consolidated

Cash flows from operating activities:
Net loss	$(36,515)	$(57,135)	$(157,963)	$(251,613)	$(30,476)	$-	$(30,476)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Operating expenses incurred as deemed contributions from Manager	36,515	46,711	15,882	99,108	29,900	-	29,900
Offering costs charged to members' equity and deemed contributions from Manager	1,202	70,714	(42,995)	28,921	-	-	-
Write off of deferred offering costs	-	-	142,081	142,081	-	-	-
Deferred offering costs allocated to another series	-	-	33,213	33,213
Sourcing fees due to related party	-	8,280	-	8,280	576	-	576
Buyers premium due to related party	-	18,000	-	18,000	-	-	-
Changes in operating assets and liabilities:
Net increase/(decrease) in accounts payable	(8,865)	-	9,882	1,017	-	-	-
Net cash provided by/(used in) operating activities	(7,663)	86,570	100	79,007	-	-	-

Cash flows from investing activities:
Purchase of artwork	-	(116,734)	-	(116,734)	-	-	-
Net cash used in investing activities	-	(116,734)	-	(116,734)	-	-	-

Cash flows from financing activities:
Member contribution from parent	-	-	-	-	100	-	-
Repayments on due to related party	(1,311)	(45,402)	-	(46,713)	-	-	-
Collection of subscription receivable	10,177	-	-	10,177	-	-	-
Class A Member contributions from offering	-	146,280	-	146,280	-	-	-
Offering costs	(1,303)	(70,714)	-	(72,017)	-	-	-
Net cash provided by financing activities	7,563	30,164	-	37,727	100	-	-

Net change in cash and cash equivalents	(100)	-	100	-	100	-	-

Cash and cash equivalents at beginning of period	100	-	-	100	-	-	-
Cash and cash equivalents at end of year	$-	$-	$100	$100	$100	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Artwork included in accounts payable and due to related party	$-	$21,266	$-	$21,266	$9,600	$-	$9,600
Subscription receivable	$-	$-	$-	$-	$10,177	$-	$10,177
Offering costs incurred as deemed contributions from Manager	$1,202	$70,714	$(42,995)	$28,921	$2,337	$175,294	$177,631

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-19

aShareX Series LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

AS OF AND FOR THE PERIODS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1:  NATURE OF OPERATIONS

aShareX Series LLC (the “Company”) is a Delaware series limited liability company formed on January 13, 2023 under the laws of Delaware. The Company was formed to permit public investment in museum quality art, each of which will be held by a separate series of the Company established for such purpose (each a “Series”). Each Series established by the Company will own museum quality, investment grade art (the “Artwork”). The Artwork will be identified by the Company from collections being sold through auctions (each, an “Auction”) to be conducted by established and highly reputable auction houses (each, an “Auction House”) or by the Company itself.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.  The Company is currently owned 100% by aShareX Holdings, LLC (the “Manager” or “Managing Member”) and management services are performed on its behalf by aShareX Management, LLC (“AM” or “Asset Manager”).  Both entities are 100% owned by aShareX, Inc.

On October 30, 2023, the Company designated a new series, aShareX Fine Art Series 10 (“Series 10”), to consummate an offering resulting in the purchase of a print of Angel (2014) by Ed Ruscha (the “Series 10 Artwork”) at an auction held on November 29, 2023.  The Series 10 Artwork was acquired through the Company’s issuance of 8,000 Class A Shares associated with Series 10 to investors in consideration for their funding $10,177 to acquire the Series 10 Artwork and to pay the related sourcing fee (together this and Series 11 sourcing fee are hereinafter referred to as “Sourcing Fee”). Title to the Series 10 Artwork will be held by aShareX Fine Art 10 SP, a Cayman Islands segregated portfolio (“SP 10”), and Series 10 will hold all of the interests in SP 10.

On February 9, 2024, the Company formed aShareX Fine Art Series 11 (“Series 11”) to offer a collection of eight artworks from Jennifer & Kevin McCoy, Imo Nse Imeh, Wilfred Ukpong, Emerald Rose Whipple, Servane Mary, and Maria Gaspar (the “Series 11 Artwork”) at an auction held on May 2, 2024.   The Series 11 Artwork was acquired through the Company’s issuance of 250,000 Class A Shares associated with Series 11 to investors in consideration for their funding $146,280 to acquire the Series 11 Artwork and to pay the related Sourcing Fee. Title to the Series 11 Artwork will be held by aShareX Fine Art 11 SP, a Cayman Islands segregated portfolio company (“SP 11”), and Series 11 will hold all of the interests in SP 11.

As of December 31, 2024, the Company has commenced limited operations, and its normal operating expenses are to be paid by AM. The Company is dependent upon securing additional capital resources for its planned principal operations which is subject to significant risks and uncertainties, including failing to secure such funding or failing to profitably operate the business.

See accompanying Independent Auditor’s Report

F-20

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company and its Series conform to accounting principles generally accepted in the United States of America (GAAP).  The Company has adopted a calendar year as its fiscal year.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of the Company and its Series required to be consolidated under generally accepted accounting principles. Separate financial statements are presented for the Series. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company and its Series consider all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated and consolidating balance sheets approximate their fair value.

See accompanying Independent Auditor’s Report

F-21

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods and services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

·	identification of a contract with a customer;

·	identification of the performance obligations in the contract;

·	determination of the transaction price;

·	allocation of the transaction price to the performance obligations in the contract; and

·	recognition of revenue when or as the performance obligation is satisfied.

Revenues are expected to be derived from the sale of each Artwork in the associated Series, with the buyer of an Artwork being a “customer” for purposes of ASC Topic 606.

No revenue has been earned or recognized by the Company or its Series for the periods ended December 31, 2024 and 2023.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Expenses

All offering expenses in connection with any initial offering will be borne by the Manager and/or AM, whether the offering is successful or not, including the broker fees due to Dalmore, and they shall not be paid by the Series from the net proceeds of the offering.  None of these offering expenses are reimbursable by any member of the Company.  AM will use part of the Sourcing Fee payable by each Series upon a successful offering to pay for its share of such offering expenses.

Deferred Offering Costs

The Company and its Series comply with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. All offering expenses and costs (whether the offering is successful or not) are borne by the Manager and/or AM, and not the Company or any Series.  All expenses of each Series and the segregated portfolio from ordinary day to day operations, including the storage, insurance and transportation of the Artwork, accounting and tax preparation fees, SEC and state registration and filing fees, and other governmental filings, are borne by AM in consideration for payment by the Series of a sourcing fee (the “Sourcing Fee”) equal to 6% of the purchase price for the Artwork upon completion of the associated offering. AM will also use the Sourcing Fee to pay for all offering expenses other than the fees and other expenses payable to the broker (“Broker Fees”) which are paid by the Managing Member.

See accompanying Independent Auditor’s Report

F-22

As of December 31, 2023, the Company had capitalized $175,294 in deferred offering costs, which were incurred by the Manager and recorded as deemed contributions. These costs were held as unallocated on the consolidated financial statements pending the completion of offerings.

During the year ended December 31, 2024, the Series 11 offering was completed. Based on the actual capital raised in both Series 10 and 11 offerings, $33,213 of the deferred offering costs was allocated to Series 11 and recorded as reduction in members’ equity/(deficit). The remaining $142,081 in deferred offering costs was not attributable to the completed offerings as the actual capital raised was lower than the originally anticipated offering sizes for the 2023 and 2024 planned offerings, and therefore these costs were associated with abandoned offerings. As a result, the shortfall was treated as unallocable, and the related deferred offering costs were recognized as an unallocated expense in the consolidated and consolidating statement of operations.

Acquisition Costs

The cost of acquiring the Series Artwork will be borne by the Series, including any buyer’s premium payable to the Auction House, the Sourcing Fee payable to AM and any sales or similar taxes if required to be paid.

Artwork

Upon acquisition, the Artwork will be recorded on the Series’ books at its original cost basis—essentially its acquisition cost, including any deposits for the Artwork funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Artwork related to each Series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes. Artwork is determined to have an indefinite life and thus its cost basis is not amortizable or depreciable. The Company will review the Artwork for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). These requirements obligate the Company to perform an impairment analysis semi-annually and whenever events indicate that the carrying amount of the Artwork might not be fully recoverable. If it is determined that an impairment loss must be recorded it will be calculated based on the difference between the then carrying amount of the Artwork and its estimated fair value. Any such impairment analysis will depend in substantial part on the annual third-party valuation of the Artwork commissioned by the Managing Member and included with the Company’s annual SEC filings.

There is no guarantee that the Artwork is free of any claims regarding title and authenticity (e.g., claims regarding being counterfeit or previously stolen), or that such claims will not arise. The Company will not have complete ownership history or restoration and repair records for all Artwork. In the event of a title or authenticity claim, the applicable Series and the Company may not have recourse against the Artwork seller or the benefit of insurance, and the value of the given Artwork may be diminished.

See accompanying Independent Auditor’s Report

F-23

In November 2023, Series 10 acquired Series 10 Artwork for $9,600.  The Company determined that no impairment was necessary as of December 31, 2024 or December 31, 2023.  In June 2024, Series 11 acquired Series 11 Artwork for $138,000.  The Company determined that no impairment was necessary as of December 31, 2024.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. Each Series is not expected to recognize any material revenues prior to the sale of its associated Artwork and the revenues realized upon such sale will be allocated to such Series.  All expenses of each Series attributable to its ordinary operations will be borne by AM and charged to the series against deemed contributions.  Expenses deemed extraordinary and not attributable to ordinary operations, such as litigation expense, will be borne by each Series to whom the expense is attributable.

Operating Expenses

In consideration for the payment by each Series of the Sourcing Fee to AM upon successful completion of an offering, all expenses of each Series attributable to its ordinary operations will be borne by AM and charged to the Series against deemed contributions.  All expenses deemed extraordinary and not attributable to ordinary operations, such as litigation expense or indemnification obligations, will be borne by each Series to whom the expense is attributable.  If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its extraordinary expenses, the Manager may: (a) issue additional interests in such Series; (b) obtain third party financing to pay such extraordinary expenses; and/or (c) advance the funds necessary to pay for such expenses at an interest rate equal to 2% over the Wall Street Journal Prime Rate. Any loans or advances made pursuant to clauses (b) and (c) shall become repayable when cash becomes available, typically upon the sale of the associated Artwork.

Subscription Receivable

The Company records membership subscriptions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a consolidated and consolidating balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription is reclassified as a contra account to members’ equity on the consolidated and consolidating balance sheet.

Income Taxes

Each Artwork will be owned by a segregated portfolio of a Cayman Islands company which will be treated as a C corporation for U.S. federal income tax purposes.  The profit or loss generated by the Cayman Islands (either directly or through its segregated portfolios) should not be subject to tax in the U.S. or Cayman Islands, and should only result in taxable income when the Artwork is sold and the proceeds distributed to the Series who acquired the Artwork.   The Company is a limited liability company and each Series is essentially viewed as a disregarded entity for U.S. tax purposes.  Accordingly, under the Internal Revenue Code, all taxable income or loss of the Company and each Series flows through to, and is recognized by, their respective members.  Therefore, no provision for income tax has been recorded in the consolidated and consolidating financial statements at the master LLC level.  The income and expense from each Series is allocated to its members in proportion to their percentage interests in the Series.

See accompanying Independent Auditor’s Report

F-24

Earnings/(Loss) per Membership Interest

Upon completion of an Offering, each Series comply with the accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings/(loss) per membership interest (“EPMI”) is computed by dividing net income/(loss) for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

NOTE 3:  GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a consolidated net loss of $251,613 for the year ended December 31, 2024. The Company and its Series are reliant upon the Manager and AM for ongoing funding. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company and its Series’ ability to continue as a going concern in the next twelve months is dependent upon financing by the Manager and its ability to obtain capital financing from investors sufficient to deploy it by purchasing Artwork to produce profitable results upon its sale.  No assurance can be given that the Company will be successful in these efforts.  The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4:  MEMBERS’ EQUITY/(DEFICIT)

The Company’s operating agreement as it relates to each Series provides for two classes of equity: Class A Shares and Class B Shares. There will be no Class A Shares outstanding prior to the offering for such Series.

The Managing Member will hold 1,000 Class B Shares in each Series that will be issued to it for paying the Broker Fee upon the closing of an offering and for any costs and expenses incurred in connection with any offering that is not completed.

The Class B Shares in each Series equate in value to 10% of the associated Artwork’s appreciation in value over its purchase price. If there is no increase in the value of the Artwork from its purchase price, the Class B Shares will have no value and the entire amount of net sales proceeds distributable upon the sale of the Artwork will be distributed solely to the Class A members.

The Class B Shares in each Series are convertible into the Series’ Class A Shares prior to the sale of the Artwork pursuant to a formula set forth in the Company’s operating agreement. The Class A Shares issued to the Managing Member in such conversion, assuming conversion of all of the Class B Shares, are intended to approximate 10% of the appreciation between the current market price of the Class A Shares at the time of conversion and their aggregate offering price.

The Class A Shares issued by each Series have no voting rights other than to approve (i) amendments to the operating agreement that are materially adverse to their interests, (ii) the removal of the Managing Member and AM for “cause,” or (iii) the sale of the Artwork prior to the eighth year following the date of its acquisition.

See accompanying Independent Auditor’s Report

F-25

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The Company does not expect that any Series will generate material revenues or profits until its associated Artwork is sold. At such time, the net sales proceeds will be distributed (i) to the Managing Member in payment of the Class B Shares to the extent of 10% of the Artwork’s appreciation in value over its purchase price, and (ii) the balance of the proceeds will be distributed to the Class A Members in proportion to their Class A Shares in the Series. If there is no appreciation in value of the Artwork because the proceeds from the sale are less than the purchase price for the Artwork, the Class B Shares will not receive any distributions and they will all be paid to the Class A Members.

During the period ended December 31, 2023, Series 10 issued an aggregate of 8,000 Class A shares to investors for total contributions of $10,177 pursuant to a Regulation A offering.  The contributions were received in January 2024.

During the period ended December 31, 2023, Series 10 issued 1,000 Class B shares to the Managing Member for a contribution of $100.

During the year ended December 31, 2024, Series 11 issued an aggregate of 250,000 Class A shares to investors for total gross contributions of $146,280.

During the years ended December 31, 2024 and 2023, there was an aggregate of $130,171 and $207,531 in deemed contributions from the Manager, respectively, related to payments of costs it is obliged to pay on the Company’s and its Series’ behalf.

The debts, obligations, and liabilities of the Company and each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company or such Series, respectfully, and no member of the Company or any Series is obligated personally for any such debt, obligation, or liability.

NOTE 5:  RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, in connection with the Series 10 offering, the Company incurred a Sourcing Fee of $576 payable to the Manager. Additionally, in connection with the purchase of the Artwork, Series 10 became obligated to the Manager for $735 related to the buyer’s premium. As of December 31, 2023, Series 10 owed the Manager a total of $1,311. These amounts were unsecured, non-interest bearing, and payable on demand.

During the year ended December 31, 2024, the full balance of $1,311 owed to the Manager by Series 10 was paid. As of December 31, 2024, there were no outstanding amounts due to the Manager with respect to Series 10. During 2024, Series 10 incurred $36,515 in operational expenses and $1,202 in offering costs, which were borne by the Manager and treated as a deemed capital contribution.

During 2024, Series 11 incurred a Sourcing Fee of $8,280 and a buyer’s premium of $18,000 in connection with the acquisition of the Artwork, which were owed to the Manager. Additionally, the Manager paid $21,266 of the acquisition cost of the Series 11 Artwork. Series 11 repaid the Manager all outstanding obligations during 2024 and there were no outstanding amounts due to the Manager with respect to Series 11. During 2024, Series 11 incurred $46,711 in operational expenses and $70,714 in offering costs, which were borne by the Manager and treated as a deemed capital contribution.

See accompanying Independent Auditor’s Report

F-26

Each Series will retain AM to perform necessary services relating to its ordinary operations, including the cost of storing, transporting and insuring the Artwork owned by each Series, all administrative services, asset oversight, and governmental and tax return filings.  These expenses are borne by AM in consideration for payment by the Series of the Sourcing Fee equal to 6% of the purchase price of the Artwork upon completion of the associated offering.  Any expenses not considered to be attributable to ordinary operations are deemed extraordinary expenses.  If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its extraordinary expenses, they shall be funded through (a) the issuance of additional interests in the Series; (b) the procurement of third party financing to pay such extraordinary expenses; and/or (c) an advance by the Managing Member or AM of the funds necessary to pay for such expenses at an interest rate equal to 2% over the Wall Street Journal Prime Rate. Any loans or advances made pursuant to clauses (b) and (c) shall become repayable when cash becomes available, typically upon the sale of the associated Artwork.

The Company and each Series is managed by Managing Member. The Managing Member, either directly or through its affiliate AM, will provide each Series with routine operational, administrative, management, advisory, consulting and other services with respect to their respective operations and routine services related to the Artwork, including authentication and valuation services, storage, transportation and insurance. The Managing Member will also provide extraordinary services such as positioning the Artwork for sale, obtaining appraisals, and conversation or restoration work appropriate to increase the value of the Artwork.

The Managing Member will be responsible for directing the investment strategy of the Company and each Series. The Managing Member has a unilateral ability to amend the operating agreement in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

NOTE 6:  RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

The Company and each Series may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Upon each successful offering, each Series will pay to AM a Sourcing Fee equal to 6% of the purchase price for the associated Artwork.  AM, in turn, is obligated to use the proceeds of the Sourcing Fee (and its own funds if such proceeds are exhausted) to pay for all of the ordinary, day-to-day operating expenses of the Series.

NOTE 8: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through April 28, 2025, the date the consolidated and consolidating financial statements were available to be issued.

See accompanying Independent Auditor’s Report

F-27

ASHAREX SERIES LLC

Best Efforts Offering of

Class A Shares in Series

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Certificate of Formation of aShareX Fine Art, LLC filed with Delaware Secretary of State on January 13, 2023 (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
2.2

Amendment to Certificate of Formation of aShareX Series LLC filed with the Delaware Secretary of State on July 31, 2025  (incorporated by reference to Post-Effective Amendment to the Offering Statement filed on September 16, 2025)

2.3	Second Amended and Restated Limited Liability Company Agreement of aShareX Series LLC*
3.1	Series Designation for aShareX Series, Series 12*
3.2	Series Designation for aShareX Fine Art Series 11 (incorporated by reference to Post-Effective Amendment to the Offering Statement filed on February 16, 2024)
3.3	Series Designation for aShareX Fine Art Series 10 (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
3.4	Form of Vote Limiting Certificate (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
4.1	Form of Auction Agreement (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
4.2	Form of Series 12 Investor Agreement *
4.3	Form of Subscription Agreement for aShareX Series 12*
4.4	Form of Subscription Agreement for Fine Art Series 11 (incorporated by reference to Post-Effective Amendment to the Offering Statement filed on February 16, 2024)
4.5	Form of Subscription Agreement for Fine Art Series 10 (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
6.1	Form of Asset Management and Administrative Services Agreement (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
6.2	Form of License Agreement (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
6.3	Broker-Dealer Agreement, dated February 8, 2023, by and between aShareX Fine Art, LLC and Dalmore Group, LLC (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)
6.4	Secondary Market Transactions Engagement Letter, dated _____, by and between aShareX Fine Art, LLC and Dalmore Group, LLC**
6.5	Form of Conditions of Sale Agreement for Auctions hosted by aShareX Management, LLC (incorporated by reference to Post-Effective Amendment to the Offering Statement filed on February 16, 2024)
6.6	Consignment Agreement, dated September 17, 2025, by and between aShareX Holdings, LLC and Consignor*†
8.1

Form of Escrow Agreement among North Capital Private Securities Corporation, Dalmore Group, LLC and aShareX Fine Art, LLC (incorporated by reference to Offering Statement on Form 1-A filed on November 3, 2023)

10.1	Power of Attorney (incorporated by reference to the Offering Statement on Form 1-A filed with the Securities and Exchange Commission on February 10, 2023)
11.1	Consent of Artesian CPA, LLC *
11.2	Consent of Buchalter, a Professional Corporation (included in Exhibit 12.1)
12.1	Opinion of Buchalter, dated August 20, 2025, a Professional Corporation (incorporated by reference to Post-Effective Amendment to the Offering Statement filed on September 16, 2025)

* Filed herewith

** To be filed by amendment, as applicable.

† In accordance with the Instructions to Item 17 of Form 1-A, certain information has been redacted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable ground to believe that it meets all the requirements for filing this Post-Qualification Amendment to the Offering Statement on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 3, 2025.

ASHAREX SERIES LLC

By:	/s/ Alan Snyder
Name:	Alan Snyder
Title:	Chairman, Chief Executive Officer of aShareX Series LLC and Director

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment to the Offering Statement on Form 1-A has been signed by the following persons in the capacities indicated on December 3, 2025.

Name	Title

/s/ Alan Snyder	Chief Executive Officer and Chairman of aShareX Series LLC
Alan Snyder, Chairman and Chief Executive Officer	(Principal Executive Officer)

/s/ Joel Parrish	Chief Financial Officer of aShareX Series LLC
Joel Parrish, Chief Financial Officer	(Principal Financial Officer and Principal Accounting Officer)

/s/ J. Nicholson Thomas	General Counsel of aShareX Series LLC and Director
J. Nicholson Thomas, Director and General Counsel	(Principal Legal Officer)

Alan Snyder and J. Nicholson Thomas also serve on the Board of Directors of aShareX Series SPC and aShareX Holdings, LLC

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APPENDIX A

USE OF CERTAIN TERMS AND DEFINITIONS

Definitions Relative to the Class A Share and Ownership Structure

100% Bid means a bid by one person for the entire Series Asset.

100% Bidder means a person placing a 100% Bid.

Acquisition Cost means the cost of each Series Asset to be acquired by a Series comprised of the Hammer Price (Auction) or the Series Asset purchase price (Fixed Price Offering), Buyer’s Premium (Auction only), Sourcing Fee and, if applicable, any sales or similar taxes imposed on the sale.

AML means “anti-money laundering” rules and screening intended to provide the Company with assurance that a potential investor’s funds are not from an illicit source.

Artwork means, with respect to a Series, the piece or pieces of fine art purchased by the Series upon the Closing of the applicable Offering.

Asset Manager means aShareX Management, LLC, or its legal successors or permitted assigns.

aShareX Parties means, collectively or individually (an “aShareX Party”), each of aShareX, Inc., aShareX Holdings, LLC, aShareX Management, LLC, and each of their directors (including advisory board members), managers, officers, representatives, and direct and beneficial owners, whether past or present, and each of the directors, managers, officers and representatives of the Company Group Members serving at the request of the Managing Member.

AShareX Platform means the proprietary platform developed by aShareX to enable potential investors to bid either as Fractional Bidders as a group or 100% Bidders to bid in real-time to purchase the subject Series Asset.

Auction means an auction that is conducted as a traditional English auction on each Series Asset at which potential investors will bid, through use of the  AShareX Platform, as fractional bidders or individually as a 100% Bidder to purchase the Series Asset.

Auction Agreement means the agreement to be executed by each potential investor prior to an Auction confirming, among other matters, (a) certain investor representations and warranties, including as to its status as a Qualified Purchaser, (b) its legal obligation to fund a capital contribution to the applicable Series equal to its fractional share of the Acquisition Cost, and to execute a Subscription Agreement subscribing for the associated Class A Shares or other Class A Shares, and (c) its agreement to be bound by the terms of the Operating Agreement.

Benefit Plan Investor means (a) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) any “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, (c) any entity that is deemed to hold plan assets of any plan described in (a) or (b) by virtue of such plan’s investment in that entity. A Benefit Plan Investor includes an IRA or Section 401(k) retirement plan account.

Bid Period means the period of time during which bids are accepted from potential investors on the AShareX Platform for a specified Offering.

Broker means Dalmore Group, LLC or any Person who has been appointed by the Managing Member and specified in any Series Designation to provide execution and other services relating to an Offering by the Company.

Cayman means aShareX Series SPC (formerly known as aShareX Fine Art, SPC), a Cayman Islands segregated portfolio company wholly owned by the Company.

Certificate of Formation means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

Class A Members means, as to any Series, a Holder of Class A Shares in such Series.

Class A Shares mean the class of securities of a Series issued to the Investors upon the Closing of the associated Offering.

Class B Shares mean the class of securities of a Series issued to the Managing Member.

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Closing means the successful completion of an Offering.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

Company means aShareX Series LLC, a Delaware series limited liability company, and any successors thereto.

Company Group Member means the Company, Cayman, each Series and each SP.

Company Majority Vote means approval of the matter affecting the Company and not solely any particular Series by the Holders of 50% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq.

DGCL means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

ERISA means the Employee Retirement Income Security Act of 1974.

Escrow Facilitator means North Capital or such other Person designated by the Managing Member as the Escrow Facilitator for the Company with respect to a specific Offering.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Executing Broker means Dalmore or other registered broker-dealer who executes trades of Class A Shares in the Secondary Market through utilization of the Trading Platform.

Extraordinary Expenses for each Series or SP has the meaning assigned to such term in the Asset Management Agreement.

Fixed Price means the fixed price established for the Series Asset in a Fixed Price Offering.

Fixed Price Offering  means an Offering that is made through the AShareX Platform at a fixed price per share and where the Purchase Price for the Series Asset is fixed price.

Fractional Bid means a bid for a number of shares less than the total number of shares offered for the Series Asset.

Fractional Bidder means a potential investor that places a Fractional Bid.

GAAP means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Investment Advisers Act means the Investment Advisers Act of 1940, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.

Investor Agreement means the agreement to be executed by each potential investor prior to an Offering confirming, among other matters, (a) certain investor representations and warranties, including as to its status as a Qualified Purchaser, (b) its legal obligation to fund a capital contribution to the applicable Series equal to its fractional share of the Acquisition Cost, and to execute a Subscription Agreement subscribing for the associated Class A Shares or other Class A Shares, and (c) its agreement to be bound by the terms of the Operating Agreement.

Investor Platform means the proprietary platform available at https://www.asharex.com, for potential and actual investors and other registered users who have a user profile to browse and screen potential investments, glean information as to their investment in a Series or the Company, review the Company’s SEC and other regulatory filings, review tax and financial information concerning the associated Series, review the Auction Agreement or Investor Agreement and Subscription Agreement related to an Offering and place bid or ask requests concerning a potential trade of the Class A Shares.

Investors mean those Persons who acquire Class A Shares in a Series upon the Closing of an Offering or who acquire such securities as a transferee or in a subsequent offering of the securities.

KYC means “know your customer” rules which are intended to assure that the Company has pre-screened potential investors to ensure they are eligible to invest.

Managing Member means aShareX Holdings, LLC, or its legal successors or permitted assigns, in its capacity as, the managing member of the Company or a Series, as the context implies.

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Majority Vote means, with reference to a Series, the approval of a matter affecting only that particular Series (such as a sale of its Series Asset) by those Holders who own more than 50% of the Voting Shares casting votes in respect to such matter.

Mandatory Sales Year means the year in which the Series Asset must be sold (i.e., for Series 10 and Series 11, the eighth year after acquisition of the Series Asset, and for Series 12, the sixth year after acquisition of the Series Asset).

Member means each member of the Company associated with a Series, including, unless the context otherwise requires, the Managing Member and each Class A Member of that Series.

Net Sales Proceeds means, with respect to each Series, at the time its Series Asset is sold, the amount by which the cash proceeds from the sale exceed the sum of (i) the costs associated with such sale (and any prior aborted sale), including taxes and any seller commission or other fees paid to an Auction House or other seller intermediary for facilitating the sale, and any royalty or other payment due to any other third party upon liquidation, (ii) the outstanding balance of any loans with respect to Extraordinary Expenses owed by such Series, and (iii) the expected costs of liquidating the applicable Series and SP and creating a reserve, as determined by the Managing Member in its reasonable discretion, for contingent expenses or liabilities.

North Capital means North Capital Private Securities Corporation, which operates the Trading Platform.

Offering means an offering of Class A Interests in a Series to potential investors with the proceeds to be used to fund the Acquisition Cost of the associated Series Asset.

Offering Expenses means in respect of each Series, the fees, costs and expenses incurred in connection with an Offering, consisting of the fee and other expenses payable to the Broker for the purchase of Class A Shares upon the Closing of an Offering for each successful Offering, SEC and FINRA filing and registration costs, legal, accounting and auditing costs, escrow and transfer agent fees, and compliance costs related to a specific Offering.

Offering Price means the price per share at which the Class A Shares are sold upon the Closing of an Offering.

Operating Agreement means the Company’s Limited Liability Company Agreement, as amended or restated from time to time and attached as an exhibit to the Offering Statement.

Operating Expenses generally mean the ordinary and routine expenses of the Company Group Members associated with their formation and operation.

PPEX ATS means the Trading Platform operated by North Capital which facilitates trades in the secondary market by allowing the Executing Broker to match bid and asks requests.

Prime Rate means the prime rate published by The Wall Street Journal (or comparable publication of wide circulation if The Wall Street Journal ceases publication.

Protected Person means each aShareX Party and other persons entitled to indemnification under the Operating Agreement for their acts or omissions with respect to, among other matters, an Offering, the Series Assets or a Company Group Member, excluding acts or omissions ultimately determined in a non-appealable judicial decision to constitute fraud or intentional misconduct.

Purchase Price means the Hammer Price and the Buyer’s Premium associated with the Series Asset in an Auction, or the purchase price for the Series Asset in a Fixed Price Offering .

Qualified Purchaser: is defined under Regulation A of the Securities Exchange Act and generally means (i) an Accredited Investor, and (ii) all other investors (“non-accredited investors”) so long as their investment in the Class A Interests or other Class A Interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets (for non-natural persons) at fiscal year-end.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Series means each series established by the Company to acquire through bidding the specific Series Asset to be sold during an Offering and to thereafter hold and maintain the Series Asset through its ownership of the associated SP.

Series Asset means the Artwork, collectible(s) or other alternative asset(s) being offered for sale in a particular Offering.

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Series Designation means the rights and obligations of a particular Series established by the Company pursuant to a designation attached as an amendment to the Operating Agreement.

Sourcing Fee means the sourcing fee paid to the Asset Manager by the Investors in a particular Series equal to six percent (6%) (Series 10 and Series 11) or fifteen percent (15%) (Series 12) of the Purchase Price of the Series Asset acquired by such Series.

SP means a segregated portfolio established by Cayman to own the specific Series Asset.

Subscription Agreement means the agreement to be executed by each Investor (i) reconfirming, among other matters, the representations and warranties made in its Auction Agreement or Investor Agreement, (ii) subscribing for Class A Shares equivalent in price to its fractional share of the Acquisition Cost, and (iii) confirming its adherence to the terms of the Agreement.

Super Majority Vote means approval of the matter by the Holders of 66.66% of the Class A Shares of all the Series in the aggregate, weighting each Series based on the aggregate Offering Price of the Class A Shares issued by such Series in comparison to the aggregate Offering Price of the Class A Shares issued by all Series as described below under Voting Rights.

Trading Platform means the Public Private Execution Network Alternative Trading System, or PPEX ATS, licensed to the Company by North Capital to permit trading of the Class A Interests in the Secondary Market.

Transfer Agent means Vertalo, Inc. or such other Person designated by the Managing Member as the transfer agent for the Company with respect to a specific Offering.

Voting Shares means the outstanding Class A Shares of a particular Series entitled to vote on a particular matter, excluding (a) Class A Shares whose voting rights have been expressly negated by the Holder and (b) any Class A Shares held by the aShareX Parties, except that such shares will be counted for quorum purposes, and they will be counted for voting purposes in connection with any vote to approve the sale or disposition of the Series Asset associated with such Series.

Voting Years means the years in which the Class A Shares will be given the opportunity to approve a sale all or a portion of the Series Asset prior to the Mandatory Sale Year (i.e., for Series 10 and Series 11, the sixth and seventh years after acquisition of the Series Asset, and for Series 12, the fourth and fifth years after acquisition of the Series Asset).

Winning Bid means a bid submitted on the AShareX Platform that, for an Auction, is at or above the price point that prevails in winning the auction, or for a Fixed Price Offering, is successfully submitted on a first come, first served basis at a fixed price per share during the Bid Period for an Offering that successfully closes.

Winning Bid Amount means the dollar amount of a Winning Bid.

Definitions Relative to an Auction

Buyer’s Premium means a form of selling commission, generally a percentage of the Hammer Price, based on a graduated scale set by each Auction House, and paid by the buyer of the Series Asset.

Hammer Price means the price at which an auctioneer declares the winning bid for the Series Asset.

Limit Bid means a Fractional Bid or 100% Bid placed in a higher Price Bucket than the current Price Bucket, and included in all Price Buckets up to and including the Limit Bid Price Bucket.

Price Bucket means a representation of a price point in the bidding.

Seller’s Commission means the amount charged by an Auction House to the Seller of the Series Asset for the sale which can be a percentage of the proceeds received for the Series Asset.

Valid Bid means the point in time when the total number of shares bid for by Fractional Bidders in a Price Bucket equals the total number of shares offered for the Series Asset.

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APPENDIX B

SERIES OFFERING TABLE

FIXED PRICE OFFERINGS
Series Name	Series Asset	Full Description	Price per Class A Share[1]	Number of Class A Shares	Fixed Price[2]	Status
aShareX Series, Series 12	1988 Ferrari 328 GTS	Appendix D	$10.00	22,700	$227,000	Not Yet Launched

AUCTION OFFERINGS
Series Name	Series Asset	Full Description	Max Price per Class A Share	Class A Shares	Maximum Offering Size[1]	Status
aShareX Fine Art Series 11	Contemporary Artists Series1[3]	[4]	$0.585[5]	250,000	$146,280[5,6,7]	Pending[10]
aShareX Fine Art Series 10	Print 50/60 of Angel	[8]	$1.272[5]	8,000	$10,177[9]	Closed

(1)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee, consulting fee and filing fee payable by the Company to Dalmore. In addition, the Managing Member has previously paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing.  Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. The Managing Member also previously paid to Dalmore a one-time $20,000 consulting fee that was due after FINRA issued a No Objection Letter for our first offering associated with the Series and a $1,000 filing fee associated with each post-qualification amendment to the Company’s Offering Statement on Form 1-A. The fees and associated expenses of Dalmore will be paid by the Managing Member and will not be directly deducted from proceeds.

(2)

Bids aggregating to the Fixed Price must be received during the Bid Period ([date] to [date]).  If sufficient bids are not received by the end of the Bid Period, the Offering may be terminated.  The Asset Manager’s Sourcing Fee of 15% of the Purchase Price of the Series Asset will be deducted from the proceeds of this Offering.

(3)	A collection (the “Collection”) of eight artworks from Jennifer & Kevin McCoy, Imo Nse Imeh, Wilfred Ukpong, Emerald Rose Whipple, Servane Mary, and Maria Gaspar.

(4)

Included as Appendix D to the Offering Circular filed pursuant to Rule 253(g)(1) on November 30, 2023.  We hereby incorporate by reference into this Offering Circular all of the information contained in that Appendix D.

(5)

In accordance with Rule 253(b) promulgated under the Securities Act, the range must not exceed $2 for offerings where the upper end of the range is $10 or less. The exact price was set by the Winning Bids for the Artwork submitted by the Investors at an Auction utilizing the Company’s AShareX Platform. If the price set by the Auction process varies from the price range set forth in the Preliminary Offering Statement qualified with the SEC, the Company will amend the price by Offering Supplement so long as the aggregate offering amount based on the actual price is within the price range set forth above, or any change in price represents no more than a 20% change from the maximum aggregate offering price calculable using the information in the qualified Offering Statement. If the change in price represents more than a 20% change from the maximum aggregate offering price calculable using the information in the qualified Offering Statement, the Company must amend the Offering Statement and have it qualified by the SEC prior to accepting any Subscription Agreements. No commitments to invest or funds will be accepted except pursuant to an Offering Statement qualified with the SEC. The Auction process is described in greater detail under “Description of Business-AShareX Platform - Auctions” above.

(6)

In addition, the Buyer’s Premium, as well as the Asset Manager’s Sourcing Fee of 6% will be deducted from the proceeds of this Offering.  The Asset Manager also received a fee equal to 15% of the Hammer Price as compensation for conducting the auction as auctioneer.  The Asset Manager would have received this fee regardless of whether the Artwork is purchased by aShareX Fine Art Series 11 or a 100% Bidder.  Compensation payable to the Managing Member and Asset Manager are described in greater detail under “Management Compensation” above.

(7)

The Net Sales Proceeds with respect to aShareX Fine Art Series 11 will be reduced by the royalty obligation (the “Royalty”) payable upon the eventual sale of the Collection. If the Collection is sold in one or more transactions and the total Collection Gain is at least $60,000, the Series will pay a Royalty to the artists who originated the Artwork comprising the Collection equal to 10% of the total Collection Gain realized by the Series.  The  “Collection Gain” is defined as the positive difference between (i) the amount actually received by the Series upon the sale of the entire Collection or any individual Artworks in the Collection (defined as the cash and the fair market value of non-cash consideration received, less the costs of the transaction, including offering and sales fees, costs and commissions, but not the Royalty), less (ii) the  amount paid by the Series for the Collection, comprised of the Hammer Price plus the commission payable to the Asset Manager and the Sourcing Fee.  If less than the entire Collection is sold, the Collection Gain will be calculated following each sale of Artwork and once the total Collection Gain exceeds $60,000, the Series will begin paying the Royalty on all Collection Gain recognized to date and on each subsequent sale of Artwork until all as been sold.  To be clear, no Royalty is owed unless the Collection appreciates in value more than $60,000 in total from the Series’ Acquisition Cost.

In exchange for the Royalty, each Artwork has been included in a digital PDF catalog of the Collection which will be in high resolution and formatted to display well on a digital device. The catalog will be given to each Class A Member for display on its phone, TV or other similar device.  The artists have granted to each Class A Member an irrevocable, non-transferable, non-saleable license for the life of the Class A Member to display the Artwork for purely personal purposes and not for commercial use or in exchange for monetary or other consideration.

(8)

Included as Appendix D to the Offering Circular filed pursuant to Rule 253(g)(1) on November 30, 2023.  We hereby incorporate by reference into this Offering Circular all of the information contained in that Appendix D.

(9)	The Buyer’s Premium, as well as the Asset Manager’s Sourcing Fee of 6%, were deducted from the proceeds of this Auction.

(10)

The Company is in the process of finalizing the issuance of shares in connection with the offering of interests in aShareX Fine Art Series 11.  As part of that process, shares offered and/or sold in the Series 11 Offering may need to be reissued or reallocated, up to the amount of Class A Shares set forth in the Offering Statement qualified with respect to such offering. Furthermore, the execution of the purchase of the Artwork associated with aShareX Fine Art Series 11 may result in Extraordinary Expenses for which the Company may choose to issue and sell additional Class A Shares as described elsewhere in this Offering Statement.  Any such offering of additional shares will only be made pursuant to a qualified Post-Offering Amendment increasing the amount of securities to be sold in such offering.

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APPENDIX C

USE OF PROCEEDS BY SERIES

aShareX Series, Series 12
Use of Proceeds	Cost Formula	Estimated Cost
Estimated Purchase Price	Purchase Price	$197,391
Taxes

It is anticipated there will be no sales, use, value added or similar taxes on the purchase of the Series Asset by a Series on behalf of Fractional Bidders given the delivery and storage procedures the Company will implement; there may be such taxes incurred by a 100% Bidder given its delivery and storage methods

Sourcing Fee to Asset Manager (which will be used by the Asset Manager to pay Offering Expenses*, Escrow Facilitator fees, Transfer Agent fees)	15% of Purchase Price	$29,609

aShareX Fine Art Series 11
Use of Proceeds	Cost Formula	Estimated Cost
Estimated Purchase Price (consisting of, as applicable, Hammer Price, Buyer’s Premium)[1]	Hammer Price + Buyer’s Premium[1]	$138,000
Taxes

It is anticipated there will be no sales, use or similar taxes on the purchase of the Artwork by a Series on behalf of Fractional Bidders given the delivery and storage procedures the Company will implement; there may be such taxes incurred by a 100% Bidder given its delivery and storage methods

Sourcing Fee to Asset Manager (which will be used by the Asset Manager to pay Offering Expenses*, Escrow Facilitator fees, Transfer Agent fees)	6% of Purchase Price	$8,280
Auctioneer Fee	15% of Hammer Price	$18,000

*1% Dalmore fee is being paid by Managing Member

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APPENDIX D

The Collectible Car (Series 12)

Make/Model	Ferrari 328 GTS
Year of Manufacture	1988
VIN	ZFFWA20B000077722
Mileage	Less than 1,350 miles (2,173 km)
Transmission	5-Speed Manual
Engine No.	FER13241
Exterior	Rosso Corsa
Interior	Crema Leather
Configuration	LHD
Tires	2019 Pirelli P-Zero
Tax Status	All taxes paid
Registration Status	Registered
HPI Status	Clear
Manufacturer Tool Kit	Yes
Factory Equipment	Full Original Factory Equipment
Number of Owners	2

Presented in iconic Rosso Corsa over Crema Leather, this Ferrari 328 GTS is an exceptional example in true concours condition. The paintwork remains in outstanding shape across all panels, with paint depth readings consistent with original factory specifications.  Importantly, there are no signs of overspray on the sills or trims, indicating the car retains its original paint and has not undergone any repair work.

All Ferrari badges are in excellent condition, and the engine bay is adorned with a Crepaldi Autos tag – a nod to its Italian origins. While this 328 is not currently Ferrari ‘Classiche Certified,’ we believe it would qualify for certification, given its originality and condition.  The car benefits from a comprehensive history file and has been meticulously maintained in the UK by renowned Ferrari specialist Bob Houghton.

It also retains the complete original Ferrari tool kit.  All UK taxes have been paid, and the vehicle is registered with only two previous owners.

This 328 GTS has been held in private collections in both Italy and the UK.  Since 2023, it has been stored in a secure, temperature-controlled, and dehumidified facility in the East Midlands, UK.  The car is brought up to operating temperature twice per quarter and driven 5 – 10 miles annually solely for maintenance, always in dry conditions.

During the winter months, the vehicle is preserved further by being run on an indoor rolling road, ensuring it remains in top mechanical condition without exposure to the elements. Maintenance has continued through trusted Ferrari specialists, and the car is preserved using STA-BIL concentrated storage fuel.  It will be supplied to the next owner with a fresh service from a Ferrari main dealer or marque specialist.

This particular 328 GTS was most recently showcased at the prestigious Concours of Elegance 2024 held at Hampton Court Palace — a testament to its standout quality and provenance.

Consignment Arrangement

Series 12 would purchase the Ferrari 328 GTS pursuant to a consignment agreement, dated September 17, 2025  (“Consignment Agreement”),made by aShareX Holdings, LLC, the Company’s Managing Member, with the consignor engaged by the Ferrari 328 GTS’s current owner to sell the vehicle.   Under the Consignment Agreement, Series 12, through the Managing Member, may purchase the Ferrari 328 GTS at a fixed price of $197,391, by providing five days notice to the consignor any time prior to the termination of the Consignment Agreement.  The Consignment Agreement may be terminated by mutual consent of the parties, or by either party if the Offering has not been successfully completed by [December 14], 2025, unless otherwise extended through mutual agreement of the parties.

The foregoing is intended as a summary of the material terms of the Consignment Agreement, and does not purport to describe all terms that may be relevant to the purchase by Series 12 of the Ferrari 328 GTS.  The full Consignment Agreement is included as an exhibit to the Offering Statement and incorporated herein by reference.

Risk Factors Related to the Consignment Agreement and Collectible Car Market

Consignment Execution Risk.  Series 12 may not be able to complete the purchase of the Ferrari 328 GTS if the Consignment Agreement is terminated or breached by the consignor. The Consignment Agreement gives the Managing Member the right to purchase the Ferrari 328 GTS during the term of the Consignment Agreement, but after the term expires, the consignor will have the right to unilaterally terminate the Consignment Agreement. The term was originally set to expire on December 14, 2025, but was extended through an agreement with the consignor until [DATE], 2026. If Series 12 has not completed the Offering by that time, and the consignor terminates for whatever reason, such as another purchaser agreeing to purchaser the Ferrari 328 GTS or the consignor believing a higher price may be achieved, the Managing Member no longer will have the right to arrange for the purchase of the Ferrari 328 GTS at the set price.  In such case, Series 12 may have to pay a higher price for the Ferrari 328 GTS, or may not be able to buy it at all.  In such event, the Offering will not be completed and no Closing will occur.  Similarly, if the consignor were to find, or be approached by, another purchaser that is willing to pay more for the Ferrari 328 GTS, the consignor may choose to breach the Consignment Agreement, which would require the Managing Member and Series 12 to pursue legal actions that may be cost prohibitive or may not be successful.

Market Volatility.  The value of collectible cars can be unpredictable, and fluctuates based on economic conditions, currency exchange rates, market trends, collector interest, cultural factors and changing tastes.  Values can be directly impacted by the manufacturer of a particular car, for example, if they decide to release a new model that is similar to the car held by a Series, or decide to discontinue a model line.  Even the manufacturer’s public image at a particular time can impact perceived value.  It is difficult to anticipate or predict when any of these changes may occur and which categories or specific models may rise or fall in value.  Further, any general downturn in the collectible car market is likely to have a negative impact on the value of Series Assets that are non-diversified and only hold collectible cars.

Valuation Uncertainty.  Collectible car models are rare, and extensive, recent sales data may be difficult to obtain.  Private sales are especially challenging to track.  Generally speaking, the higher the car value, the smaller the potential market and the smaller the available sales data.  We rely on the expertise, experience and individual judgement of the appraiser for the accuracy and validity of the car’s appraised value.  There is no guarantee that the car will be able to be sold at or above its appraised value at any point in time.

Limited Liquidity.  There is a limited market for collectible vehicles, especially for certain vehicles or at higher price points, and selling a car can take time, particularly to realize the desired price.

Authenticity and Originality.  Ensuring a car’s authenticity, including original parts, engine numbers and documentation, requires extensive due diligence and expert appraisals.  Purchasing inaccurately described vehicles can lead to significant losses.

Title and Other Claims.  Though we use best efforts to ensure that the owner holds proper title to a vehicle (including, for the Series 12 car, obtaining full motor records and registration data from the appropriate UK government agencies), there is no guarantee that a title or other claim will not be raised after the vehicle is acquired by a Series.  Such a scenario could have a significant negative impact on the affected Series.

Theft, Deterioration and Damage.  Expensive collectible cars are attractive to thieves, and require proper security and insurance.  Expert maintenance is required to maintain a car’s condition, and therefore, it’s value.  Accidental damage to a car, for example, while in storage or during shipment or required maintenance drives, can significantly decrease the car’s value.  We rely on the car storage facility to provide suitable security measures and to provide applicable and appropriate maintenance for each vehicle.

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Insurance May Not Cover All Losses. Some events or hazards such as flooding, may not be covered or may not be fully covered by the policy insuring the collectible car, and certain categories or types of coverage may be limited or fully excluded. The Series owning the affected collectible car would be responsible for any such shortfalls/losses.  We also rely on the car storage facility to maintain appropriate coverage relative to the type of asset and its value, and to make premium payments in a timely fashion.

Inability to Source Original Parts.  If a collectible car part needs to be replaced, due to failure of or damage to, the original part, or as required by a car’s maintenance schedule, it may be impossible to source an original replacement part.  Even if an appropriate part is located, it may be prohibitively expensive to acquire.  There is no guarantee that an obtained part will be authentic and not counterfeit.  These risks increase with a vehicle’s rarity, and age.  Installing a non-original or counterfeit part can materially reduce the car’s value.

Third-Party Liability.  It is intended that the car will be stored and not operated while owned by the Series through the SP.  There may rare instances in which the car is operated--for example during maintenance drives or in demonstrating its mechanical soundness to a potential buyer.  The SP, as owner of title to the car, could be found liable should the car be operated and get into an accident injuring an individual or resulting in property damage exceeding the available loss coverage in the SP’s liability policy.  In such instance, the cost of any potential claim payouts, and the legal costs defending such claims, would lower the value of an investor’s interest in the Series Asset, possibly to zero.

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